HPF Form (2018) SUBLEASE AGREEMENT This Sublease Agreement (the “Sublease Agreement” or “Sublease”) is made this ___3rd day of ______,June 2019 (the “Sublease Effective Date”), by and between Home Point Financial Corporation, a New Jersey corporation, as successor-in-interest to Stonegate Mortgage Corporation, an Ohio corporation (“Sublessor”) and eHealthinsurance Services, Inc., a Delaware corporation (“Sublessee”). RECITALS WHEREAS, Sublessor currently leases office space located at 9190 Priority Way W Dr, Indianapolis, IN 46240 consisting of approximately 77,431 rentable square of the building commonly known as Building 74 (the “Building”) of the Precedent Office Park (as more particularly described in the Primary Lease, as such term is subsequently defined herein, the “Premises”); WHEREAS, Sublessor intends to retain a portion of the Premises consisting of approximately 21,155 rentable square feet and referred to as 9190 Priority Way W Dr, Suites 100, 120 and 130 (the “Home Point Premises”); WHEREAS, Sublessor intends to sublet to Sublessee a portion of the Premises consisting of approximately 56,276 rentable square feet and referred to as 9190 Priority Way West Drive, Suites 200 and 300 (the “Sublease Premises”), as shown on Exhibit “B” attached hereto and made a part hereof; and WHEREAS, Sublessee desires to sublease the Sublease Premises from Sublessor pursuant to the terms hereof. NOW THEREFORE, in consideration of good and valuable consideration, including the promises and agreements hereafter set forth, the parties agree as follows: 1. Primary Lease. (a) Sublessor (as lessee) and Precedent Lakeside Acquisitions, LLC (the “Landlord”) (successor in interest to Precedent Co-Investor, LLC, a Delaware limited liability company, itself successor in interest to PP Indianapolis IV Project Corporation), are parties to that certain Lease Agreement dated May 24, 2011 (the “Original Lease”), as amended by that certain Lease Addendum dated May 21, 2012 (the “First Addendum”), that certain Lease Addendum II dated July 2, 2012 (the “Second Addendum”), that certain Lease Addendum III dated March 1, 2013 (the “Third Addendum”), that certain Lease Addendum IV dated March 1, 2013 (the “Fourth Addendum”) and that certain Fifth Amendment to Lease dated

September 7, 2016 (the “Fifth Addendum”), and together with the Original Lease, the First Addendum, the Second Addendum the Third Addendum, the Fourth Addendum and the Fifth Addendum, the “Primary Lease”), a copy of which is attached hereto as Exhibit “A” and by reference made a part herein, including any and all amendments, assignments and modifications thereto. There have been no further amendments and/or other modifications to the Primary Lease other than as set forth in Exhibit “A.” Sublessee desires to sublease the Sublease Premises on the terms and conditions set forth in this Sublease Agreement, subject to the terms and conditions of the Primary Lease. Notwithstanding anything contained in the Primary Lease to the contrary and except as stated herein, Sublessee shall have the same obligations, rights, and remedies under the Primary Lease, as incorporated herein, as to the Sublease Premises, of Sublessor, as if Sublessee was a “lessee” or “tenant” under the Primary Lease and Sublessee agrees perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Primary Lease, as incorporated herein, applicable to the Sublease Premises, other than the Excluded Obligations (as defined below). (b) The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Primary Lease, as incorporated herein, except for (i) the Excluded Obligations (as defined below)) and (ii) those provisions of the Primary Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Primary Lease. Therefore, for the purposes of this Sublease and except as expressly provided herein, wherever in the Primary Lease the word “Lessor” is used, it shall be deemed to mean the Sublessor herein; and wherever in the Primary Lease the word “Lessee” is used, it shall be deemed to mean the Sublessee herein; and wherever the word “Demised Premises” is used, it shall be deemed to mean the Sublease Premises herein. For purposes of this Sublease, the “Excluded Obligations” shall mean and include (i) any duties and obligations of Sublessor arising under the Primary Lease prior to the Sublease Commencement Date, (ii) any duties and obligations of Sublessor under the Primary Lease relating to the Sublessor's use and possession of the Home Point Premises, and (iii) the exclusions set forth in Section 1(c) below. (c) Sublessee shall have no obligation to Sublessor or the Landlord to (i) cure any default of Sublessor under the Primary Lease, (ii) repair any damage to the Sublease Premises caused by the Sublessor, (iii) remove any alterations or additions installed within the Sublease Premises by Sublessor or otherwise existing as of the Sublease Commencement Date, (iv) indemnify Sublessor or Landlord with respect to any negligence or willful misconduct of Sublessor, or any of its officers, directors, employees, agents, representatives or invitees, or Sublessor’s breach of this Sublease, or (v) discharge any liens on the Sublease Premises that arise out of any work performed or claimed to be performed, by or at the direction of Sublessor. Except as set forth below and provided in Section 1(b) above, this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Primary Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (a) the Page 2 of 14 following provisions shall not be included: Sections 1.3, 1.4, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 3.1, 3.2, 3.4, 7.1 (second paragraph only), 19.1; 24.13, 24.16, 24.25, 24.26, 24.27, 24.28, 24.29, 24.30, 24.31 (first sentence only), Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit E-1, Exhibit G, Exhibit H, Exhibit H-1, First Addendum, Second Addendum, Third Addendum and Fourth Addendum, (b) references in the following provisions to "Lessor" shall mean "Landlord" rather than Sublessor: Sections 4.2, 6.1, 6.2, 6.3, 8.1, 10.1, 10.2, 11.1 (first sentence only), 21.1, 23.1, 23.2, 23.3, 23.4, 23.5, 23.6, 24.3, 24.4 and Exhibit F; and (c) wherever there is a requirement to pay the costs and expenses of "Lessor," Sublessee shall only be obligated to pay Landlord’s costs and expenses and not both Sublessor’s and Landlord’s costs and expenses. (d) During the term of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Landlord, each and every obligation of Sublessor under the Primary Lease, as incorporated herein, that is not an Excluded Obligation (collectively, the “Sublessee’s Assumed Obligations”). 2. Sublease Term and Termination. (a) This Sublease shall commence on the later of (a) June 1, 2019 or (b) the date on which the Landlord provides consent pursuant to Section 7 hereto and Sublessor delivers possession of either Suite 300 or the entire Sublease Premises to Sublessee in the required condition described below (the “Sublease Commencement Date”) and shall terminate on October 31, 2022 (the “Sublease Termination Date”). If Sublessor will not be able to deliver Suite 200 on the Sublease Commencement Date, (i) Sublessor shall provide Sublessee with 15 days prior written notice of such inability, (ii) Rent shall be prorated accordingly based on the actual space occupied by Sublessee until Suite 200 is turned over to Sublessee in the required condition and (iii) the Sublease Commencement Date shall occur as to Suite 200 on the date Sublessor delivers Suite 200 to Sublessee in the required condition. Sublessor shall use commercially reasonable efforts to deliver Suite 300 to Sublessee in the required condition no later than June 1, 2019 and to deliver Suite 200 to Sublessee in the required condition not later than July 1, 2019. Notwithstanding anything to the contrary herein, (i) if Sublessor fails to deliver Suite 300 to Sublessee in the required condition by June 1, 2019, then the date Sublessee is otherwise obliged to commence payment of Rent as to Suite 300 shall be delayed by one day for each day that the Sublease Commencement Date as to Suite 300 is delayed beyond such date and (ii) if Sublessor fails to deliver Suite 200 to Sublessee in the required condition by July 1, 2019, then the date Sublessee is otherwise obliged to commence payment of Rent as to Suite 200 shall be delayed by one day for each day that the Sublease Commencement Date as to Suite 200 is delayed beyond such date. Sublessor will deliver possession of the Sublease Premises to Sublessee in good, vacant (other than FF&E remaining in Page 3 of 14 accordance with Section 4(d), below), clean and otherwise in the condition as of the date hereof. (b) Sublessee shall be responsible for any costs, expenses, losses, penalties and damages in amounts equal to those stated in the Primary Lease, as incorporated herein, and indemnify and hold Sublessor harmless from the same, should it retain possession of the Sublease Premises or otherwise holdover beyond the expiration of the Sublease or upon earlier termination as provided herein or in the Primary Lease, as incorporated herein. If Sublessee enters into a direct follow on lease with Landlord for the Home Point Premises, Sublessor shall vacate and deliver the Home Point Premises to Landlord in the condition required by the Primary Lease on or before October 31, 2022. (c) At the conclusion of the Sublease term, Sublessee shall not be required to remove any improvements made to the Sublease Premises (unless such improvements were installed by Sublessee and not expressly approved by Sublessor or Landlord) including, but not limited to, cables, wiring or conduits. Without limiting the foregoing, Sublessee shall have no obligation to remove any alterations or improvements existing in the Sublease Premises as of the Sublease Commencement Date. Notwithstanding anything to the contrary herein or in the Primary Lease, upon the occurrence of the Sublease Termination Date, Sublessee will be fully released and discharged from any further obligation under this Sublease, except those obligations intended to survive the expiration or earlier termination of this Sublease. 3. Sublease Rent and Other Charges. Sublessee agrees during the term of this Sublease to pay the Rent (defined below) for the Sublease Premises. (a) Rent. Sublessee shall pay to Sublessor as Rent for the Sublease Premises equal monthly payments in advance, for the period starting on the Sublease Commencement Date and then on the first day of each month thereafter until and including the Sublease Termination Date, as follows: Time Period* Monthly Rent June 1 - August 31, 2019 $0.00 September 1, 2019- May $71,986.38 31, 2020 June 1, 2020 – May 31, $74,145.97 2021 June 1, 2021 – May 31, $76,370.35 2022 June 1, 2022 – October 31, $78,661.46 2022 Page 4 of 14

* If the Sublease Commencement Date occurs on a date later than June 1, 2019, the above schedule shall be adjusted to provide for three (3) full calendar months of abated Rent from and after the Commencement Date and three percent (3%) Rent adjustments on each anniversary of the Sublease Commencement Date. Sublessee shall remit Rent payments in the monthly sums stated on or before the first day of each month. Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease Agreement are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. (b) Additional Rent. During the term of this Sublease, the Sublessee shall not be responsible for the payment of any Additional Rent (as defined in Section 3.2 the Primary Lease). Such Additional Rent shall remain the obligation of the Sublessor. Notwithstanding anything to the contrary herein, Sublessor acknowledges and agrees that this Sublease is intended to be a “full service” sublease and, except as expressly provided in this Section 3, Sublessee shall in no event have any obligation to perform or to pay directly, or to reimburse Sublessor for, all or any portion of any premiums, claims, losses, fees, charges, costs and expenses for taxes, insurance premiums, operating expenses, common area charges, utilities or any other expenses for the operation, management, maintenance and repair (other than costs for repairs related to damages caused by Sublessee) of the Premises or the Building. (c) Security Deposit. Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor a cash sum in the amount of $71,986.38 (the “Security Deposit”). Sublessor shall hold the Security Deposit as security for the performance of Sublessee’s obligations under this Sublease and under the Primary Lease. If Sublessee defaults beyond applicable notice and cure periods on any provision of this Sublease or of the Primary Lease, Sublessor may, without prejudice to any other available remedy, apply all or part of the Security Deposit to any rental or other sums in default; to any amount Sublessor may spend or be obligated to spend exercising or protecting its rights under the Sublease or the Primary Lease; or to any expense, loss or damage Sublessor may suffer because of Sublessee’s default. In the event Sublessor is required to apply any portion of the Security Deposit, Sublessee shall, within five (5) days following written notice thereof from Sublessor, replenish the Security Deposit by the amount so applied by Sublessor. Sublessor shall have no obligation to hold the Security Deposit in an interest bearing account and Sublessee shall have no right to any interest that may be earned on such funds. The Security Deposit (less any amounts necessary to cure any then existing defaults or to make any necessary repairs that are Sublessee’s obligation hereunder) shall be returned to Sublessee within thirty (30) days after the expiration or other termination of the Sublease. Page 5 of 14

4. Use and Quiet Enjoyment of Sublease Premises. (a) Agreed Use. The Sublease Premises shall be used and occupied by Sublessee only for General Office use and such other uses as are permitted in the Landlord Consent (as defined below) and for no other purpose. Sublessee shall keep and maintain the Sublease Premises in good order and condition in accordance with the Primary Lease, as incorporated herein, including but not limited to Section 8.2. Sublessee shall comply with all applicable rules and regulations specified in the Primary Lease, including but not limited to Exhibit F thereto. Notwithstanding anything in the Primary Lease or herein to the contrary, any invoices related to any additional services and materials for the Sublease Premises requested from the Landlord by Sublessee but presented to the Sublessor shall be promptly paid by Sublessee when presented by Sublessor. Under no circumstances shall Sublessee request any additional services or materials in violation of the Primary Lease. (b) Quiet Enjoyment. Upon the Sublease Commencement Date, Sublessee may take immediate possession of the Sublease Premises and retain use and possession thereof until the Sublease Termination Date or earlier termination of this Sublease. Upon request by Sublessee and without any cost or expense to Sublessee, Sublessor will use its best efforts to cause Landlord to perform its obligation under the Primary Lease for the benefit of Sublessee. Sublessor agrees not to violate any of the terms and conditions of the Primary Lease or cause the terms and conditions thereof to be violated. Sublessor shall not cause or permit any conditions, act, or omission that would, whether or not with notice of with passage of time, constitute default under the Primary Lease. Sublessor shall fully perform all of its obligations under the Primary Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease. Sublessor shall not terminate or take any actions giving rise to a termination right under the Primary Lease, amend or waive any provisions under the Primary Lease with respect to the Sublease Premises or make any elections, exercise any right or remedy or give any consent or approval under the Primary Lease with respect to the Sublease Premises without, in each instance, Sublessee's prior written consent. (c) [Intentionally Deleted] (d) Furniture, Fixtures, and Equipment. Sublessee shall have the right to utilize all existing furniture, fixtures, and equipment in the Sublease Premises as of the Sublease Commencement Date (the “FF&E”) for the duration of the Sublease and as of the Sublease Termination Date or earlier termination or expiration of this Sublease , the ownership of all furniture, fixtures, and equipment shall pass to the Sublessee at no cost. Page 6 of 14

(e) Parking. Sublessee shall have the use of not less than 281 of the general parking spaces specified in the Primary Lease during the term of the Sublease at no additional cost to Sublessee. (f) Signage. Sublessor and Sublessee acknowledge that the exterior building signage described in Section 7.1 of the Primary Lease is not transferable per the terms of the Primary Lease. However, if Sublessee is successful in negotiating a direct lease with Landlord for the Sublease Premises commencing on the expiration or earlier termination of this Sublease that includes rights to the Highway 465 facing-exterior building signage (the “Hwy 465 Signage”), then, upon execution of such lease, Sublessee shall have the right to remove Sublessor’s existing Hwy 465 Signage and replace such signage with Sublessee’s building signage. All costs associated with removing any existing Sublessor signs and installing new building signage shall be at Sublessee’s sole expense. Notwithstanding the foregoing, Sublessee shall be entitled to “Standard Signage” described in the first paragraph of Section 7.1 of the Primary Lease, at the sole cost of Sublessee. (g) AS-IS Condition. The Sublease Premises shall be subleased hereunder on an “as is” basis. Sublessee accepts the Sublease Premises in its current, "as-is" condition. Other than as described in Section 4(d) above, Sublessor shall have no obligation to furnish or supply any other work, services, furniture, fixtures, equipment, or decorations. On or before the Sublease Termination Date or earlier termination or expiration of this Sublease, Sublessee shall surrender the Sublease Premises in broom clean condition. The obligations of Sublessee hereunder shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary herein, if Sublessee enters into a direct lease for the Sublease Premises for a period commencing concurrently with the expiration date of this Sublease, then Sublessee shall not be required to surrender the Sublease Premises as provided in this Sublease and any continued occupancy of the Sublease Premises by Sublessee after the Sublease Termination Date shall be pursuant to such direct lease rather than this Sublease. 5. Ind emnity (a) Sublessor. Sublessor shall indemnify and hold harmless Sublessee and its officers, employees and affiliates, agents, and representatives (collectively, “Sublessee’s Representatives”) from and against any and all actions or claims asserted against Sublessee or Sublessee’s Representatives and shall reimburse Sublessee for any and all actual costs, losses, liabilities, damages, charges, liens, deficiencies or expenses of any nature (including, without limitation reasonable attorney’s fees and court costs) incurred by or assessed against Sublessee or Sublessee’s Representatives, arising out of or resulting from any acts, errors, or omissions of Sublessor or any agent, representative, or invitee of Sublessor, with respect to Page 7 of 14 the Sublease Premises or in connection with the Primary Lease or this Sublease, including, without limitation, any liability arising from Sublessor’s default thereof. (b) Sublessee. Sublessee shall indemnify and hold harmless Sublessor and its officers, employees and affiliates, agents, and representatives (collectively, “Sublessor’s Representatives”) from and against any and all actions or claims asserted against Sublessor or Sublessor’s Representatives and shall reimburse Sublessor from and against any and all actions or claims asserted against Sublessor and shall reimburse Sublessor for any and all actual costs, losses liabilities, damages, charges, liens, deficiencies or expenses of any nature (including, without limitation, reasonable attorney’s fees and court costs) incurred by or assessed against Sublessor or Sublessor’s Representatives arising out of or resulting from any acts, errors, or omissions of Sublessee in connection with this Sublease or Sublessee’s use of the Sublease Premises, including any failure to comply with or perform Sublessee’s Assumed Obligations or any breach of this Sublease. 6. Sublessor’s Estoppel Certifications . Sublessor hereby acknowledges and certifies to Sublessee that as of the Sublease Effective Date: (a) neither Sublessor nor Landlord is in default under the Primary Lease and each has fully performed all of its obligations and responsibilities thereof; (b) other than this Sublease, there is no existing sublease of the Premises or any part thereof and Sublessor has not assigned to any third-party the Primary Lease or any rights or interests therein, either directly or indirectly; (c) the Primary Lease is valid, in effect and has not been amended (except as disclosed in Exhibit “A”) and the copy of the Primary Lease attached hereto as Exhibit A is a true, correct and complete copy of the Primary Lease and (d) to Sublessor’s actual knowledge, the electrical, plumbing, life safety, heating, ventilating and air conditioning systems serving the Sublease Premises are in good, working order and repair. 7. Landlord Consent . This Sublease is expressly conditioned on obtaining the written consent of Landlord in a form reasonably acceptable to Sublessor and Sublessee (“Landlord Consent”), which Landlord Consent shall contain, unless waived by Sublessee, Landlord’s agreement that (i) Sublessee may use the Sublease Premises for General Office use and (ii) the waiver of subrogation set forth in Section 14.1 of the Primary Lease shall apply as between Landlord and Sublessee. Any fees and expenses incurred by the Landlord in connection with requesting and obtaining such Landlord Consent shall be paid by Sublessor. If Sublessor fails to obtain Landlord’s consent as aforesaid within thirty (30) days after execution of this Sublease by Sublessee, then Sublessee may terminate this Sublease by giving Sublessor written notice thereof, and Sublessor shall promptly return the Security Deposit to Sublessee. 8. Renewal and Extension of Primary Lease. Sublessor shall have no obligation, and Sublessee shall have no right or power, to exercise any option to renew or extend the term of the Primary Lease or to exercise any expansion option, termination option, right of first refusal or right of first offer under the Primary Lease. Page 8 of 14

9. Miscellaneous. (a) Amendment. This Sublease Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. (b) Counterparts. This Sublease Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. Execution and delivery of this Sublease Agreement by facsimile transmission or electronic mail (.pdf file) is binding the same as if original signed copies had been exchanged by the parties hereto. (c) Entire Agreement. This Sublease Agreement contains the entire agreement between the parties and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations, or warranties between the parties other than those set forth in this Sublease Agreement. (d) Rights Cumulative; Waivers. The rights of each of the parties under this Sublease Agreement are cumulative, may be exercised as often as any party considers appropriate, and are in addition to each such party’s rights, except as otherwise modified herein, or by the applicable law. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. (e) Notices. All notices and other communications under this Sublease Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by overnight courier, by registered mail, return receipt requested, postage repaid, or e-mail addressed to the parties at the following address (or at such other addresses as shall be specified by like notice): If to Sublessor, to: Home Point Financial Corporation 2211 Old Earhart Road, Suite 250 Ann Arbor, Michigan 48105 Attention: Kyle McGuire Email: kmcguire@hpfc.com Page 9 of 14 with a copy to: Chief Legal Officer legal@hpfc.com If to Sublessee, to: eHealthInsurance Services, Inc. 11919 Foundation Place, Suite 100 Gold River, CA 95670 Attention: Kevin Brown Email: kevin.brown@ehealth.com with a copy to: General Counsel legalreview@ehealth.com (f) Governing Law. This Sublease Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without reference to the choice of law principle thereof. (g) Severability. In the case any provision in this Sublease Agreement shall be found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the remaining provisions of the Sublease Agreement shall not in any way be affected or impaired thereby. (h) Successors and Assigns. This Sublease Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns. (i) Third Party Beneficiaries. This Sublease Agreement is intended for the sole benefit of the parties hereto and their respective successors and permitted assigns, and there shall be no other third party beneficiaries. (j) Default by Sublessee. If Sublessee defaults in the payment of Rent or breaches any other covenant or agreement of this Sublease or applicable covenant or agreement of the Primary Lease, Sublessor may exercise any remedies available at law or in equity, terminate this Sublease, and with or without process of law, expel or remove Sublessee or any other person or persons in occupancy from the Sublease Premises, together with their goods and chattels, using such force as may be necessary in the judgment of Sublessor or its agent in so doing, and repossess the Sublease Premises just as if the Sublessee repudiated this Sublease and thereupon, in addition to Sublessor’s right to exercise any remedies available at law or in equity. Page 10 of 14

(k) Attorney Fees, Costs, etc. If any action at law or in equity, including an action for declaratory relief is brought to enforce or interpret the provisions of this Sublease Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded. (l) Brokers. Each party hereto represents and warrants to the other that it has not dealt with any broker other than Scotland Wright & Associates, LLC and CBRE Group, Inc., representing Sublessor (“Sublessor’s Brokers”), and Newmark Knight Frank, representing Sublessee (“Sublessee’s Broker”), in connection with this Sublease. Sublessor is responsible for paying both Sublessor’s Brokers and Sublessee’s Broker, and shall pay Sublessee’s Broker the commission specified in the letter of intent dated April 2, 2019. Each of Sublessor and Sublessee agrees to indemnify and hold the other harmless from all claims arising as a result of the indemnifying party’s breach of this Section. The obligations of Sublessor and Sublessee under this Section shall survive the expiration or earlier termination of this Sublease. Page 11 of 14

IN WITNESS WHEREOF, the parties have executed this as of the dates set forth below to be effective as of the Sublease Effective Date. HOME POINT FINANCIAL CORPORATION EHEALTHINSURANCE SERVICES, INC. (Sublesso: (Sublessee) By: Matthew Goodman By: Title: Chief Administrative Officer Title: Date: 2019 Date: ,2019 Page 12 of 14

IN WITNESS WHEREOF, the parties have executed this as of the dates set forth below to be effective as of the Sublease Effective Date. HOME POINT FINANCIAL CORPORATION EHEALTHINSURANCE SERVICES. INC. (Sublessor) (Subtessei By: Matthew Goodman By: David K. Francis Title: Chief Administrative Officer Title: COO Originally executed on Date: , 2019 Date: June 3,2019 Page 12 of 14

Exhibit A Primary Lease Page 13 of 14

LEASE AGREEMENT THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the day of /VWy , 2011 (the "Effective Date"), by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation ("Lessor"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee"). WITNESSETH THAT: ARTICLE I Lease of the Demised Premises Section 1.1. The Demised Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms and provisions of this Lease, the Demised Premises (as hereinafter defined) within the Building (as hereinafter defined) and any replacement, reconstruction or restoration thereof, and any alterations, additions and improvements hereinafter made to the Demised Premises, together with the nonexclusive right of reasonably adequate ingress and egress to and from the Demised Premises over the roadways and driveways, as the same shall be located from time to time, within the office park known as The Precedent Office Park ("Office Park"). In addition, Lessee and its business invitees, employees and customers shall have the non-exclusive right to use the Common Area of the Building as provided in Section 4.5 hereof. All of the foregoing shall be subject to the terms, covenants, conditions and provisions of this Lease, the Rules of the Building (as hereinafter defined), and the Permitted Exceptions (as hereinafter defined). Section 1.2. Permitted Exceptions. Lessee's interest in the Demised Premises is and shall be subject to the following (collectively, "Permitted Exceptions"): (a) A certain Second Amended and Restated Declaration of Development Standards, Covenants and Restrictions for The Precedent, dated January 9, 1998, and recorded January 12, 1998 (Instrument 98-5001), as amended, in the office of the Recorder of Marion County, Indiana (collectively, such instrument as now existing and as hereinafter amended or restated from time to time are referred to herein as the "Declaration"); and (b) Present and future zoning laws, ordinances, resolutions and regulations of the Consolidated City of Indianapolis, Indiana, and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government now or hereafter having or acquiring jurisdiction of the Demised Premises or the use and improvement thereof, as the same may be supplemented or amended from time to time (collectively, the "Laws"). This Lease is granted and accepted upon and subject to the foregoing and the following covenants, conditions, and restrictions, and each of the parties hereby expressly agrees to keep, 1/2597618.8 FINAL perform and observe all the terms, covenants, conditions, and restrictions herein contained on its part to be kept, performed and observed.

Section 1.3. Definitions. In addition to the other terms defined herein, the following list of defined terms shall have the meanings set forth in this Lease as follows:

A. Building Address: 9190 Priority Way West Drive, Indianapolis, Indiana, 46240 (the "Building"), located in Marion County, Indiana and which is situated on the tract of land described in Exhibit A attached hereto ("Land").

B. Demised Premises: Suite 300, consisting of the entire third floor of the Building and containing 28,360 rentable square feet ("RSF") of office space, and depicted and shown on Exhibit B attached hereto and made a part hereof.

C. Term: Eleven (11) years

D. Commencement Date: Upon Substantial Completion of Lessor's Work as further defined in Article II

E. Expiration Date: Eleven years from the Commencement Date

F. Early Entry Date: Two (2) weeks prior to Substantial Completion

G. Base Annual Rent:

Period	PSF	Base Annual Rent #
Month 1 –Month 24:		
(a)	$17.00	$409,802.00*+
plus (b)	$ 1.24	$35,166.40**
Month 25 –Month 36	$18.24	$517,286.40**
Month 37-Month 72	$19.34	$548,482.40**
Month 73-Month 132	$19.99	$566,916.40**

#Annualized
+ See Section 3.1 below
*Based on 85% of RSF
**Based on 100% of RSF

H. Monthly Rental Installment:

Period	Monthly Rental Installment
Month 1 – Month 24	
(a)	$34,150.17*+
plus (b)	$2,930.53**
Month 25 – Month 36	$43,107.20**
Month 37 - Month 72	$45,706.87**
Month 73 - Month 132	$47,243.03**

+ See Section 3.1 below.

2

I/2597618.8 FINAL

* Based on 85% of RSF **Based on 100% of RSF Base Year for Real Estate Taxes: 2011 Base Year for Building Operating Expenses: 2011 K Percentage of Excess Building Operating Expenses: 36.04% Percentage of Excess Real Estate Taxes: 36.04% M. Permitted Use: General office use incident to Lessee's business of mortgage loan origination and servicing. N. Security Deposit: See Section 3.4. O. Broker(s): CB Richard Ellis, Inc./Rick Trimpe ("Lessor's Broker") and CB Richard Ellis, Inc./John Vandenbark ("Lessee's Broker") p Address for payments and notices as follows: Notices to Lessor: PP Indianapolis IV Project Corporation c/o HDG Mansur Investment Services, Inc. 10 West Market Street Suite 1200 Indianapolis, Indiana 46204-2960 Attention: Fund Asset Management With a copy to: Gail Burlant, Esq. HDG Mansur Investment Services, Inc. 780 Third Avenue, 27th Floor New York, NY 10017 Rent Payments to: by wire transfer to the following account: ABA No.: 026009593 Account number: 5801019190 or by check to the following address: PP Indianapolis IV Project Corporation 2611 Paysphere Circle Chicago, Illinois 60674 or by ACH transfer to the following: 3 1/2597618.8 FINAL

Bank of America ABA # 071000039 PP Indianapolis IV Project Corporation Account # 5801019190 Notices to Lessee: Prior to Commencement Date: Stonegate Mortgage Corporation 10412 Allisonville Road, Suite 250 Fishers, IN 46038 Attn: Jim Cutillo, President On and after Commencement Date: Stonegate Mortgage Corporation 9190 Priority Way West Drive, Ste 300 Indianapolis, IN 46240 Attn: Jim Cutillo, President Section 1.4. Exhibits. The following Exhibits are attached to and made a part of this Lease: Exhibit A Legal Description of the Land Exhibit B Final Space Plan Exhibit C Plans Exhibit D Letter of Understanding Exhibit E Letter of Credit Terms and Form Exhibit F Rules of the Building Exhibit G Termination Fee Schedule Exhibit H Form of Memorandum of Lease Exhibit H-l Form of Release of Memorandum of Lease ARTICLE II Term and Possession Section 2.1. Term. Subject to and upon the terms and conditions set forth herein, and/or in any exhibit or addendum hereto, this Lease shall continue in force for the Term beginning on the Commencement Date and ending on the Expiration Date. The Commencement Date shall be effective only from the time that Lessor's Work, as defined below, in preparation of the Demised Premises for occupancy by Lessee has been substantially completed in accordance with the terms and conditions set forth herein. If, as a result of the Commencement Date being other than the first day of a month, this Lease would expire on a day other than the last day of a month, the Term shall be extended through the last day of that month. Section 2.2. Preparation of Demised Premises. Lessor agrees to perform and complete the work required of Lessor ("Lessor's Work") for preparation of the Demised Premises for occupancy by Lessee as a "turn-key" tenant improvement package, said Lessor's Work to be 4 1/2597618.8 FINAL based on the final space plan attached hereto as Exhibit B (hereafter referred to as the "Space Plan") and construction drawings to be provided by Lessor and agreed upon by Lessor and Lessee by separate written agreement, which approved construction drawings shall be attached hereto as Exhibit C (hereafter referred to as the "Plans"). Except as otherwise provided in the Space Plan or the Plans, Lessor's Work shall include finish selections chosen from Lessor's building standard. If Lessee requests any change, addition or alteration ("Additional Work") of the Space Plan or to the Plans after the same have been finalized by the parties, including that any finish selections are made by Lessee that are not included in Lessor's building standard or in the Space Plan, and Lessor approves of such Additional Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall promptly give Lessee an estimate of (i) the cost of such changes and (ii) the resulting delay in the delivery of the Demised Premises to Lessee and a proposed change order for the Additional Work in the standard form then in use by Lessor. Within five (5) business days after receipt of such estimate and change order, Lessee shall give Lessor written notice whether Lessee elects to proceed with such Additional Work, and if so Lessee shall execute and deliver to Lessor such change order and shall pay to Lessor the entire cost of the Additional Work, as reflected in Lessor's estimate of such cost, and Lessor shall thereafter undertake such Additional Work. If Lessee fails to execute or deliver such change order and pay the entire cost of such Additional Work within such 5 business day period, then Lessor shall not be obligated to do any of the Additional Work and may proceed to do only the Lessor's Work, as specified in the Plans. Except for (i) Lessor's Work and any Additional Work, (ii) all other work, upgrades or improvements that are the obligation of Lessor under this Lease, and (iii) any other provision of this Lease to the contrary, Lessee accepts the Demised Premises in its "AS-IS" condition. Section 2.3. Early Entry Date. On or after the Early Entry Date, Lessee shall have the right and privilege of going onto the Demised Premises to complete interior decoration work and otherwise complete preparation of the Demised Premises for Lessee's occupancy; provided, however, that Lessee shall be responsible for the cost of any repairs to the Demised Premises necessitated by damage caused by its occupancy of the Demised Premises for the performance of the work described herein. Lessee's schedule for such work shall be communicated with Lessor in advance, who shall then have the right to reschedule such work to avoid interference with Lessor's Work. Occupancy by Lessee prior to the Commencement Date shall be subject to all the terms and provisions of this Lease other than payment of Rent. Section 2.4. Lessee's Acceptance of the Demised Premises. Upon substantial completion of Lessor's Work as herein provided, Lessee shall execute a letter of understanding, substantially in the form attached hereto as Exhibit D. acknowledging (a) the Commencement Date and Expiration Date of this Lease, and (b) that Lessee has accepted the Demised Premises for occupancy and that the condition of the Demised Premises, including the Lessor's Work and Additional Work, if applicable, constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease and the Plans in all respects, except for any defects or omissions as may be listed in any final inspection "punch-list". The "punch-list" shall be created during a final inspection at which Lessee or its designated representative is present. Lessor shall thereafter correct all such defects or omissions within thirty (30) days after execution of the letter of 5 1/2597618.8 FINAL understanding; provided, however, that if any item on the "punch-list" is not capable of being cured or repaired within such thirty (30) day period, Lessor shall have such additional time as is necessary to complete the fix or repair provided Lessor is proceeding with reasonable diligence. Such letter of understanding shall become a part of this Lease. For purposes of this Lease, the terms "substantial completion," "substantially complete" and any logical derivations thereof with respect to Lessor's Work shall mean completion of Lessor's Work in substantial compliance with the Plans, to the extent necessary in order for Lessee to comfortably occupy and conduct normal business operations in the Demised Premises (except for minor finish-out and "punch-list" items). If Lessee disagrees with Lessor's notice that indicates that Lessor's Work has been substantially completed (except for minor finish-out and "punch-list" items), Lessee shall notify Lessor in writing of such disagreement within seven (7) days of receipt of such notice. If Lessee fails to dispute substantial completion and fails to execute the letter of understanding within seven (7) days of being notified by Lessor of substantial completion of Lessor's Work, Lessee shall be deemed to have accepted the Demised Premises in the manner described in this Section, even though the letter of understanding provided for herein may not have been executed by Lessee. If Lessee timely notifies Lessor of its disagreement with substantial completion, Lessor and Lessee, or their designated representatives, shall meet within seven (7) days in an attempt to resolve the disagreement. If Lessor and Lessee cannot agree upon a resolution, they shall select a mutually agreeable, licensed architect to determine whether or not substantial completion of Lessor's Work has occurred, which determination shall be final. If the parties cannot agree upon an architect, they shall each select one, and the two selected architects will then select a third architect who shall make the determination. The fees of any mutually agreed upon architect, or if applicable, the third architect, shall be shared equally by Lessor and Lessee. The fees of each party's respective architect, if applicable, shall be borne by that party. Section 2.5. Option to Extend. Lessee shall have one (1) option to extend the Term of this Lease for a period of five (5) consecutive years (referred to herein as the "Extension Option") upon and subject to the following terms and conditions: (a) If Lessee wishes to exercise the Extension Option, Lessee must notify Lessor, in writing, at least nine (9) months prior to the expiration of the initial eleven (11) year term (the "Initial Term") (such notice from Lessee being referred to herein as the "Extension Notice"), of Lessee's election to exercise the Extension Option. If Lessee timely and properly exercises the Extension Option, the five (5) year extension period (the "Extended Term"; and, together with the Initial Term, the "Term") shall commence on the day immediately following the expiration of the Initial Term and shall expire on the day before the fifth anniversary of the commencement of the Extended Term. (b) Lessee's lease of the Demised Premises during the Extended Term shall be upon and subject to the terms and conditions of this Lease as in effect at such time, except that the Base Annual Rent for the Demised Premises during the Extended Term shall be at the Market Rental Rate (as defined in subsection (g) below). (c) Lessee's Extension Notice shall specify whether Lessee is exercising the Extension Option for (i) the entirety of the Demised Premises being leased by Lessee at the time of the Extension Notice or (ii) less than all of the Demised Premises being leased 6 1/2597618.8 FINAL by Lessee at the time of the Extension Notice (but not less than 75% of the total rentable square footage being leased by Lessee at the time of such Extension Notice) (the "Reduced Demised Premises"); provided that the portion of the Demised Premises that would not be leased during the Extension Term (the "Terminated Space") must be acceptable to Lessor in terms of Lessor's ability to demise the Terminated Space to a new lessee. If Lessee exercises the Extension Option for a Reduced Demised Premises according to the terms and conditions of this Section, Lessee shall surrender full and complete possession of the Terminated Space to Lessor on or before the expiration of the Initial Term, broom-clean, in good order, condition and repair (reasonable wear and tear excepted), and otherwise in accordance with the requirements of this Lease. If Lessee timely and properly exercises the Extension Option for a Reduced Demised Premises, Lessor and Lessee acknowledge and agree that Lessor's demising of the Terminated Space shall be completed while Lessee is in possession of the Demised Premises. Lessee agrees to cooperate with Lessor to avoid any unnecessary interference with Lessor's demising of the Terminated Space, and Lessor agrees to use commercially reasonable efforts to avoid any unnecessary interference with the conduct of Lessee's business in the remainder of the Demised Premises. (d) Upon Lessor's or Lessee's request. Lessee and Lessor shall execute a written addendum to this Lease confirming Lessee's exercise of the Extension Option, the commencement and expiration dates of the Extended Term, the Base Annual Rent (which shall be equal to the Market Rental Rate) and Monthly Rental Installments for the Extended Term, the size and floor plan of the Demised Premises during the Extension Term (if Lessee exercise the Extension Option pursuant to subsection (c)(ii) above), and such other matters as Lessor or Lessee shall reasonably request. (e) Notwithstanding the foregoing, the Extension Option shall be void and ineffective if: (i) either at the time that Lessee provides the Extension Notice or at the time the Extended Term is to commence, (A) Lessee is not in possession of the entire Demised Premises being leased by Lessee at such time or (B) any default by Lessee exists with respect to this Lease; (ii) this Lease has been terminated either prior to the time that Lessee provides its Extension Notice or prior to the time the Extended Term is to commence; or (iii) Lessee does not timely exercise the Extension Option as provided above. (f) The Extension Option granted to Lessee under this Section 2.5 is personal to Stonegate Mortgage Corporation and may not be assigned or transferred by Stonegate Mortgage Corporation to any person or entity without the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. Any attempted assignment or transfer by Stonegate Mortgage Corporation of its Extension Option to any person or entity shall be void and ineffective. (g) As used in this Lease, the term "Market Rental Rate" means, as to any space subject to this Lease for which it is being determined (the "Subject Premises"), the annual amount of base rent that a willing tenant would pay and a willing landlord would accept in an arm's length, bona fide negotiation for lease of the Subject Premises to be 7 1/2597618.8 FINAL executed at the time of determination and to commence on the commencement of the Extended Term, based upon other lease transactions made for other comparable office buildings in the North Suburban Indianapolis office market, taking into consideration all relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the Building (taking into consideration renovations); (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances; (v) the amount of any abatement of rental or other charges; (vi) parking charges or inclusion of same in rental; (vii) refurbishment and repainting allowances; (viii) any and all other concessions or inducements; (ix) extent of services to be provided; (x) distinction between "gross" and "net" lease; (xi) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xii) any other adjustments (including by way of indexes) to base rental; (xiii) credit standing and financial stature of the tenant; and (xiv) length of term. In the event that Lessor and Lessee are unable to agree on the Market Rental Rate, as defined hereinabove, by the date which is eight (8) months prior to the commencement of the Extended Term (the "Trigger Date"), then the Market Rental Rate shall be determined in accordance with the terms of subsection (h) below. (h) If Lessor and Lessee are unable to reach agreement on the Market Rental Rate by the Trigger Date, then within five (5) days thereafter, Lessor and Lessee shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rental Rate for the Extended Term (each a "Market Rental Rate Proposal"). If either Lessor or Lessee fails to propose a Market Rental Rate at such time, then the Market Rental Rate for the Extended Term proposed by the other party shall prevail. If the higher of such proposals is not more than one hundred five percent (105%) of the lower, then the Market Rental Rate shall be the average of the two. Otherwise, the dispute shall be resolved in accordance with the remainder of this subsection (h). Within ten (10) days after the expiration of the foregoing five (5) day period, Lessor and Lessee shall each appoint one (1) Appraiser (as hereinafter defined). If either party fails to timely select an Appraiser, then the other party may appoint a second Appraiser within five (5) days after expiration of the initial ten (10) day selection period. The two Appraisers shall then have fifteen (15) days after the appointment of the second Appraiser in which to determine whether the Lessor's or the Lessee's Market Rental Rate Proposal should be utilized. In the event that the two Appraisers are unable to agree on either the Lessor's or the Lessee's Market Rental Rate Proposal with such fifteen (15) day period, then the two Appraisers shall pick a third Appraiser within five (5) days after the expiration of such fifteen (15) day period. If the three (3) Appraisers, with fifteen (15) days thereafter, cannot unanimously agree upon either the Lessor's or the Lessee's proposed Market Rental Rate, then each of the three Appraisers shall immediately select one of the two proposals, and the selection of either the Lessor's or the Lessee's Market Rental Rate Proposal by any two (2) of the three (3) Appraisers shall be final and conclusive for all purposes in determining Market Rental Rate. The parties understand, stipulate and agree that there will be no compromise, modification or averaging of the Lessor's and Lessee's Market Rental Rate Proposals, and the Appraisers must select one or the other, and that the proposed Market Rental Rate selected by the foregoing arbitration procedure shall be 8 1/2597618.8 FINAL final, binding, conclusive and effective on Lessor and Lessee for purposes under this Lease, and same shall not be subject to judicial review, mediation or any other legal proceeding. Notwithstanding anything to the contrary in this subsection, within five (5) days after determination of the Market Rental Rate by the Appraiser or Appraisers, as and if applicable, but in any event no later than the date which is six (6) months prior to the commencement of the Extended Term, either Lessor or Lessee shall have the right to reject the selected Market Rental Rate (if the Appraiser-selected Market Rental Rate is not such party's Market Rental Rate Proposal) by written notice to the other party, in which case Lessee's Extension Notice shall be deemed revoked and Lessee's Extension Option shall automatically terminate and be of no further force or effect. As used herein, the term "Appraiser" shall mean an Indiana licensed real estate broker or appraiser with at least ten (10) years experience in office leasing transactions in North Suburban Indianapolis office market. The fees of the third Appraiser, if applicable, shall be shared equally by Lessor and Lessee. The fees of each party's respective Appraiser, if applicable, shall be borne by that party. ARTICLE III Rent Section 3.1. Base Annual Rent. Lessee hereby covenants and agrees to pay the Base Annual Rent by paying Lessor during the Term of this Lease the Monthly Rental Installments and further covenants and agrees to pay the Additional Rent herein reserved (collectively, the "Rent"), all of which shall be payable in lawful money of the United States, without any setoff or deduction whatsoever, except as may be expressly provided in this Lease, and without relief from valuation and appraisement laws and with costs of collection and reasonable attorneys' fees. The Monthly Rental Installments shall be payable to Lessor, in advance, in consecutive monthly payments on the first day of each calendar month during the Term of this Lease. Payments are to be made to Lessor at the address specified in Section 1.3 P. hereof, or to such other person or entity or to such other address as Lessor may designate in writing from time to time. If the Commencement Date shall occur upon a day other than the first day of the calendar month, then Lessee shall pay, upon the Commencement Date the sum of (x) that portion of the Monthly Rental Installment prorated on a per diem basis (calculated based on the number of days of the month) with respect to the fractional calendar month preceding the first full calendar month and (y) the Monthly Rental Installment for the first full calendar month. Lessee's obligation to pay all Rent due under this Lease shall survive the expiration or earlier termination of this Lease. Notwithstanding the provisions of Section 1.3(G) and Section 1.3(H) of this Lease to the contrary, so long as Lessee is not in default under this Lease, Lessee shall be entitled to a partial abatement of Monthly Rental Installments, in the amount of Thirty-Four Thousand One Hundred Fifty and 17/100 Dollars ($34,150.17) per month for twelve (12) consecutive full calendar months of the Term, beginning with the first full calendar month of the Term (the "Base Rent Abatement Period"). The total amount of Monthly Rental Installments abated during the Base Rent Abatement Period shall equal Four Hundred Nine Thousand Eight Hundred Two and 04/100 Dollars ($409,802.04) (the "Abated Base Rent"). If Lessee defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, all Abated Base 9 1/2597618.8 FINAL

Rent shall immediately become due and payable. The payment by Lessee of the Abated Base Rent in the event of a default shall not limit or affect any of Lessor's other rights or remedies pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only that portion of Monthly Rental Installments as indicated above shall be abated, and all other portions of the Monthly Rental Installments, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. Section 3.2. Additional Rent. All sums hereinafter designated Additional Rent, and all other sums provided in this Lease to be paid by Lessee, including, but not limited to, those specifically indicated in Sections 2.2, 3.3, 6.2 and 8.2 hereof, if any, and all damages, costs and expenses, including reasonable attorneys' fees, which Lessor may incur by reason of any default by Lessee or failure on Lessee's part to comply with the terms of this Lease, including, without limitation, amounts due Lessor pursuant to Section 15.3 hereof, shall be deemed to be "Additional Rent". In the event of nonpayment thereof by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for nonpayment of the Rent as hereinafter provided. In addition to the Base Annual Rent payable by Lessee under the provisions of Section 3.1 hereof, Lessee shall pay to Lessor, as Additional Rent, Lessee's Proportionate Share of Excess Building Operating Expenses and Proportionate Share of Excess Real Estate Taxes as hereinafter provided for in this Section. For purposes of this Section, the parties hereto agree upon the following definitions: A. The term "lease year" shall mean each of those calendar years commencing with and including the year during which the Term of this Lease commences, and ending with the calendar year during which the Term of this Lease (including any extensions or renewals) expires or terminates. B The term "Office Park Common Area" shall mean all of the common area encumbered by the Declaration and used in common by the various occupants of buildings located within the Office Park, such as streets, parking areas, the lake, common areas, maintenance office, etc. The term "Real Estate Taxes" shall mean and include all personal property taxes relating to Lessor's personal property located in the Building and used or useful in connection with the operation and maintenance thereof, real estate taxes, installments of special assessments, including interest thereon, relating to the Land and the Building and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of every kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the State of Indiana or any political subdivision thereof, relating to the Building and/or the Land and payable during the respective lease year. Real Estate Taxes shall not include any income tax, estate tax, or inheritance tax and shall not include any transfer taxes associated with the sale or transfer of the ownership of the Building. D. The term "Excess Real Estate Taxes" for an applicable lease year shall mean the amount of Real Estate Taxes payable during such applicable lease year for the Building (and the 10 1/2597618.8 FINAL

Land of which it is a part) in excess of the amount of Real Estate Taxes for the Building and Land payable for the Base Year for Real Estate Taxes. E. The term "Office Park Common Area Expenses" shall mean and include all actual expenses incurred with respect to maintaining the Office Park Common Area, as determined by an owners' association that has been established, in part, to oversee the maintenance of the Office Park. Such Office Park Common Area Expenses may include, but shall not be limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, gas, sewer and other utility charges, fuel, lighting, trash and rubbish removal, wages paid to employees of the owners' association or management company, whose duties are connected with the operation and maintenance of the Office Park Common Area; amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Office Park Common Area; all payroll taxes, unemployment insurance costs, vacation allowance and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on an owners' association, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees, all service supplies, repairs, replacement or other expenses for maintaining and operating the Office Park Common Area, reasonable attorneys' fees and all other costs in connection with the appeal or contest of real estate or other taxes or levies, snow removal, real estate taxes for the Office Park Common Area, including without limitation, installments of special assessments including interest thereon, relating to the Office Park Common Area and all other governmental charges general and special, ordinary and extraordinary, foreseen as well as unforeseen of any kind and nature whatsoever or other tax however described which is levied or assessed by the United States of America or the State of Indiana, or any political subdivision thereof against an owners' association as a result of its ownership of the Office Park Common Area and payable during the respective lease year, and such other expenses as may be ordinarily incurred in the operation and maintenance of the Office Park Common Area and not specifically set out herein, including reasonable management fees. The term "Office Park Common Area Expenses" shall not include expenses incurred in enlarging the Office Park Common Area, interest or principal payments on any mortgage or other indebtedness, depreciation allowance or expenses, any income taxes or inheritance taxes, expenses that are reimbursed through other sources such as insurance proceeds, or construction of capital improvements within the Office Park Common Area, unless such capital improvements are deemed necessary and appropriate by the Office Park owner's association for the preservation or maintenance of the Office Park Common Area, in which case the amortized costs for such capital improvements shall be included in Office Park Common Area Expenses. The term "Building Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Building and the Land as determined by Lessor's accountants in accordance with generally accepted accounting principles consistently followed, including, but not limited to insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial service, trash and rubbish removal, security system repair and monitoring, wages payable to employees of Lessor or the property management company, whose duties are connected with the operation and maintenance of the Building and Land; amounts paid to 11 1/2597618.8 FINAL contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building and the Land; all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expenses imposed on Lessor, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements, or other expenses for maintaining and operating the Building and the Land, reasonable attorneys' fees and costs in connection with the appeal or contest of real estate or other taxes or levies and such other expenses as may be ordinarily incurred in the operation and maintenance of the Building and the Land and not specifically set out herein, including reasonable management fees not to exceed the average cost of management fees that are then being charged, from time to time, for the management by third party (non owner) management companies of comparable office buildings in the North Suburban Indianapolis office market, priced on an individual building basis rather than on a portfolio basis. Building Operating Expenses shall also include the Building weighted pro rata share of the Office Park Common Area Expenses as determined by Lessor pursuant to E. above. An affiliate of Lessor may provide services, the cost of which would be includable as Building Operating Expenses, only to the extent that not less than two additional bids for such services have been obtained from independent vendors, contractors or suppliers, and the cost payable to the affiliate for the work does not exceed the lesser of (i) one hundred five percent (105%) of the lowest bid, or (ii) the average of the two independent bids. The term "Building Operating Expenses" shall not include expenses incurred at the specific request of a specific lessee which benefits only that lessee for services or operations of a nature not generally available to or provided for other lessees in the Building; any capital improvements to the Building other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring lessees, leasing commissions, advertising expenses, expenses for renovating space for new lessees, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness, depreciation allowance or expense. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Building, which reduce energy costs, maintenance costs or other operating expenses or which are required under any governmental law, regulation or ordinance, which were not required at the Commencement Date of this Lease, Lessor may include in Building Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis; provided, however, in no event shall the annual amount of all sums for improvements installed for the purpose of reducing energy costs, maintenance costs or other operating expenses exceed Lessor's reasonable estimate of the annual savings in operating expenses arising out of the installation of such equipment, improvement or alteration. The term "Excess Building Operating Expenses" shall mean the amount of Building Operating Expenses in excess of the actual Building Operating Expenses for the Base Year for Building Operating Expenses, which includes the Building Operating Expenses adjusted to one hundred percent (100%) occupancy for the Base Year. 12 1/2597618.8 FINAL

Notwithstanding anything to the contrary herein, so long as there has been no Event of Default under this Lease during the Term and so long as no default by Lessee then exists under this Lease, Building Operating Expenses shall not increase by more than five percent (5%) per lease year on a cumulative basis, during the Term hereof, with respect to Controllable Building Operating Expenses. "Controllable Building Operating Expenses" mean those Building Operating Expenses consisting of janitorial costs, landscaping (other than snow and ice removal) and management fees; provided, however, that Lessor and Lessee agree that in the event that the company that provides the janitorial services to the Demised Premises becomes unionized, janitorial costs will be deemed removed from the definition of Controllable Building Operating Expenses. No other Building Operating Expenses shall be subject to the annual cap on increases. H Anything herein to the contrary notwithstanding, it is agreed that in the event the Puilding is not fully occupied during any lease year, a reasonable and equitable adjustment shall be made by Lessor in computing the Building Operating Expenses for such year so that the Building Operating Expenses shall be adjusted to the amount that would have been incurred had the Building been fully occupied during such year. The term "Lessee's Proportionate Share of Excess Real Estate Taxes" shall mean the amount equal to the product of Lessee's Percentage of Excess Real Estate Taxes times the Excess Real Estate Taxes. The term "Lessee's Proportionate Share of Excess Building Operating Expenses" shall mean an amount equal to the product of Lessee's Percentage of Excess Building Operating Expenses times the Excess Building Operating Expenses. K As to the lease year during which the Term of this Lease commences, Lessor's estimated amount of the Lessee's Proportionate Share of Excess Real Estate Taxes and Lessor's estimated amount of Lessee's Proportionate Share of Excess Building Operating Expenses prorated based upon the estimated number of months of the Term within such initial lease year shall be the following sums: Lessee's Proportionate Share of Excess Real Estate Taxes: [-0-] Lessee's Proportionate Share of Excess Building Operating Expenses: [-0-] Commencing on January 1 of the lease year following the lease year for the Commencement Date, and continuing on the first day of every January thereafter during the Term of this Lease, Lessor shall estimate for each such year (i) the total amount of Excess Real Estate Taxes, (ii) the total amount of Excess Building Operating Expenses, (iii) Lessee's Proportionate Share of Excess Real Estate Taxes, (iv) Lessee's Proportionate Share of Excess Building Operating Expenses, and (v) the computation of the annual and monthly Additional Rent payable during such lease year as a result of increases or decreases in Lessee's Proportionate Share of Excess Real Estate Taxes and Lessee's Proportionate Share of Excess Building Operating Expenses. Said estimates shall be in writing and shall be delivered or mailed to Lessee at the Demised Premises. 13 1/2597618.8 FINAL

Lessee shall pay as Additional Rent, the amount of Lessee's Proportionate Share of Excess Real Estate Taxes for each lease year and Lessee's Proportionate Share of Excess Building Operating Expenses for each lease year so estimated in equal monthly installments in advance on the first day of each month during each applicable lease year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable lease year, said amounts so estimated shall be payable as Additional Rent in equal monthly installments in advance on the first day of each month over the balance of such lease year with the number of installments being equal to the number of full calendar months remaining in such lease year. From time to time during any applicable lease year, Lessor may re-estimate the amount of Excess Real Estate Taxes and Excess Building Operating Expenses and Lessee's Proportionate Share thereof and in such event, Lessor shall notify Lessee in writing of such re-estimate in the manner set forth above and fixed monthly installments for the then remaining balance of such lease year in an amount sufficient to pay the re-estimated amount over the balance of such lease year after giving credit for payment made by Lessee on the previous estimate. Lessor may not re- estimate after the initial estimate for a lease year, unless under the re-estimate Lessee's Proportionate Share of Excess Building Operating Expenses or Lessee's Proportionate Share of Real Estate Taxes, respectively, is at least five percent (5%) higher than under the initial estimate. Upon completion of each lease year, Lessor shall cause its accountants to determine the actual amount of Excess Real Estate Taxes and Excess Building Operating Expenses for such lease year and Lessee's Proportionate Share thereof and deliver a written certification of the amount thereof to Lessee after the end of each lease year. If Lessee has paid less than Lessee's Proportionate Share of Excess Real Estate Taxes or Lessee's Proportionate Share of Excess Building Operating Expenses for any lease year, Lessee shall pay the balance of its pro rata share of the same within thirty (30) days after receipt of such statement. If Lessee has paid more than Lessee's Proportionate Share of Excess Real Estate Taxes or Lessee's Proportionate Share of Excess Building Operating Expenses for any lease year, Lessor shall at Lessor's option either (i) refund such excesses or (ii) credit such excesses against the most current monthly installment or installments due Lessor for its estimate of Lessee's Proportionate Share of Excess Real Estate Taxes and Lessee's Proportionate Share of Excess Building Operating Expenses for the next following year. A proportionate adjustment shall be made for a fractional lease year occurring during the Term of this Lease or any renewal or extension thereof, based upon the number of days of the Term of this Lease during said lease year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this section shall be adjusted accordingly. Further, Lessee shall pay, also as Additional Rent, any tax or excise on Rents, gross receipts tax or other tax, however described, which is levied or assessed by the United States of America or the State of Indiana or any political subdivision thereof against Lessor in respect to the Rent or other charges reserved under this Lease or as a result of Lessor's receipt of such Rent or other charges accruing under this Lease; provided however, Lessee shall have no obligation to pay net income taxes of Lessor. L. Upon not less than fifteen (15) days' prior written notice to Lessor by Lessee (the "Audit Notice"), and subject to the following terms and conditions, Lessee shall have the right to 14 1/2597618.8 FINAL audit (the "Audit") Lessor's books, accounts and records relating to Building Operating Expenses and Real Estate Taxes for a particular calendar year for the sole purpose of verifying Lessor's calculation of the amount of Excess Real Estate Taxes and Excess Building Operating Expenses for that calendar year. If Lessee wishes to Audit the Lessor's books, accounts and records relating to Building Operating Expenses and Real Estate Taxes for a particular calendar year, then Lessee must, within one hundred fifty (150) days after Lessee's receipt of Lessor's annual statement of Excess Real Estate Taxes and Excess Building Operating Expenses for that calendar year as contemplated in Section 3.2(K) of this Lease (the "Statement"), do the following: (i) deliver Lessee's Audit Notice to Lessor, (ii) complete Lessee's Audit, and (iii) send any written exceptions to the Statement to Lessor. The Audit must be performed by a qualified consultant selected by Lessee, which consultant shall be a member of an independent certified public accounting firm that is recognized to be reputable on a local, regional or national basis and shall be hired by Lessee on an hourly or fixed fee basis but not on a contingency fee basis. The Audit shall be performed at reasonable times and in a reasonable manner at a location in Indianapolis, Indiana, either where Lessor's books and records are kept in the normal course of business or at such other location in Indianapolis, Indiana, as Lessor may reasonably elect. If Lessee fails to complete the Audit by the deadline set forth above or fails to follow any of the procedures set forth herein, Lessee shall be deemed to have approved Lessor's Statement and shall be deemed to have waived any right to raise a claim or objection to said Statement. The Audit shall be at Lessee's sole cost and expense, except as hereinafter provided. In the event the Audit reveals an overpayment by Lessee of Lessee's Proportionate Share of Excess Building Operating Expenses or Lessee's Proportionate Share of Excess Real Estate Taxes for that calendar year, as subsequently verified by Lessor or Lessor's independent certified public accountant, Lessor may, in Lessor's discretion, either directly reimburse Lessee for such overpayment or credit such overpayment to the next installment of Rent becoming due under the Lease (provided, if the Lease has expired or terminated, Lessor shall refund to Lessee the amount of the overpayment by direct reimbursement). Pending the conclusion of the Audit and verification of the results thereof by Lessor or Lessor's accountant. Lessee shall timely pay to Lessor, within the timeframes set forth in Section 3.2(K), any and all amounts that are set forth on Lessor's annual statement as being payable by Lessee. In the event the Audit, as verified by Lessor or Lessor's independent certified public accountant, reveals an overpayment by Lessee in excess of five percent (5%), Lessor shall reimburse to Lessee the reasonable and necessary out-of-pocket costs incurred by Lessee associated with such Audit. Lessee shall, and shall cause its consultants, employees, agents and representatives to, maintain the confidentiality of any infonnation set forth in the books and records reviewed in connection with any audit. Section 3.3. Overdue Amounts. Rent Independent. Any installment of Rent or other charges to be paid by Lessee accruing under the provisions of this Lease that are not paid when due will result in a late payment charge to Lessee in an amount equal to five percent (5%) of the installment of Rent or other charges that are not paid when due. Lessee hereby agrees that the late payment charge provided for herein is a reasonable estimate of the additional administrative costs that will be incurred by Lessor as a result of the failure by Lessee to pay Rent or other charges in a timely manner and shall not be deemed a waiver by Lessor of any other remedies provided in this Lease. In the event of nonpayment of the late payment charge resulting from overdue Rent or other late or overdue charges as prescribed in this Section 3.3, Lessor shall have, in addition to all 15 1/2597618.8 FINAL other rights and remedies, the rights and remedies provided in this Lease, and/or those rights and remedies provided at law and/or in equity, for nonpayment of rent. Lessee's covenant to pay the Rent and any late or overdue charges are independent of any other covenant, condition, provision or agreement herein contained. Section 3.4. Security Deposit: (a) Prior to execution of this Lease, Lessee shall provide to Lessor a certification, accompanied by (i) the Financial Statements (as hereinafter defined) as of the end of Lessee's most recent fiscal year and as of the end of Lessee's most recent fiscal quarter, and (ii) a detailed explanation of the minimum net worth requirements of the United States Department of Housing and Urban Development ("HUD") as the same may be in effect at such time and as applicable to Lessee (the "Minimum Net Worth Requirement"), which certification must establish that Lessee's net worth as of such dates meets the Minimum Net Worth Requirement. Thereafter during the Term of this Lease, Lessee shall provide Financial Statements to Lessor within one hundred twenty (120) days after the end of each fiscal year of Lessee (or if required to be submitted to HUD on a more frequent basis, then on the same schedule that HUD requires from time to time) and, upon request of Lessor, within sixty (60) days after the end of any fiscal quarter. As used herein, "Financial Statements" shall mean and include (i) a balance sheet as of the end of the applicable fiscal period, (ii) a statement of results of operations for the fiscal year or through the applicable fiscal quarter, as the case may be, each of which shall be prepared in accordance with generally accepted accounting principles on a consistent basis to fairly present the financial condition and operations of Lessee and which, in the case of annual financial statements shall be certified by an independent certified public accountant and, in the case of quarterly financial statements shall be certified by Lessee's chief financial officer. (b) So long as Lessee shall be in compliance with the Minimum Net Worth Requirement, as established by the Financial Statements provided to Lessor as required in subsection (a), Lessee shall not be required to provide a security deposit or letter of credit for faithful performance and observance by Lessee of all terms, covenants, conditions and provisions of this Lease; provided, however, that (i) if at any time Lessee's net worth shall fall below the Minimum Net Worth Requirement, or (ii) upon the occurrence of an Event of Default by Lessee, then in either event (each a "Security Deposit Event") Lessee shall, within thirty (30) days after written request from Lessor, provide either (y) a cash security deposit, or (z) a letter of credit from a financial institution acceptable to Lessor pursuant to the requirements and in the form set forth in Exhibit E and Exhibit E-l attached hereto and made a part hereof, respectively, such cash security deposit or letter of credit to be in an amount as follows (each, the "Security Deposit"): Security Deposit Event Occurs Amount of Security Deposit Months 1-24 $750,000.00 Months 25 - 72 $500,000.00 Months 73-132 $250,000.00 16 1/2597618.8 FINAL

and the provisions of subsection (c) below shall apply to such Security Deposit. (c) The Security Deposit, if applicable, shall be deemed to have been deposited by Lessee as security for the faithful performance and observance by Lessee of all of the terms, provisions and conditions of this Lease. At no time is such Security Deposit to be deemed an advance payment of Rent. In the event Lessee defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Rent or any other charge payable by Lessee, Lessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or other charge or sum as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, covenants and conditions of this Lease. In the event that any portion of such Security Deposit is so expended or applied by Lessor, Lessee shall promptly pay to Lessor upon demand from Lessor an amount sufficient to restore such Security Deposit to the original amount thereof. In the event that Lessee shall fully and faithfully comply with the terms, covenants and conditions of this Lease, the Security Deposit, or so much thereof as to which Lessee may be entitled, shall be returned to Lessee within thirty (30) days after the date fixed as the end of the Lease and after delivery of exclusive possession of the Demised Premises to Lessor in the condition as required herein. In the event of a sale or leasing of the Building, Lessor shall have the right to transfer the Security Deposit to the purchaser or lessee and, upon written notification to Lessee of such transfer, Lessor shall thereupon be released by Lessee from all responsibility or liability for return of such Security Deposit and Lessee agrees to look to the new party standing in the position of Lessor for the return of said Security Deposit. Lessee covenants that it will not assign or encumber the right to the return of the monies deposited herein as security, and that neither Lessor nor any successor or assignee of Lessor shall be bound by any such purported assignment or encumbrance. ARTICLE IV Use of Demised Premises Section 4.1. Use of Demised Premises. Lessee shall use the Demised Premises solely for the Permitted Use and for no other purpose without the prior written consent of Lessor. No waste or damage shall be committed upon or to the Demised Premises, and the floors of the Demised Premises shall not be overloaded. The Demised Premises shall not be used for any unlawful purpose, and no violations of law shall be committed thereon. Lessee shall at its own cost and expense promptly observe and keep all Laws, relating to the use of the Demised Premises or to the condition thereof. Lessee, its employees or agents, shall not mark, paint, drill, or in any way alter or deface any walls, ceilings, partitions, floors, wood, stone, ironwork or other improvements in or about the Demised Premises without the written consent of Lessor. Lessee shall not do or permit anything to be done upon, or bring or keep or permit anything to be brought or kept into or on, the Demised Premises which shall increase the rate of insurance on the Building or the Land. Lessee shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other lessee or Lessor in its operation of the Building or the Office Park. Lessee shall permit 17 1/2597618.8 FINAL refuse to be removed from the Demised Premises only during hours and by containers approved by Lessor. Section 4.2. Rules of the Building. Lessee shall comply with and follow reasonable directions of Lessor, including but not limited to the rules of the Building attached hereto as Exhibit F ("Rules of the Building") as may be modified from time to time by Lessor on reasonable notice to Lessee. Any modifications of the Rules of the Building shall be equally applicable to all lessees in the Building and shall not impose any additional affirmative obligations on Lessee or materially restrict Lessee's use of the Demised Premises unless Lessee's prior written approval thereof is obtained. Lessor shall not be responsible to Lessee for the nonperformance (a) of any other tenant or occupant of the Building with respect to the Rules of the Building, or (b) of any other tenant or occupant of the Office Park with respect to the Declaration. If any of the Rules of the Building is inconsistent with any express provision of this Lease, the express provision of this Lease shall prevail and the Rules of the Building shall not be applicable to Lessee to the extent of the inconsistency. Section 4.3. Storage of Combustibles. Lessee shall not store, use, release or dispose of any Hazardous Materials on, at or from the Demised Premises or the Land, except those materials customarily used in connection with office use, such as copying supplies, cleaning supplies and like items, and only in compliance with all applicable Laws. In addition, Lessee shall comply with all applicable federal, state and local environmental laws, regulations and court and administrative orders, including, but not limited to the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation Recovery Act, as amended ("RCRA"), the Toxic Substance Control Act ("TSCA"), and any state or federal statute or municipal ordinance creating liability for the treatment, storage, use, release, disposal, or the arranging therefor or the existence on property of, Hazardous Materials. If Lessee breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Materials in or on the Demised Premises, the Building or the Land, or the release of Hazardous Materials from the Demised Premises, the Building or the Land, even if with the knowledge or consent of Lessor, results in contamination of the Demised Premises, the Building, the Land or adjoining property, or if contamination of the Demised Premises, the Building, the Land or adjoining property by Hazardous Materials at one time present on the Demised Premises, the Building or the Land or otherwise occurs, then Lessee shall indemnify, defend and hold harmless Lessor and any mortgagee of the Demised Premises, the Building, and/or the Land from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Demised Premises, the Building and/or the Land and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees), and including costs for remediation and monitoring, which arise during or after the Term as a result of such breach or contamination. This indemnification of Lessor and any mortgagee of the Demised Premises, the Building and/or the Land by Lessee includes, without limitation, costs incurred by Lessor and any mortgagee of the Demised Premises, the Building and/or the Land in connection with the investigation of site conditions or any clean-up, remedial, removal, restoration or monitoring work performed by any individual or entity, regardless of whether such investigation or work is required by any federal, state or local governmental agency or political subdivision because of the Hazardous Materials present in the soil or groundwater or otherwise present on, at or under the Demised Premises, the Building or the Land, and shall survive the cancellation, 18 1/2597618.8 FINAL termination or expiration of the Term of this Lease, Without limiting the foregoing, if the presence of any hazardous or toxic substance on or at the Demised Premises, the Building or the Land caused or permitted by Lessee or any of Lessee's employees, agents or invitees results in any contamination of the Demised Premises, the Building or the Land, Lessee shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building and the Land to the condition existing prior to the introduction of any such Hazardous Materials to the Demised Premises, the Building or the Land; provided that Lessor's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long or short term effect on the Demised Premises, the Building or the Land. The term "Hazardous Materials" includes, without limitation, any material or substance that is petroleum, asbestos, polychlorinated biphenyl, radioactive material or waste, or is regulated as to use or designated as a hazardous substance, hazardous waste, toxic substance, contaminant or any similar substance or material under CERCLA, RCRA, TSCA or any other federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, whether now existing or hereinafter enacted. The obligations of Lessee under this Section shall survive the expiration or sooner termination of this Lease. Section 4.4. Declaration. Lessee hereby acknowledges and agrees that the Demised Premises are subject to the Declaration described in Section 1.2(a), and that the terms, covenants, conditions and restrictions set forth therein are binding upon and shall be observed by Lessee as if fully set forth in this Lease. The provisions of the Declaration shall continue to be a part of this Lease and enforceable against Lessee, whether or not the same may be enforceable against the Land. It is further expressly provided and agreed that the interest of any sublessee or mortgagee of the Demised Premises, or any portion thereof, or any interest therein shall be subject to said Declaration, and all instruments creating any interest in all or any portion of the Demised Premises shall contain a clause expressly stating that said interest is subject to the Declaration; provided, however, that the absence of any such provision in any such instrument shall not avoid or impair the binding effect of the Declaration. Section 4.5. Use of Common Area. The "Common Area" shall include any public space within the Building including, without limitation, the lobby, hallways, stairways, and elevators within the Building, if any, and the walkways surrounding the Building and the parking lot servicing the Building and situated on the Land as now configured or as hereinafter reconfigured. Lessor hereby grants to Lessee, its employees, agents, customers and invitees, the non-exclusive right to use the Common Area as from time to time constituted, such use to be in common with Lessor and all lessees of the Building or the Office Park from time to time, its and their employees, agents, customers and invitees. No portion of the Common Area shall be used by Lessee for any purpose whatsoever other than, or that would interfere with, pedestrian or vehicular traffic. Section 4.6. Exclusive Use. Lessor shall not enter into a lease of space in the Building with any other tenant that would permit the tenant thereunder to engage in the Restricted Use (as hereinafter defined), during the Restricted Period (as hereinafter defined), in any or all of the Restricted Area (as hereinafter defined). "Restricted Use" shall mean the operation of a retail mortgage business (meaning service of customers at the Building, including on a walk-in basis) which is a direct competitor of Lessee in the mortgage bankers, brokers and servicers market. 19 1/2597618.8 FINAL

"Restricted Period" shall mean the period commencing on the Effective Date and ending on the earliest of: (i) the end of a period of ninety (90) days in which Lessee has continuously failed to operate in the Demised Premises for any reason other than a casualty event, condemnation, reconstruction, alterations, modifications, maintenance, or repair; (ii) the end of the Term, without regard to any holdover period, or the earlier termination of the Lease; (iii) the occurrence of an Event of Default; or (iv) a change in Lessee's Permitted Use. "Restricted Area" shall mean any space in the Building. Lessor shall have the right, but not the obligation, to enforce the foregoing exclusive use restriction. Lessor shall have no liability for any violation of the Exclusive Use restriction, except, however, where Lessor has caused and/or knowingly participated in such violation. Lessor represents to Lessee that the form of lease used by Lessor in the Building contains the same language that is contained in Section 4.1 of this Lease. Lessor shall have the right to assign its right to enforce the Exclusive Use restriction to Lessee at any time. Notwithstanding anything in this Section to the contrary, Lessee acknowledges and agrees that Lessee's right under this Section is subject to Lessor's obligation under other leases in the Building to not unreasonably withhold approval for subleases. ARTICLE V Access Section 5.1. Access within the Office Park. Lessee is hereby granted the nonexclusive right to use all roads in the Office Park for vehicular ingress and egress to and from the Demised Premises subject to the Declaration. Lessee agrees on behalf of itself and its employees, agents or invitees to obey all rules imposed by Lessor of which Lessee has timely notice regarding the use of the roads, Office Park Common Area and parking generally. Lessor agrees to enforce such rules in a nondiscriminatory manner. ARTICLE VI Utilities and Other Building Services Section 6.1. Building Services. Lessor agrees to furnish to the Demised Premises during the Term the following services: (a) Water at those points of supply provided for general use of lessees in the Building and at such other points to which Lessee may have extended the water service lines; (b) Elevator service on a continuous basis, if applicable; (c) Janitorial services on a five-day week basis to provide standard evening cleaning only, such services to be commensurate with those furnished in other similar office buildings in Indianapolis; (d) Central heat and air conditioning from 7:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 2:00 p.m. on Saturday, excluding all generally 20 1/2597618.8 FINAL recognized holidays, sufficient to have the entirety of the Demised Premises maintain a consistent temperature during such hours between 68 and 73 degrees Fahrenheit, based on the doors and windows being closed, with blinds down and either open or closed, depending on the position of the sun; (e) Electrical power sufficient for the operation of Building standard lighting, personal computers, office copying machines and other machines of similar low electrical consumption, including electricity required for electronic data processing equipment, special lighting or any other item of electrical equipment which (collectively) do not consume more than the Building's standard electrical capacity. If the installation of any of Lessee's equipment, or any special electrical equipment installed by Lessor to service Lessee's equipment, requires additional electrical service, air conditioning or ventilating capacity above that provided by the Building's standard systems, then the additional electrical, air conditioning and/or ventilating equipment shall be provided by Lessee and the installation and operating costs of such additional equipment will be the obligation of Lessee; (f) Lamps, bulbs, starters and ballasts for Building standard lighting fixtures used on the Demised Premises; and (g) Cleaning and maintenance of the Common Area including landscaping, grounds maintenance and removal of rubbish and snow. Lessor may employ an independent power consumption survey expert to render an opinion as to the quantity of electricity consumed by Lessee. If such survey indicates Lessee's consumption is in excess of Building standard electrical capacity based on a per hour per month per square foot of rentable area in the Demised Premises, Lessee shall pay the cost of such survey together with the cost to Lessor of such excess electrical consumption. Lessor and Lessee agree that the amount of electricity Lessee may use for standard building lighting and office use shall not exceed five (5) kilowatts per rentable square foot. Section 6.2. Additional Services. Heating and air conditioning service will be available to Lessee at an additional charge at times other than the hours during which such service is to be provided pursuant to Section 6.1(d). Lessee shall give Lessor eight (8) hours advance notice of the need for additional service. In the event that Lessee requires after-hours heating, ventilation and air conditioning service ("After-Hours Service"), the current charge for After-Hours Service is $30.00 per hour, which amount is subject to increase at any time and from time to time after the first twelve (12) months of the Term as reasonably determined by Lessor upon prior written notice to Lessee of such increase. Lessor agrees to provide upon written request a list of such charges from time to time. Should any of the equipment or machinery utilized in supplying the services listed herein cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no right to terminate this Lease, and shall have no claim for rebate of Rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding any other provisions hereof, in the event that any law, ordinance or other governmental regulation now or hereafter in effect shall impose a limit or allocation to the Building or any utility or other service, whether or not the same is to be supplied 21 1/2597618.8 FINAL to the Building or the Demised Premises by Lessor pursuant to this Section 6.2, then Lessee shall not use or cause to be consumed on the Demised Premises, nor shall Lessor be required to provide to the Demised Premises hereunder, such utility or other service in an amount or in a manner which would result in the violation by Lessor or Lessee of such law, ordinance or regulation. Section 6.3. Suspension of Services. Lessor reserves the right to suspend service of the heating, elevators, plumbing, electrical, air conditioning or other mechanical systems within the Building when necessary by reason of governmental regulations, civil commotion, or riot, accident or emergency, or for repairs, alterations of improvements which are in the reasonable judgment of Lessor desirable or necessary, or for any other reason beyond the reasonable power of control of Lessor (including, without limitation, the unavailability of fuel or energy or compliance by Lessor with any applicable Laws relating thereto), without liability in damages therefor. The exercise of such right by Lessor shall not constitute an actual or constructive eviction in whole or in part or entitle Lessee to any abatement or diminution of Rent or relieve Lessee from any of Lessee's obligations under this Lease or impose any liability upon Lessor or its agents by reason of inconvenience or annoyance to Lessee or injury to or interruption of Lessee's business or otherwise. Lessor shall not in any way be liable or responsible to Lessee for any loss, damage or expense which Lessee may sustain or incur if, during the Term and for reasons beyond the control of Lessor, either the quality or character of electric current is changed or is no longer available or suitable for Lessee's requirements. Section 6.4. Telephone Service. Lessee shall be responsible, at its sole cost and expense, for the installation, repair, maintenance and use of its own telephone and telecommunications systems ("T&T Systems"). Lessee's installation, repair and maintenance of its T&T Systems shall not interfere with or disrupt the activities of any other lessee in the Building. Lessee shall remove all T & T Systems, including, without limitation, all wiring and cabling, at the expiration or earlier termination of the Lease and shall repair all damage caused by the installation or removal of the T & T Systems, all at Lessee's sole cost and expense; provided, however, that at Lessor's option, Lessor may require Lessee to leave all or portions of the wiring and cabling installed in connection with such T&T Systems, which wiring and cabling shall become property of Lessor at the expiration or earlier termination of the Lease. All of Lessee's T&T Systems requirements, and the installation, repair and maintenance requirements therefor, shall be submitted in writing to Lessor and are subject to Lessor's prior approval. ARTICLE VII Signs Section 7.1. Signs and Advertising. Lessor may maintain a Building directory in the Common Area of the first floor lobby of the Building. Lessee shall be entitled to identification in the Building directory, suite entrance identification and signage on the monument signage for the Building (collectively, the "Standard Signage"), each to include the name of Lessee, and each to be provided at Lessor's cost. The size, content, format and appearance of all such Standard Signage shall be as reasonably determined by Lessor, but shall be consistent with similar standard Building signage that is provided by Lessor in common to other tenants at the Building. Lessee 22 1/2597618.8 FINAL shall be entitled to install, at its expense, interior signage within the Demised Premises subject, however, to the approval of Lessor, which shall not be unreasonably withheld or delayed. Except as permitted by this Section, no sign,, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless such color, size and style and in such place upon or in the Building, as shall be first designated by Lessor, but there shall be no obligation or duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Lessor shall have the right to remove all non-permitted signs without notice to Lessee, and at the expense of Lessee. Lessor reserves the right to allow certain lessees to affix identification signs on the exterior of the Building. Any such approval shall not result in Lessee acquiring any such right from Lessor to install any form of sign. Notwithstanding the foregoing paragraph, from and after the Commencement Date, Lessee shall have the right to install, at Lessee's cost and expense, two (2) exterior signs showing the name of Lessee's business (and consisting solely of individual lighted letters), subject to the following terms and conditions: (a) one sign shall be placed on the side of the Building facing Interstate 465 and one sign shall be placed on the side of the Building facing Priority Way West Drive, (b) the size, location, appearance and content of such exterior signage shall be subject to the prior written approval of Lessor, which shall not be unreasonably withheld or delayed, and of any property owner's association of which Lessor or the owner of the Building is a member (a "Property Owner's Association"), (c) Lessee shall be responsible, at its sole cost and expense, for ensuring that the signage and the installation thereof complies with any and all applicable Laws, (d) Lessee shall be responsible, at its sole cost and expense, before erecting any such Lessor- opproved exterior signage, for obtaining any and all necessary or appropriate approvals, permits, consents and licenses from any applicable governmental authorities or other third parties (including without limitation any Property Owner's Association) with respect to such signage and shall thereafter, at Lessee's cost and expense, maintain all such approvals, permits, consents and licenses in full force and effect, and (e) Lessee shall, at Lessee's cost and expense, maintain the signage in good condition and repair in accordance with the standards set forth in Section 8.2 of this Lease. In addition to the right to maintain this exterior signage so long as Lessee leases at least the lesser of (i) 28,360 RSF in the Building, or (ii) the entire third floor of the Building, Lessor shall not permit any other tenant or occupant of the Building to install exterior signage on the Building. Lessor's approval of such signage shall not, and shall not be deemed to, constitute a representation or acknowledgement by Lessor that Lessee's proposed signage and the installation thereof complies with any Laws, nor shall such approval by Lessor relieve Lessee of any of Lessee's obligations under subsections (c) or (d) above. Promptly upon the expiration or sooner termination of this Lease, Lessee shall, at its cost and expense, remove all such exterior signage and repair and restore the Building to correct any damage caused by the installation or removal of such exterior signage. ARTICLE VIII Repairs and Alterations Section 8.1. Lessor's Repairs. Subject to the other terms of this Lease, Lessor shall keep the foundations, exterior Building walls (including door frames, window frames, doors, and 23 1/2597618.8 FINAL windows), exteriors of Building interior demising walls (including door frames and window frames, but excluding doors, windows and other glass), the roof, drains, and gutter; and all structural parts of the Building and the Common Area, including the Building's HVAC and mechanical, electrical, elevator and plumbing systems, in good order, condition and repair, and in a clean, sanitary and safe condition in accordance with all applicable Laws of any governmental authority having jurisdiction, and, if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Lessor shall not be required to pay for any such repairs or replacements which (a) become necessary by reason of the sole negligence or the default of Lessee, its agents, employees, invitees or visitors, or (b) involve any maintenance to or replacement of any HVAC systems now existing or hereinafter installed (whether by Lessor or Lessee) serving a computer room or other designated portion of the Demised Premises in order to provide heating or cooling services for such designated portion of the Demised Premises. Section 8.2. Lessee's Repairs. All repairs, replacements or maintenance to the Demised Premises which are not the express obligation of Lessor shall be made by Lessee and the same shall at all times be kept in good order, condition and repair, by Lessee, and in a clean, sanitary and safe condition in accordance with all applicable Laws of any governmental authority having jurisdiction. In addition, Lessee shall pay the cost to repair or replace any damage or injury done to the Building, or any part thereof, outside of the Demised Premises caused by Lessee or its agents, employees, invitees or visitors. All repairs or replacements shall be undertaken by Lessee or by contractors approved by Lessor. If Lessee fails to make such repairs or replacements promptly after notice, Lessor may, at its option, make such repairs or replacements and Lessee shall repay the costs thereof, together with five percent (5%) additional overhead charge, to Lessor upon demand. Lessee shall also be responsible for all carpet and drapery cleaning and other janitorial services not included within the standard cleaning as set forth in Section 6.1(c), but Lessee shall obtain prior written approval by Lessor of contractors engaged to perform such services. Section 8.3. Additions. Alterations and Improvements. Lessee shall not permit the Demised Premises to be used for any other purpose than the Permitted Use stated in Section 4.1 hereof, or make or allow to be made any improvements, alterations or physical additions ("Alterations") in or to the Demised Premises without first obtaining the express written consent of Lessor. To the extent permitted by law, all contracts for Alterations permitted to be made by Lessee hereunder shall provide for specific lien waivers from all persons otherwise entitled to a lien in exchange for each progress payment. All contractors, mechanics or laborers used by Lessee in performance of any Alterations shall be properly licensed, bonded and insured and subject to Lessor's prior approval (provided that Lessor may designate specific contractors with respect to Building systems). Prior to starting work, Lessee shall furnish Lessor with (i) plans and specifications reasonably acceptable to Lessor, (ii) copies of contracts, necessary permits and approvals, (iii) evidence of contractor's and subcontractor's insurance in amounts reasonably required by Lessor, and (iv) any security for performance that is reasonably required by Lessor. With respect to worker's compensation insurance, Lessee shall provide Lessor with certificate(s) from the Indiana Workers Compensation Board stating that Lessee's contractor and any subcontractors, if applicable, have worker's compensation insurance for their respective employees as required by statute. Changes to the plans and specifications must also be submitted to Lessor for approval. Alterations shall be constructed in a good and workmanlike manner using 24 1/2597618.8 FINAL materials of a quality that is at least equal to the quality approved by Lessor. Lessee shall assure that the Alterations comply with all insurance requirements and all Laws. Lessor's approval of Alterations shall not be a representation by Lessor that the Alterations comply with applicable Laws or will be adequate for Lessee's use. Any and all such Alterations when made to the Demised Premises by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise unless Lessor, by notice to Lessee no later than twenty (20) days prior to the date fixed as the expiration of this Lease, elects to have them removed immediately at Lessee's expense. Lessee shall repair any damage to the Building caused by installation or removal of any such Alterations or any movable equipment or furniture of Lessee. Section 8.4. Liens. Lessee shall keep the Demised Premises free from any liens including, but not limited to, mechanic's liens. In the event any lien attaches to the Demised Premises, Lessor may, after thirty (30) days written notice to Lessee, pay the amount of such lien to cause its release and the payment shall be deemed Additional Rent under Section 3.2. ARTICLE IX Waste Section 9.1. Waste. Lessee covenants to commit no waste in or about the Demised Premises and to return the same to Lessor in as good a condition as they were in at the beginning of this Lease or may be placed during the Term of this Lease, ordinary wear and tear, damage by fire or other casualty excepted. ARTICLE X Damages, Destruction or Taking of Demised Premises Section 10.1 Damage by Fire or Other Casualty, In the event of any damage or destruction to the Demised Premises by fire, the elements or other casualty, then, subject to the termination rights below, this Lease shall not be terminated nor shall Lessee's liability to pay Rent cease. If this Lease is not terminated as provided below, in such event, Lessor shall, to the extent of available insurance proceeds not applied to any financing obtained by Lessor with respect to the Building, repair and restore the Demised Premises to substantially the same condition existing immediately preceding to the happening of such damage or destruction, and shall promptly commence such work, repair or restoration, and shall prosecute the same with all reasonable diligence and dispatch, to the end that such work may be completed as speedily as possible. If, during the period of such repair or restoration, Lessee shall be deprived of the use or occupancy of all or any part of the Demised Premises, or if the Demised Premises shall not be in a tenantable condition, a proportionate abatement of Rent, based upon the time of the deprivation of the use of the Demised Premises rendered unsatisfactory for use, shall be allowed to Lessee; provided, however, that nothing in this sentence shall be deemed to release, waive, reduce or limit Lessee's obligations to pay any Rent that has theretofore accrued. In the event of a casualty such that Lessor reasonably estimates that it will take in excess of nine (9) months to build or restore the Demised Premises, either Lessor or Lessee may terminate this Lease. In the event of a casualty 25 1/2597618.8 FINAL that results in damage or destruction of the Building to the extent of more than fifty percent (50%) of its value (as reasonably determined by Lessor) or at a time when there remains fewer than two (2) years on the existing Term and Lessee has not exercised an option to renew or extend (if one is available), then Lessor, at Lessor's option, may terminate this Lease. Upon termination, Lessor or Lessee, as the case may be, shall send written notice of such termination to the other party and, thereupon, both parties shall be discharged of their obligations thereafter accruing under this Lease and all Rent shall be adjusted to the date of such casualty, including the refunding to Lessee of any and all advance Rent payments made by Lessee. Section 10.2. Condemnation. If the Demised Premises, or any essential part thereof, shall be taken by condemnation or eminent domain, whether through legal proceedings or by agreement of the parties involved in such condemnation, then this Lease may be terminated by Lessor or Lessee by written notice thereof to the other of such termination and cancellation. Lessee shall pay all Rent due and perform and observe all other covenants hereof up to the time Lessee vacates the Demised Premises. Lessor shall return to Lessee any advanced Rent payments; thereafter both parties hereto shall be relieved and released of any further obligation occurring hereunder. All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the Demised Premises or any interest of Lessor or Lessee therein, whether as damages or as compensation, will be the property of Lessor, free of any claim of Lessee. Notwithstanding the foregoing, Lessee shall have the right to recover from the condemning authority, but not from Lessor, such compensation as may be awarded to Lessee on account of moving and relocation expenses, and depreciation to and removal of Lessee's Property (defined below), provided such amount does not reduce Lessor's award. ARTICLE XI Insurance - Rate and Hazard Section 11.1. Insurance - Rates. Lessor shall at all times during the Term carry, at its own expense (subject to reimbursement as a "Building Operating Expense"), a policy of insurance which insures the Building, including the Demised Premises, against loss or damage by fire or other casualty. However, Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Lessee or which Lessee may have in the Building or the Demised Premises or any trade fixtures installed by or paid for by Lessee on the Demised Premises or any additional improvements which Lessee may construct on the Demised Premises (collectively, "Lessee's Property") and Lessor shall not be responsible for any loss or damage to such property, regardless of cost, including the negligence of Lessor and its employees, agents, customers, invitees and any other lessees of the Building. In the event Lessee, or Lessee's use and occupancy of the Demised Premises, causes, for any reason whatsoever, any additional charge or increase in the rate of insurance on the Building of which the Demised Premises are a part, or in the event the rate of insurance on the Building can be decreased by any act of Lessee, or by Lessee's compliance with the recommendation of Lessor or its agent, or any duly constituted and authorized body, then and in either of such events Lessee shall from time to time, immediately upon receipt of notice, do whatever is reasonably deemed necessary, and follow whatever recommendations may be made, by Lessor, or its agents, or any other duly constituted and authorized body, in order that such excess charge or increase in rate of insurance on the 26 1/2597618.8 FINAL

Building so caused by such tenancy, use or occupancy of the Demised Premises, by Lessee may be removed, or the lowered rate obtained; or, in the event conditions are such that nothing can be done, by way of improvements or otherwise, to remove such extra and additional charge or increased rate of insurance on the Building, or the expense involved is excessive, then Lessee shall pay Lessor as Additional Rent the increased or additional costs of such insurance on the Building. ARTICLE XII Legal Compliance Section 12.1. Compliance with Laws. Lessee agrees, at its sole cost and expense, to promptly obey and comply with all Laws of all duly constituted authorities or agencies of the City, County, State or Federal governments and of all public utilities, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Lessor or Lessee any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Demised Premises. By way of example, without otherwise limiting any other Laws not mentioned, Laws shall include without limitation all provisions of the Americans with Disabilities Act, the requirements of any board of fire underwriters or other similar body now or later constituted, any zoning or land use laws, regulations or ordinances, and any direction or occupancy certificate issued by public officers, insofar as they relate to the condition, use, or occupancy of the Demised Premises. However, Lessee's compliance is not required for: Installation and construction of Lessor's Work, which shall conform to all Laws. 2. Structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, to the extent those changes are not necessitated by Lessee's acts or by finish improvements made for Lessee, other than the Lessee improvements to be made pursuant to this Lease by Lessor, if any. Alterations or improvements to the Building as a whole and the Common Area of the Building that are not by law Lessee's responsibility with which to comply. ARTICLE XIII Liability Section 13.1. Liability of Lessee. All risks of accident or injury to persons or property is assumed by Lessee, whether such injury be done to the person or the property of Lessee, or to any other person or the property of any other person, which may occur on or about the Demised Premises during the Term hereof, except for injury or damage caused by Lessor's willful misconduct, and Lessee shall indemnify and hold harmless Lessor from any liability, costs or expenses, including reasonable attorneys' fees, for the matters assumed hereunder and to protect such liability with a commercial general liability insurance policy which provides a minimum of Two Million Dollars ($2,000,000.00) for each occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate, and with deductibles reasonably approved by Lessor, insuring 27 1/2597618.8 FINAL liability of Lessee, its employees and agents for personal or bodily injury and property damage through a company reasonably acceptable to Lessor and shall, at Lessor's election, furnish to Lessor either a certificate (ACORD Form 25) or a copy of the policy issued by the insurance carrier showing such insurance to be in force and shall name as an additional insured each of the following: Lessor, PP Indianapolis IV Funding Company, Inc., Cassidy Turley Midwest, Inc., PB Capital Corporation, and their respective successors. The policies and certificates shall contain a provision that the insurer will not cancel, non-renew or change in any material way the nature or extent of the coverage provided by the policy without at least thirty (30) days' prior written notice to Lessor and any other additional insureds or loss payees. Lessee's insurance required under this Lease shall be considered primary and not as excess or contributing to any other insurance that may be available to Lessor. For the purpose of this Section, insurance companies rated A or better and Class X or higher in A.M. Best's insurance guide shall be deemed acceptable to Lessor. Should Lessee fail to carry such insurance and furnish Lessor with the required evidence of insurance within ten (10) days after a request to do so, Lessor shall have the right to obtain such insurance and collect the cost thereof from Lessee as Additional Rent. ARTICLE XIV Waiver of Subrogation Section 14.1. Waiver of Subrogation. Lessor and Lessee agree to waive any subrogation that might arise by virtue of a fire or other casualty in or about the Demised Premises and both parties agree that the insurance carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insured waives its right of subrogation against the other party. ARTICLE XV Events of Default and Lessor's Remedies Section 15.1. Events of Default. The happening of any one or more of the following events shall be deemed to be an "Event of Default": (a) The failure of Lessee to pay any installment of Rent within five (5) days after its due date; (b) The failure of Lessee to perform any other of its covenants or obligations under this Lease within thirty (30) days after written notice or demand therefor is served upon Lessee by Lessor, unless such failure is not susceptible of cure within such thirty (30) day period and within such thirty (30) day period Lessee shall have commenced action reasonably designed to eliminate such failure of performance and diligently, expeditiously and continuously pursues such action to a successful conclusion; provided in all events that such curative action is successfully concluded within ninety (90) days after the initial written notice or demand from Lessor; 28 1/2597618.8 FINAL

(c) The abandonment by Lessee of the Demised Premises; provided, however, that Lessee's vacation of the Demised Premises shall not constitute abandonment so long as Lessee continues to pay Rent and perform its other obligations under this Lease in a timely manner, gives Lessor at least thirty (30) days' prior written notice of Lessee's intent to vacate, and is not otherwise in default with respect to any other terms, covenants or obligations under this Lease; (d) The making by Lessee of an assignment for the benefit of its creditors; (e) The levying of a writ of execution or attachment on or against the Demised Premises or Lessee's interest therein as the property of Lessee and the same not being released or discharged within sixty (60) days thereafter; (f) Institution of proceedings in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Lessee, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Lessee, and said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein discharged, within sixty (60) days after the institution of said proceedings; (g) The voluntary filing of any proceeding for liquidation, dissolution or adjudication of Lessee as a bankrupt; (h) A mechanic's lien upon the Demised Premises or the Building is asserted of record and the same is not released or otherwise provided for by indemnification reasonably satisfactory to Lessor, or any advance made by Lessor to satisfy or discharge the lien is not paid upon demand, with applicable overhead charge within forty-five (45) days after written notice thereof is given to Lessee by Lessor; or (i) The making of any assignment of this Lease or any subletting of the Demised Premises or some portion thereof in contravention of Section 17.1 hereof or without the consent of Lessor. Section 15.2. Remedies. Upon the occurrence of an Event of Default on the part of Lessee, Lessor may: (i). terminate this Lease and all rights of Lessee hereunder, including the right to possession, without terminating Lessee's obligations hereunder; (ii). reenter the Demised Premises with process of law, using such means as may be necessary to remove all persons and property therefrom; (iii). remove all personal property from the Demised Premises and dispose of the same immediately, applying the proceeds to the amounts owed to Lessor; and/or 29 1/2597618.8 FINAL

(iv). exercise any other right or remedy available to Lessor at law or in equity in addition to or as an alternative to any of the other rights and remedies of Lessor herein specified upon the occasion of any such Event of Default. In the event of Lessor's reentry upon the Demised Premises as a result of the occurrence of any such Event of Default, Lessor shall use reasonable efforts to re-let the Demised Premises and to otherwise mitigate its damages resulting from the occurrence of the Event of Default in conjunction with its efforts to lease other rentable office space within the Building, provided that Lessor shall have no obligation to let the Demised Premises prior to other vacant space, if any, in the Building and prior to the re-letting of other vacant space within the Office Park owned by one or more affiliates of Lessor. In the event that Lessor should re-let the Demised Premises or some portion thereof during the balance of the Term of this Lease, the proceeds of such re-letting, after deduction of all reasonable costs in connection with repossession and re-letting of the Demised Premises (including, without limitation, all attorneys' fees, leasing commissions, remodeling costs and related expenses) shall be applied to the satisfaction of Lessee's obligations hereunder. Lessor shall have the right at any time to file suit to recover any sums which have fallen due under this Lease from time to time on one or more occasions without being obligated to wait until the expiration of the Term of this Lease, including, but not limited to, past-due Rent, interest, late payment charges, amounts due Lessor pursuant to Section 15.3 below, and attorneys' fees. Lessor shall also be entitled to recover immediately as damages from Lessee a sum of money equal to the total of the cost of recovering possession of the Demised Premises, the unpaid Rent and other sums owed at the time of such termination or repossession, the balance of the Rent and other charges reasonably estimated to be due for the remainder of the originally stated Term, less the fair market value rental of the Demised Premises for such period, and any other sum of money or damages owed by Lessee to Lessor. The failure or delay of Lessor to take possession of the Demised Premises or to pursue any remedy granted by the terms of this Lease or to exercise any such right hereunder at the time of any Event of Default shall not operate as a waiver of any of the rights of Lessor herein granted and shall not extend any additional rights to Lessee as Lessee, but Lessor does expressly reserve the right to take any such action for the same or any subsequent Event of Default at any time thereafter, and Lessee does hereby agree to pay any reasonable attorneys' fees incurred by Lessor in enforcing any of the terms and conditions of this Lease. Section 15.3. Cure by Lessor. In the event of any breach of the obligations of Lessee hereunder, Lessor shall also have the right to cure such breach for the account and at the expense of Lessee. Any money spent or costs or expenses incurred in curing such a breach or default for the account of Lessee, together with fifteen percent (15%) additional overhead charge, shall be reimbursed to Lessor within thirty (30) days of rendition of a bill or statement to Lessee for such costs and expenses, and Lessor shall have the same remedies for the nonpayment thereof as for the nonpayment of Rent. Section 15.4. Fees and Costs. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, or any part thereof, or Lessor initiates legal action for the collection of any Rent due or to become due hereunder or recovery of possession of the Demised Premises, Lessee agrees to pay Lessor all reasonable attorneys' fees, other professional and paraprofessional fees, and other costs incurred by Lessor in connection therewith, including without limitation title searches and environmental audits. Lessee 30 1/2597618.8 FINAL agrees that any judgment rendered in favor of Lessor against Lessee in any legal action, whether commenced by Lessor or by Lessee, shall include additionally a judgment for such fees and costs, which judgment Lessee hereby agrees to pay. In the event that Lessor is made a party to any action brought by a third party (including any governmental entity) arising out of Lessee's use or occupancy of the Demised Premises, Lessee shall indemnify and hold harmless Lessor from any costs or fees in defending such action and from any judgment rendered against Lessor in such action, including, without limitation, all reasonable attorneys' fees and other professional and paraprofessional fees. Lessee's obligations pursuant to this Section shall survive expiration or early termination of the Lease. Section 15.5. Bankruptcy or Insolvency. To secure Lessor against loss of the Rent and other payments herein provided to be made by Lessee, it is agreed as a further condition of this Lease that the filing of any petition in bankruptcy or insolvency by or against Lessee, or the adjudication in bankruptcy of Lessee or the appointment of a receiver for Lessee by any Court shall be deemed to constitute a breach of this Lease, and thereupon without entry or other action by Lessor, this Lease shall become and be terminated; and, notwithstanding any other provisions of this Lease, Lessor shall forthwith upon such termination be entitled to recover the Rent observed in this Lease for the residue of the Term hereof less the fair rental value of the Demised Premises for the residue of said Term. Section 15.6. Lessor's Lien and Security Interest. Intentionally Omitted. Section 15.7. Additional Remedies. In addition to the remedies set forth in this Article XV, Lessor shall have all other remedies available pursuant to this Lease, at law or in equity. ARTICLE XVI Surrender and Holdover Section 16.1. Surrender. Upon the expiration or sooner termination of this Lease, Lessee shall surrender to Lessor the Demised Premises, together with all of the property affixed to the Demised Premises, broom clean, well maintained and in as good an order and condition as on the Commencement Date, except for the effects of ordinary wear, acts of God, casualty or eminent domain, which Lessee is not required to repair under the terms of this Lease. If Lessee fails to surrender the Demised Premises in such condition, Lessor may cause such work to be performed at Lessee's expense and Lessee hereby agrees to pay all actual costs and expenses thereby incurred, either by deduction from Lessee's Security Deposit, if applicable, or by payment of an invoice therefor from Lessor. Lessee's obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Lease. Unless an Event of Default has occurred and remains uncured, Lessee shall remove all of Lessee's Property, including equipment, machinery, furniture and business supplies, from the Demised Premises prior to the expiration or earlier termination of this Lease and failing to do so, Lessor may cause all of said property to be removed at the expense of Lessee and Lessee hereby agrees to pay all costs and expenses thereby incurred. Lessee's obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Lease. Any damage to the Demised Premises caused by such removal shall be repaired by Lessee. At Lessor's option, if Lessee fails to remove Lessee's Property on or 31 1/2597618.8 FINAL before the expiration or earlier termination of this Lease then any and all of the same may be deemed the property of Lessor. Section 16.2. Holdover. If Lessee holds over after the expiration or earlier termination of this Lease, Lessee shall pay to Lessor, as liquidated damages, Additional Rent plus (i) one hundred twenty five percent (125%) of the amount of the Base Rent herein specified for the first two (2) months of any such holdover and (ii) one hundred fifty percent (150%) of the amount of the Base Rent herein specified for any additional holdover period (each prorated on a per diem basis ) for the time Lessee holds over. Acceptance by Lessor of such liquidated damages after expiration or earlier termination shall not result in a renewal of this Lease. Notwithstanding the foregoing provision, no holding over by Lessee shall operate to extend this Lease, and Lessee shall vacate and surrender the Demised Premises to Lessor on the date designated in prior written notice from Lessor to Lessee to vacate. The foregoing provisions of this Section are in addition to and do not affect Lessor's right of reentry or any other rights of Lessor hereunder or as otherwise provided by law. ARTICLE XVII Assignment Section 17.1. Assignment and Subletting. Except as specifically provided for in this Section 17.1, this Lease shall not be assigned in whole or in part by Lessee, nor shall the Demised Premises or any portion thereof be sublet by Lessee, or occupied by others, without the prior written consent of Lessor. If Lessee desires to effect an assignment of all or any portion of this Lease or a sublease of all or any part of the Demised Premises or otherwise to permit any other individual or entity to occupy the Demised Premises, Lessee shall: (x) notify Lessor in writing, in advance, of: (i) the name of the proposed assignee, subtenant or occupant; (ii) the names of the officers and controlling shareholders, partners or members of the proposed assignee, subtenant or occupant; and (iii) and the nature of the business of the proposed assignee, subtenant or occupant; (y) provide Lessor with a copy of the proposed assignment of lease, sublease agreement, or use agreement evidencing such assignment, sublease or grant of use, which assignment of lease, sublease agreement or use agreement must be in a form reasonably acceptable to Lessor (with an executed copy to be furnished to Lessor upon Lessor's request); and (z) provide to Lessor upon request: (i) current certified financial records of the proposed assignee, subtenant or occupant; and (ii) any other information that Lessor reasonably may request. If such consent is granted by Lessor, Lessee shall, nevertheless, remain liable for the performance of the terms and conditions of this Lease the same as though such assignment, subletting or occupancy had not been made. Any sums or other economic consideration received by Lessee as a result of any such assignment, subletting or occupancy, whether denominated rentals under the sublease or otherwise, which exceed in the aggregate the total sums that Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease, assignment or occupancy) shall be payable to Lessor as Additional Rent under this Lease without affecting or reducing any other obligation of Lessee under this Lease. Section 17.2. Consent Not Required. Notwithstanding anything herein to the contrary, Lessee shall have the right, without Lessor's consent, to assign this Lease or to sublet the Demised 32 1/2597618.8 FINAL

Premises to a Permitted Successor (as defined below), provided that (i) Lessor receives written notice of such assignment or subletting, (ii) the Permitted Successor complies with the Minimum Net Worth Requirement as in effect at such time and as applicable to the Permitted Successor, as evidenced by Financial Statements provided to Lessor, (iii) Permitted Successor (or in the case of a newly formed entity, its management) has proven experience in the operation of a first-class business of a type consistent with the use of the Building as a first-class building, (iv) Permitted Successor assumes in writing (the form of which shall be subject to Lessor's reasonable approval) all of Lessee's obligations under this Lease, as amended from time to time, and Lessee is not released from any of the obligations or liabilities under this Lease, as amended from time to time, (v) Lessor receives a fully executed copy of the assignment or sublease agreement between Lessee and the Permitted Successor, (vi) the primary purpose of such assignment or sublet is for legitimate business reasons unrelated to this Lease, and the assignment or sublet is not a subterfuge by Lessee to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein, and (vii) such assignee or subtenant will conduct the same type of business in the Demised Premises as the original Lessee hereunder, or a business that is not incompatible with that conducted by the other tenants of the Building, and that would not be inconsistent with the investment criteria of Lessor. Lessee notice to Lessor shall include information and documentation showing that each of the above conditions has been satisfied. For purposes of this Section, a "Permitted Successor" is any partnership, corporation or other entity resulting from a merger or consolidation with Lessee, or any Person which acquires substantially all of the assets or stock of Lessee as a going concern; and "Person" means any corporation, partnership, limited liability company or other entity. Any attempted assignment or subletting in violation of this Section shall be voidable at Lessor's option. ARTICLE XVIII Possession Section 18.1. Covenant of Quiet Possession. Lessor hereby covenants that Lessee, upon the payment of the Rent and all other amounts Lessee may owe as herein provided, and performance by Lessee of the covenants herein contained and required of it, shall not have its peaceful and quiet possession of the Demised Premises during the Term of this Lease disturbed, except as otherwise expressly provided herein and in any Mortgage(s) encumbering the Building. ARTICLE XIX Notice Section 19.1. Notices. Any notice, demand, request or other instrument (any "Notice") which may be or is required to be given under this Lease shall be in writing and shall be deemed given and received on the next day following deposit of any such Notice with a national overnight delivery carrier (with receipt evidencing such delivery) such as, but not limited to, Federal Express or UPS. Any Notice shall be addressed to the party at the address set forth in Section 1.3(P) hereof, or at such other address as such party may designate by written notice to the other party. 33 1/2597618.8 FINAL

ARTICLE XX Entire Agreement Section 20.1. Written Instrument. This Lease and the exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Demised Premises, including all lease proposals, letters of intent and other documents. Neither Lessor nor Lessor's agents have made any representations or promises with respect to the Demised Premises, the Building, the Land, the Rent, the expenses of operation of the Building or any other matter or thing affecting or related to the execution of this Lease, except as herein expressly set forth, and no rights, easements, or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this Lease. It is agreed by and between Lessor and Lessee that all understandings and agreements pertaining to the Demised Premises by and between the parties are embodied in this Lease, and no statement, promise, or agreement, verbal or otherwise, that is in conflict with the terms of this Lease, or that in any way attempts to modify, vary, alter, enlarge or invalidate any of the provisions of this Lease shall be binding upon either Lessor or Lessee, unless such exception, understanding or agreement is endorsed by both parties on the document which will be called an Addendum and will be attached hereto and numbered numerically. ARTICLE XXI Lease Subordinated Section 21.1. Subordination. (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument of encumbrance heretofore or hereafter placed upon the Demised Premises or the Office Park in connection with any financing obtained by Lessor, and all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "Mortgage" and the holder of such Mortgage shall be referred to as a "Mortgagee"), all automatically and without the necessity of any further action on the part of Lessee to effectuate such subordination. In case Lessor's interest under the Mortgage shall terminate either by expiration, forfeiture or otherwise, then such Mortgagee, its heirs, administrators, executors, and assigns shall have all the rights of Lessor under this Lease, following such termination. Lessee, at the request of Mortgagee, or at the request of the purchaser at any foreclosure sale or any sale under a power of sale contained in any Mortgage, shall attorn to such Mortgagee or purchaser, and recognize such Mortgagee or purchaser, its heirs, administrators, executors, successors or assigns as Lessor for the balance of the Term of this Lease. Lessee shall execute, enseal, acknowledge and deliver, upon demand by Lessor or such Mortgagee, such further instrument or instructions evidencing such subordination of Lessee's right, title and interest under this Lease to the lien of any such Mortgage, and such further instrument or instruments or attornments, in a form satisfactory to such Mortgagee, as shall be desired by such Mortgagee, provided Lessor shall use commercially reasonable efforts to have any such subordination 34 1/2597618.8 FINAL instrument contain non-disturbance language in a form reasonably acceptable to both Mortgagee and Lessee. (b) Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, any such Mortgagee may at any time subordinate its Mortgage to the operation and effect of this Lease, without the necessity of obtaining Lessee's consent thereto, by giving notice of the same in writing to Lessee, and thereupon this Lease shall be deemed to be prior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such Mortgagee shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution, delivery, and recordation of such Mortgage. (c) Lessor shall use commercially reasonable efforts to deliver to Lessee a subordination, nondisturbance and attornment agreement from the holder of any Mortgage now constituting a lien on the Demised Premises or the Building. ARTICLE XXII Estoppel Certificate Section 22.1. Estoppel Certificate. Lessee shall from time to time, within ten (10) days after Lessor shall have requested the same of Lessee, execute, acknowledge and deliver to Lessor, and/or to any other parties that Lessor requires, a written instrument in recordable form (i) certifying that (A) this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that this Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement between Lessor and Lessee as to the Demised Premises and the leasehold; (B) the dates to which the Rent and other charges arising under this Lease have been paid, if any; (C) the amount of any prepaid Rents or credits due Lessee, if any; and (D) Lessee has accepted the possession of the Demised Premises, has entered into occupancy of the Demised Premises, the Commencement Date of this Lease and the corresponding expiration date; (ii) stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by Lessor prior thereto have been satisfied and whether or not Lessor is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and (iii) stating any other fact or certifying any other condition reasonably requested by Lessor or requested by any Mortgagee or prospective Mortgagee or purchaser of the Demised Premises or the Office Park of which the Demised Premises are a part or of any interest therein. It is intended that any statement delivered pursuant to the provision of this Section be relied upon by any such purchaser or Mortgagee. 35 1/2597618.8 FINAL

ARTICLE XXIII Lessor's Reserved Rights Section 23.1. Right of Inspection. Lessor shall have the right at any reasonable time and from time to time to enter the Demised Premises by its agents and employees for the purpose of examining the condition thereof and at any time in the event of an emergency by means of a master or pass key or otherwise. Lessor and its agents and employees shall take all commercially reasonable steps necessary to prevent the disclosure of any private information that may be present at the Demised Premises upon any such entry. Section 23.2. Repairs. Lessor reserves the right to enter the Demised Premises as may be necessary from time to time for the purpose of making repairs or alterations thereto or to the Building as may be required for the safety, protection and preservation of the Demised Premises and the Building. The reservation of such right of entry shall not enlarge in any way the obligations of Lessor for maintenance and repair of the Building or the Demised Premises as otherwise provided in Article VI or in Article VIII hereof. Section 23.3. Rights with Respect to the Building and the Office Park. Lessor hereby reserves the right to perform any work in or about the Building, the Office Park or any adjacent or nearby land, street or other facility not included within the Demised Premises. Lessor reserves the right to change the size, height, location or arrangement of the Common Area of the Building, from time to time, as Lessor may deem proper. Lessor reserves the right to use the areas above the finished drop ceilings of the Demised Premises and within the demising walls, and to erect scaffolding, ladders and other materials in, on or about the Building. Lessor reserves the right to change the name of the Office Park including, without limitation, the name and number of the Building and the number, size, height, location or arrangement of the Common Area and the common area within the Office Park, from time to time, as Lessor may deem proper; provided however that if Lessor elects to change the name and number of the Building, (i) Lessee shall be entitled to a reimbursement of the reasonable and actual costs associated with replacing a reasonable amount of stationery and business cards (not to exceed one month's supply of each) and (ii) Lessor shall provide Lessee with at least ninety (90) days' prior notice of such change unless such change is being required by a governmental entity or governmental action of any kind, in which case there shall be no such minimum notice requirement. Lessor reserves the right to use, maintain, replace and erect new pipes, conduit, wires and ductwork in and through the Demised Premises as may be required for service to other portions of the Building and to enter upon the Demised Premises as may be required for the exercise of such rights; provided, however, such pipes, conduit, wires and ductwork shall not materially reduce the size or usefulness of the Demised Premises. Lessor reserves the right to close the Building during times of emergency and to require that all persons entering or leaving the Building during such hours as Lessor may from time to time reasonably specify, identify themselves to persons designated by Lessor by registration or otherwise and establish their right to enter or leave the Building. Lessor reserves the right to exclude or expel any peddler, solicitor or unruly person or any person causing any disturbance at any time from the Demised Premises, the Building or the Office Park. 36 1/2597618.8 FINAL

Section 23.4. Exhibition of Demised Premises. Lessor reserves the right to enter the Demised Premises during Lessee's normal business hours and with advance notice to Lessee for the purpose of exhibiting the Demised Premises to prospective purchasers or existing or prospective mortgagees and, during the last nine (9) months of the Term of this Lease if no extension or new lease has been agreed upon by Lessor and Lessee, for the purpose of exhibiting the same to prospective lessees. Section 23.5. Right to Amend Declaration. Lessor reserves the right to join in the amendment or restatement of the Declaration from time to time without the consent of Lessee; provided such amendment or restatement does not materially increase any cost or obligation of Lessee. If requested by Lessor, Lessee shall sign from time to time any instrument or instructions evidencing Lessee's consent to any such amended or restated Declaration. Section 23.6. Effect of Exercise of Reserved Rights. The reasonable exercise of any right reserved to Lessor under the terms of this Lease shall never be deemed to constitute a constructive eviction of Lessee, a violation of the covenant of quiet enjoyment, or a trespass by Lessor or any of its contractors, agents or employees, and Lessee shall not be entitled to any abatement or reduction in Rent by reason thereof. ARTICLE XXIV Miscellaneous Agreements Section 24.1 Waiver. The failure of Lessor or Lessee to seek redress for violation of, or to insist upon strict and timely performance of, any covenant or condition of this Lease or any of the Rules of the Building set forth herein or hereafter adopted by Lessor, shall not constitute a waiver of any such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Lessor of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the full Rent due shall be deemed to be other than on account of the earliest stipulated payments due, nor shall any endorsement or statement on any check or in any letter accompanying any check or other payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or to pursue any other remedy as is provided in this Lease. Section 24.2. Intentionally Omitted. Section 24.3. Sale and Conveyance of the Building and the Land. Lessor shall have the right to sell and convey the Building and the Land at any time during the Term of this Lease, subject only to the rights of Lessee hereunder; and such sale and conveyance shall operate to release Lessor from liability arising hereunder after the date of conveyance. Section 24.4. Status of Lessor. The term Lessor as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the 37 1/2597618.8 FINAL owner or owners at the time in question of Lessor's interest in the Building and the Land. Lessee shall look solely to the Building and the Land on which it is located for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Lessor and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Lessee. Section 24.5. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and in force to the fullest extent permitted by law. Section 24.6. Consents. Wherever consent or approval is required, such consent or approval shall only be valid when given expressly in writing and identified in such writing as being intended as a consent or approval required by the terms hereof. Consent or approval shall never be implied by any act or statement made by the consenting or approving party or its agents or employees. Whenever Lessor's consent or approval is required under this Lease, such consent or approval may be withheld or granted in Lessor's sole and absolute discretion, except as otherwise expressly provided in this Lease. Section 24.7. Successors and Assigns. Except as herein limited, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Section 24.8. Name of Building. Lessee shall not, without the written consent of Lessor, use the name of the Building or the Office Park for any purpose other than as the address of the business to be conducted by Lessee in the Demised Premises, and in no event shall Lessee acquire any rights in or to such names. Section 24.9. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana. Section 24.10. Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions. Section 24.11. Examination of Lease. Submission of this instrument for examination or signature to Lessee does not constitute a reservation of or option for lease, and is not effective as a lease or otherwise until execution by and delivery to both Lessor and Lessee. S ection 24.12. Force Mai eure. Whenever this Lease requires any act (other than the payment of Rent or a liquidated sum of money) to be performed by a certain time or within a certain period of time, the time for the performance of such act shall be extended by the period of any delays in such performance caused by the following "Events of Force Majeure": adverse 38 1/2597618.8 FINAL weather conditions, war, invasion, terrorism, hostilities, work stoppages, boycotts, slowdowns, strikes, lockouts, civil commotion, vandalism, riots, unavailability or unpreventable shortages of materials, equipment, labor or energy, casualties, acts of God, actions or inactions of governmental units or entities, or other conditions or events beyond the control of the party required to perform such act. Section 24.13. Authority. If Lessee or Lessor is a corporation, the undersigned person or persons executing and delivering this Lease on behalf of Lessee each represents and certifies that he or she is a duly elected officer of such corporation and has been fully empowered by the Board of Directors of said corporation to grant, execute and deliver this Lease; that said corporation has full corporate capacity to grant, execute and deliver this Lease; and that all necessary corporate action for the granting of this Lease has been taken and done by such corporation. Section 24.14. Interpretation. The captions or headings to the various Articles and Sections hereof are inserted only as a matter of convenience and for reference, and in no way define, limit, construe or describe the scope hereof or the intent of any provisions hereof. When applicable, use of the singular form of any word shall also mean or apply to the plural, and the neuter form shall mean and apply to the masculine or feminine. Section 24.15. Attorneys' Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incurred in connection with and incidental to such litigation and arbitration, including the reasonable cost of in-house counsel and any appeals. The "prevailing party" shall include, but is not limited to, a party whose claim is substantially sustained in an action, a party who is granted equitable relief or a party who dismisses an action or settles a claim in exchange for a payment of substantially the sum allegedly due. Section 24.16. Payment of and Indemnification for Leasing Commissions, Lessor represents to Lessee that it has dealt with no broker, finder or other person with respect to this Lease or the transactions contemplated hereby, except the Lessor's Broker designated in Section 1.3 hereof. Lessee represents to Lessor that it has dealt with no broker, finder or other person with respect to this Lease or the transactions contemplated hereby, except the Lessee's Broker designated in Section 1.3 hereof. Lessor shall be responsible for payment of fees to Lessor's Broker. Any commissions that are due and payable to Lessee's Broker shall be paid as and to the extent due pursuant to that certain written agreement dated as of February 3, 2011, by and among Lessor, Lessor's Broker, and Lessee's Broker, and Lessee shall have no obligation to pay those commissions to Lessee's Broker. The parties hereby acknowledge, represent and warrant to each other that no broker or person, except for the Brokers, is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. The parties shall indemnify and hold the other harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto because of any act, omission or statement of the indemnifying party or its employees or agents. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending such a 39 1/2597618.8 FINAL claim. The foregoing indemnification provisions shall survive the cancellation, termination or expiration of the Term of this Lease. Section 24.17. Definition of Relationship Between the Parties. Lessor shall not, by virtue of the execution of this Lease or the leasing of the Demised Premises to Lessee, become or be deemed a partner of or joint venturer with Lessee in the conduct of Lessee's business on the Demised Premises or otherwise. Section 24.18. Air and Light. This Lease does not grant or guarantee Lessee continuance of or any right of a view or an easement for light or air over any property adjoining the Demised Premises or the Building. Section 24.19. Waiver of Trial by Jury. Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Demised Premises and/or any claim of injury or damage, and any statutory remedy. Section 24.20. Intentionally Omitted. Section 24.21. No Access to Roof. Lessee shall have no right of access to the roof of the Demised Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Demised Premises or the Building without the prior written consent of Lessor. Notwithstanding the foregoing, Lessor acknowledges that Lessee may wish to install one (1) communications sending/receiving device (the "Equipment") on the roof of the Building, solely for use in conducting Lessee's business, provided that use is in compliance with Section 1.3(M) of this Lease. If Lessee wishes to install any such Equipment, Lessee must satisfy and comply with the provisions of this Section. Lessee must provide Lessor with prior written notice of the following, all of which must be reasonably acceptable to Lessor: (a) the name of Lessee's proposed telecommunications provider (if any) (the "Provider"), (b) a written engineering form (in such format as Lessor requires) describing the quantity and type of Equipment that Lessee or its Provider proposes to install on the roof of or in the Building, (c) a description (in form and detail acceptable to Lessor) regarding the proposed mounting method, location, point of entry to the Building, and cable route, if any, for the proposed Equipment, and (d) any other information requested by Lessor. In no event shall the Equipment or the installation thereof create any penetration of the roof; Lessee and its Provider shall be required to use existing points of entry to the Building as approved by Lessor. The installation and operation of the Equipment must be in accordance with the engineering form. Lessee or the Provider shall, at Lessee's or its Provider's cost and expense, obtain all necessary or appropriate approvals, consents, authorizations, permits and licenses from all governmental authorities or other third parties, prior to commencement of installation of the Equipment, and promptly provide Lessor with copies thereof, and maintain those approvals, consents, authorizations, permits and licenses in full force and effect at all times. To the extent Lessee or its Provider requires access to the roof of the Building to install or to maintain, repair or replace any Equipment, Lessee must provide Lessor with at least three (3) 40 1/2597618.8 FINAL business' days prior written notice thereof, Lessee or its Provider shall, at Lessee's cost and expense, at all times maintain such insurance as Lessor or any other parties as required in connection with any Mortgage, deems necessary or appropriate with respect to the Equipment including without limitation (i) Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that Lessee or its Provider has procured and has caused others to procure workers' compensation and commercial general liability insurance in amounts reasonably satisfactory to Lessor and naming as an additional insured on such liability insurance each of the parties listed in Section 13.1; and (ii) with respect to worker's compensation insurance, Lessee shall provide Lessor with certificate(s) from the Indiana Workers Compensation Board stating that Lessee's Provider and any subcontractors, if applicable, have worker's compensation insurance for their respective employees as required by statute. Lessee or its Provider shall, at Lessee's cost and expense, maintain, repair and replace the Equipment as necessary or appropriate so that the Equipment remains at all times in good condition and repair. At the end of the Term, Lessee shall (unless Lessor otherwise agrees in writing) remove, or cause its Provider to remove, the Equipment. Lessee shall, at its sole cost and expense, repair any damage to the roof or Building or any portion thereof caused by the installation, presence, operation, use, and/or removal of the Equipment. The Equipment must not interfere with the transmission or reception equipment presently or hereafter located at or in the Building. If the Equipment causes any interference with respect to any such transmission or reception equipment, Lessee shall eliminate such interference within twenty-four (24) hours after written notice from Lessor of the existence of such interference. Lessor shall have no liability or obligation to Lessee or the Provider with respect to the Equipment or any loss, liability, damage, cost or expense relating thereto. Lessee shall, within five (5) days after written notice from Lessor, remove the Equipment in the event any governmental entity or applicable Law requires removal thereof or Lessee fails to materially comply with the terms stated herein. Such removal or relocation shall be in accordance with all of the terms and conditions set forth herein. Any language in this Lease notwithstanding, Lessor shall not be liable for and Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damages (including but not limited to personal injury, death or property damages), costs, expenses and reasonable attorneys' fees incurred by Lessor arising from any Equipment related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof. Lessee's rights granted in this Section are personal to Stonegate Mortgage Corporation and shall not be assigned or sublet by Stonegate Mortgage Corporation, and no equipment of any other person or entity may be co-located in the Demised Premises or on the roof with Lessee's Equipment. Section 24.22. Memorandum of Lease. Upon the request of either Lessor or Lessee, both parties shall execute and record a memorandum of this Lease in the Office of the Recorder of Marion County, Indiana, in a form reasonably satisfactory to both and substantially in the form attached hereto as Exhibit H and hereby made a part hereof, indicating the Term, Extension Option, the Restricted Use for the Restricted Period in the Restricted Area, and such other items as either party may reasonably request. The cost of recording shall be paid by the party requesting the memorandum. Lessee agrees that Lessee shall cooperate with Lessor as necessary to have the memorandum of lease released of record upon the expiration or earlier termination of this Lease, and shall, upon execution of a memorandum of lease, place in escrow with Lessor an executed release of such memorandum of lease, in recordable form substantially in the form 41 1/2597618.8 FINAL attached hereto as Exhibit H-l and hereby made a part hereof, for Lessor's use in having the memorandum released of record upon the expiration or earlier termination of this Lease. Section 24.23. Intentionally Omitted. Section 24.24. Counterparts. This Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof. Section 24.25. Mortgagee's Approval. This Lease is subject to Mortgagee's approval. Lessor shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within ten (10) days, after the date hereof. In the event notice of disapproval by Mortgagee of this Lease is received within thirty (30) days after the date hereof, this Lease shall be null, void, and of no further force or effect. Section 24.26. Discretionary Allowance. Lessor shall provide Lessee with a one-time allowance in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Discretionary Allowance"), which may be used by Lessee for such purposes as Lessee deems appropriate in its sole discretion; provided, however, Lessee shall not use the Discretionary Allowance for any unlawful purpose or for any use or purpose that violates the Lease. Lessor shall pay the Discretionary Allowance to Lessee within thirty (30) days after Lessee's written request therefor, but no sooner than the Commencement Date (and provided that, as of such date, Lessee is in possession of the Demised Premises and there is then no Event of Default by Lessee under this Lease). Simultaneously with and as a condition to the payment of the Discretionary Allowance by Lessor to Lessee, the parties shall amend this Lease by letter of understanding as set forth on Exhibit D. to reflect such payment of the Discretionary Allowance. If Lessee timely requests the Discretionary Allowance and Lessor fails to pay the Discretionary Allowance to Lessee within thirty (30) days following Lessee's request pursuant to this Section (for purposes of this Section, a "Missed Payment"), then Lessee shall be permitted to offset the amount of such Missed Payment against Base Annual Rent as set forth below; provided, however, that Lessee must first give Lessor (and any party previously requested by Lessor to receive copies of notices sent to Lessor) a Notice of Offset and thirty (30) days after Lessor's receipt of the Notice of Offset to make the Missed Payment that is the subject of the Notice of Offset. The Notice of Offset must state: (a) Lessor's failure to make payment of such Missed Payment as required under the Lease (including a copy of Lessee's written request for such Discretionary Allowance); and (b) Lessee's intent to offset pursuant to this Section. If the Missed Payment has not been paid to Lessee within such thirty (30) day period after Lessor's receipt of the Notice of Offset, Lessee may thereafter offset such Missed Payment against the Monthly Rental Installment due each month hereunder until the total Missed Payment is satisfied, but limited as follows: (i) there must not be an Event of Default by Lessee then existing under any of the terms of this Lease and (ii) the portion of the Missed Payment offset against the Monthly Rental Installment each month may be no more than the amount necessary to fully offset the Missed Payment during the first 24 months of the Term (for example, if the Missed Payment were to include the full amounts of both the Discretionary Allowance and the Relocation Allowance (as defined below), the offset would be calculated as follows: (y) one hundred percent (100%) of the Monthly Rental Installment actually due under this Lease for such month during the first twelve (12) months of the Term (taking into account any Abated Base Rent for such month) and (z) sixty-one percent (61%) of the Monthly 42 1/2597618.8 FINAL

Rental Installment due under this Lease for such month during months 13 through 24 of the Term). Section 24.27. Relocation Allowance. Lessor shall pay Lessee a one-time allowance in the amount of Two and 00/100 Dollars ($2.00) per rentable square foot of the Demised Premises (the "Relocation Allowance"), to be used by Lessee toward its costs and expenses of relocating to the Demised Premises; provided, however, that Lessee shall not use the Relocation Allowance for any unlawful purpose or for any use or purpose that violates this Lease. Lessor shall pay the Relocation Allowance to Lessee within thirty (30) days after the later of (i) the actual Commencement Date and (ii) presentation of paid invoices by Lessee in support of such moving expenses (and provided that, as of that date, Lessee has taken possession of the Demised Premises and there is then no Event of Default by Lessee under this Lease). Simultaneously with and as a condition to the payment of the Relocation Allowance by Lessor to Lessee, the parties shall amend this Lease by letter of understanding as set forth on Exhibit D to reflect such payment of the Relocation Allowance. If Lessee timely requests the Relocation Allowance and Lessor fails to pay the Relocation Allowance to Lessee within thirty (30) days following Lessee's request pursuant to this Section (for purposes of this Section, a "Missed Payment"), then Lessee shall be permitted to offset the amount of such Missed Payment against Base Annual Rent as set forth below; provided, however, that Lessee must first give Lessor (and any party previously requested by Lessor to receive copies of notices sent to Lessor) a Notice of Offset and thirty (30) days after Lessor's receipt of the Notice of Offset to make the Missed Payment that is the subject of the Notice of Offset. The Notice of Offset must state: (a) Lessor's failure to make payment of such Missed Payment as required under the Lease (including a copy of Lessee's written request for such Relocation Allowance including copies of required supporting documentation submitted by Lessee to Lessor with respect to such Missed Payment); and (b) Lessee's intent to offset pursuant to this Section. If the Missed Payment has not been paid to Lessee within such thirty (30) day period after Lessor's receipt of the Notice of Offset, Lessee may thereafter offset such Missed Payment against the Monthly Rental Installment due each month hereunder until the total Missed Payment is satisfied, but limited as follows: (i) there must not be an Event of Default by Lessee then existing under any of the terms of this Lease and (ii) the portion of the Missed Payment offset against the Monthly Rental Installment each month may be no more than the amount necessary to fully offset the Missed Payment during the first 24 months of the Term (for example, if the Missed Payment were to include the full amounts of both the Discretionary Allowance and the Relocation Allowance, the offset would be calculated as follows: (y) one hundred percent (100%) of the Monthly Rental Installment actually due under this Lease for such month during the first twelve (12) months of the Term (taking into account any Abated Base Rent for such month) and (z) sixty-one percent (61%) of the Monthly Rental Installment due under this Lease for such month during months 13 through 24 of the Term). Section 24.28. Right of First Offer. Subject to any rights of first offer, options, rights of first refusal or other rights of any other tenants at the Building or their successors or assigns (or any of their respective subtenants) (as those rights exist as of the Effective Date (the "Superior Rights"), Lessee shall have a right of first offer as to all rentable space in the Building that "becomes available", as defined below, during the first ninety-six (96) months of the Initial Term (the "Offer Space"), upon and subject to the terms and conditions set forth in this Section (the "Right of First Offer"). 43 1/2597618.8 FINAL

(a) Lessee may exercise its Right of First Offer as to the Offer Space that becomes available during the first ninety-six (96) months of the Initial Term, subject in all respects to the Superior Rights, as to all but not less than all of the Offer Space that is then available as indicated in the Lessor Offer Notice (as defined below), upon written notice to Lessor in the manner provided below. However, Lessee shall not have the right to exercise its Right of First Offer if, at that time, there is a default by Lessee under this Lease. Lessor shall notify Lessee, in writing, when the Offer Space becomes available, to the extent such Offer Space is not subject to Superior Rights (the "Lessor Offer Notice"). Upon receipt of the Lessor Offer Notice, Lessee shall have ten (10) business days in which to notify Lessor, in writing, if Lessee wishes to exercise its Right of First Offer as to the Offer Space identified in the Lessor Offer Notice; provided, that Lessee may not exercise its Right of First Offer as to less than all of the Offer Space identified in the Lessor Offer Notice. If Lessee does not exercise the Right of First Offer as to the Offer Space identified in the Lessor Offer Notice within the ten (10) business day period, or if Lessee notifies Lessor that Lessee does not wish to exercise its Right of First Offer as to the Offer Space at such time, Lessor shall be free, for a period of twelve (12) months following the date of the Lessor Offer Notice, to lease the Offer Space described in the Lessor Offer Notice to a third-party tenant without regard to the restrictions in this Section and on whatever terms and conditions Lessor may decide in its sole discretion, free from Lessee's rights under this Section, and Lessee's Right of First Offer as to that Offer Space shall cease and terminate until the expiration of such twelve (12) month period if the Offer Space is not leased to a third party, or if the Offer Space is lease to a third party, until the Offer Space next becomes available. (b) If Lessee timely exercises its Right of First Offer, in accordance with this Section, with respect to the Offer Space identified in the Lessor Offer Notice, prior to the end of the first thirty-six (36) months of the Initial Term, all terms, covenants, conditions and provisions of this Lease applicable to the Demised Premises, including without limitation the rate of Base Annual Rent per rentable square foot, shall apply with like force and effect to the Offer Space, except as follows. (i). The lease for that Offer Space by Lessee shall commence on the date on which Lessor delivers that Offer Space to Lessee, and the "Expiration Date" for that Offer Space shall be the same Expiration Date as for the remainder of the Demised Premises. (ii). Lessee's Percentage of Excess Building Operating Expenses and Lessee's Percentage of Excess Real Estate Taxes shall be adjusted upward to reflect the rentable square feet in the Offer Space as to which Lessee has exercised its Right of First Offer. (iii). Lessor shall construct improvements and alterations to the Offer Space, as a "turn-key" tenant improvement package, pursuant to plans and specifications for those improvements and alterations that are mutually acceptable to Lessor and Lessee ("Lessor's Expansion Work"); provided, however, that the cost and expense to Lessor, on a per rentable square foot basis, in constructing 44 1/2597618.8 FINAL those improvements and alterations to the Offer Space as to which Lessee is then exercising its Right of First Offer, shall not exceed the cost per rentable square foot incurred by Lessor for construction of the Lessor's Work, multiplied by (z) a fraction, the numerator of which is the number of days between the date on which Lessee exercises its Right of First Offer and the last day of the Initial Term, and the denominator of which is four thousand and fifteen (4015) days. Lessee shall be responsible for all costs and expenses of the improvements and alterations to the Offer Space that exceed the amount described in the preceding sentence, and Lessee shall promptly pay such excess cost and expense to Lessor not later than ten (10) days after receipt of written invoice(s) therefor from Lessor. The cost per rentable square foot incurred by Lessor for construction of the Lessor's Work, for purposes of the calculation in this subsection (b)(iii) shall be included in the letter of understanding as set forth on Exhibit D when the same is executed as required in Section 2.4. (iv). If Lessor performs alterations or improvements to any Offer Space, Lessor's cost for such improvements, as well as any leasing commission with respect to such Offer Space, shall be added to the costs used to calculate the Termination Fee as defined in Section 24.30 and Exhibit G attached to this Lease shall be amended to reflect such additional costs. (c) If Lessee exercises its Right of First Offer after the end of the thirty-sixth (36th) month of the Initial Term but prior to the end of the ninety-sixth (96th) month of the Initial Term, all terms, covenants, conditions and provisions of this Lease applicable to the Demised Premises shall apply with like force and effect to the Offer Space, except as follows. (i). The Base Annual Rent for the Offer Space shall be at the market rate then currently being charged by Lessor for comparable space in the Building but factoring in the Expiration Date of this Lease. Lessee acknowledges and agrees that the Base Annual Rent for the Offer Space shall be determined solely by Lessor and shall be included in the Lessor Offer Notice provided to Lessee. (ii). The lease for that Offer Space by Lessee shall commence on the date on which Lessor delivers that Offer Space to Lessee, and the "Expiration Date" for that Offer Space shall be the same Expiration Date as for the remainder of the Demised Premises. (iii). Lessee's Percentage of Excess Building Operating Expenses and Lessee's Percentage of Excess Real Estate Taxes shall be adjusted upward to reflect the rentable square feet in the Offer Space as to which Lessee has exercised its Right of First Offer. (iv). Lessor shall perform alterations or improvements to the Offer Space based on the then market rate for comparable space in the Building leased for a comparable term, as it pertains to tenant improvements. Lessee acknowledges 45 1/2597618.8 FINAL and agrees that the foregoing shall be determined solely by Lessor and shall be included in the Lessor Offer Notice provided to Lessee. (v). If Lessor performs alterations or improvements to any Offer Space, Lessor's cost for such improvements, as well as any leasing commission with respect to such Offer Space, shall be added to the costs used to calculate the Termination Fee as defined in Section 24.30 and Exhibit G attached to this Lease shall be amended to reflect such additional costs. (d) Lessee's Right of First Offer as to available Offer Space shall only apply once the Offer Space has "become available" (hereinafter defined). (i). For any Offer Space that is currently occupied by a third party other than Lessee, such Offer Space shall be deemed to "become available" when the lease for the current third party tenant of all or a portion of the Offer Space expires or is otherwise terminated. (ii). For those portions of the Offer Space that are currently vacant (those being Suites 104 and 120 on the first floor of the Building and Suite 209 on the second floor of the Building), such Offer Space shall be deemed to "become available" when (i) Lessor receives any bona fide offer to lease all or any portion of the Offer Space, which offer is acceptable to Lessor, at which point Lessor shall notify Lessee, which Lessor Offer Notice shall be deemed the "First Notice" hereunder, or (ii) if Lessee does not exercise its Right of First Offer for any reason in connection with the First Notice and Lessor subsequently leases all or a portion of such Offer Space to a third-party tenant, then the Offer Space that was the subject of the First Notice shall be deemed to "become available" again when the lease for such third-party tenant, of all or a portion of such Offer Space expires or is otherwise terminated. (iii). Offer Space shall not be deemed to "become available" if the space is: (x) assigned or subleased by the third-party tenant of the space; or (y) re-let by the third-party tenant of the space by renewal, extension, or renegotiation. (e) If Lessee timely and properly exercises its Right of First Offer as to any Offer Space, Lessee shall, promptly upon Lessor's request, and within ten (10) days after the date on which Lessee provides its written notice to Lessor that Lessee desires to exercise its Right of First Offer as to that Offer Space, enter into an addendum or amendment to this Lease (or, at Lessor's option, enter into a new lease) with respect to the Offer Space as to which Lessee has exercised its Right of First Offer, which addendum, amendment or new lease shall be in a form reasonably acceptable to both Lessor and Lessee and shall confirm the commencement date for Lessee's lease of the Offer Space, the Base Annual Rent and Monthly Rental Installments for the Offer Space, and the increase in Lessee's Percentage of Excess Building Operating Expenses and Lessee's Percentage of Excess Real Estate Taxes to account for the Offer Space, and which contains such other terms and conditions consistent with the foregoing that Lessor reasonably deems to be 46 1/2597618.8 FINAL necessary or appropriate. Any alterations or improvements to be made by Lessee shall be subject to the terms and provisions of the Lease, including prior Lessor approval. (f) The Right of First Offer granted to Stonegate Mortgage Corporation under this Section is personal to Stonegate Mortgage Corporation and may not be assigned or transferred by Stonegate Mortgage Corporation to any person or entity without the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. Any attempted assignment or transfer by Stonegate Mortgage Corporation of its Right of First Offer to any person or entity shall be void and ineffective. Section 24.29. Right of First Refusal. Subject to the Superior Rights, during the last thirty- six (36) months of the Initial Term Lessee shall have a right of first refusal with respect to any portion of the Building (the "ROFR Space"), upon and subject to the terms and conditions set forth in this Section (the "Right of First Refusal"): (a) Subject in all respects to any Superior Rights, if, during the last thirty-six (36) months of the Initial Term of this Lease, Lessor receives any bona fide offer to lease all or any portion of the ROFR Space, which offer is acceptable to Lessor (the "Third Party Offer"), Lessor shall notify Lessee in writing (the "Lessor ROFR Notice") that Lessor has received an acceptable Third Party Offer and of the key economic terms of that Third Party Offer. However, Lessee shall not have the right to exercise its Right of First Refusal if, at the time Lessor receives the Third Party Offer, there is a default by Lessee under this Lease. Lessee shall have ten (10) business days after receipt of the Lessor ROFR Notice in which to notify Lessor, in writing, if Lessee wishes to exercise its Right of First Refusal, as to that ROFR Space that is identified in the Lessor ROFR Notice, upon the terms and conditions of the Third Party Offer; provided, however, that Lessee may not exercise its Right of First Refusal as to less than all of the ROFR Space identified in that Lessor ROFR Notice. If Lessee does not exercise the Right of First Refusal as to that ROFR Space identified in the Lessor ROFR Notice within the ten (10) business day period, or if Lessee notifies Lessor that Lessee does not wish to exercise its Right of First Refusal as to that ROFR Space, Lessor shall be free to lease the ROFR Space that is the subject of the Third Party Offer to any other person or entity on substantially the terms set forth in the Lessor ROFR Notice, and Lessee's Right of First Refusal as to that portion of the ROFR Space shall cease and terminate completely. (b) If Lessee timely and properly exercises its Right of First Refusal during the last thirty-six (36) months of the Initial Term, Lessee shall lease the ROFR Space that is the subject of the Third Party Offer upon the terms and conditions of the Third Party Offer. Lessee's Percentage of Excess Building Operating Expenses and Lessee's Percentage of Excess Real Estate Taxes shall be adjusted upward to reflect the rentable square feet in the ROFR Space as to which Lessee has exercised its Right of First Refusal. (c) If Lessee timely and properly exercises its Right of First Refusal as to any ROFR Space during the last thirty-six (36) months of the Initial Term, Lessee acknowledges and agrees that any Termination Option pursuant to Section 24.30 shall thereby become void and of no further force or effect. 47 1/2597618.8 FINAL

(d) If Lessee timely and properly exercises its Right of First Refusal as to any ROFR Space during the last thirty-six (36) months of the Initial Term, Lessee shall, promptly upon Lessor's request, and within ten (10) days after the date on which Lessee provides its written notice to Lessor that Lessee desires to exercise its Right of First Refusal as to that ROFR Space, enter into an addendum or amendment to this Lease (and/or, at Lessor's option, enter into a new lease) with respect to the ROFR Space as to which Lessee has exercised its Right of First Refusal, which addendum, amendment and/or new lease shall be in a form reasonably acceptable to both Lessor and Lessee and shall confirm the terms and conditions of Lessee's lease of the ROFR Space consistent with the Third Party Offer (including without limitation confirming the commencement date and expiration date for Lessee's lease of that ROFR Space as well as the Base Annual Rent and Monthly Rental Installments for that ROFR Space), shall confirm the increase in Lessee's Percentage of Excess Building Operating Expenses and Lessee's Percentage of Excess Real Estate Taxes to account for that ROFR Space, shall confirm that Lessee's Termination Option is void and of no further force or effect, and shall contain such other terms and conditions as Lessor and Lessee reasonably deem to be necessary or appropriate. (e) The Right of First Refusal granted to Stonegate Mortgage Corporation under this Section is personal to Stonegate Mortgage Corporation and may not be assigned or transferred by Stonegate Mortgage Corporation to any person or entity without the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. Any attempted assignment or transfer by Stonegate Mortgage Corporation of its Right of First Refusal to any person or entity shall be void and ineffective. Section 24.30. Options to Terminate. Lessee shall have the right to terminate the Lease (each a "Termination Option") effective (I) either the last day of the seventy-second (72nd) month of the Term or the last day of the ninety-sixth (96th) month of the term, for any reason at Lessee's discretion, or (II) on any date during the Initial Term from and after the end of the seventy-second (72nd) month of the Term, if all or substantially all of Lessee's assets are purchased in a single transaction by a third party (the "Purchaser") as further provided in subsection (a) below (any such possible termination date referred to herein individually as the "Termination Date"), both such types of Termination Options referred to in (I) and (II) above being upon and subject to the following terms and conditions: (a) Lessee may elect to exercise the Termination Option in (II) above provided that (i) the primary purpose of any such transaction is for legitimate business reasons unrelated to this Lease, and the transaction is not a subterfuge by Lessee to avoid its obligations under this Lease, (ii) the Purchaser is not an Affiliate (as defined below) of Lessee, and (iii) the Purchaser elects to leave the Indianapolis market within ninety (90) days of the later of (A) the closing of the purchase or (B) the end of the seventy-second (72nd) month of the Term (provided that in no event shall the Termination Option in (II) above be effective earlier than the end of the 72nd month of the Term). An "Affiliate" means any Person that directly or indirectly controls, or is controlled by, or is under common control with, Lessee; "control" means the possession, directly or indirectly, of the 48 1/2597618.8 FINAL power to cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract, or otherwise; and "Person" means any individual, corporation, partnership, limited liability company or other entity. (b) Irrevocable written notice must be given by Lessee to Lessor that Lessee elects to exercise the Termination Option, such written notice to be given no later than nine (9) months prior to the Termination Date, and if the Termination Option is being exercised pursuant to (II) above, such notice shall include written evidence, which must be reasonably satisfactory to Lessor, of the Purchaser's election to leave the Indianapolis market on or before the Termination Date set forth in the notice and that the other terms and conditions of subsection (a) above have been met; (c) The termination must be effective on the Termination Date, and no earlier or later date; (d) There must not be an Event of Default by Lessee at the time of exercise of the Termination Option or on the Termination Date (e) Prior to the Termination Date, Lessee must pay Lessor, in cash, all unpaid Rent and any other unpaid costs and charges under this Lease for the period up to and including the Termination Date, plus a termination fee ("Termination Fee") in an amount equal to the sum of (i) those out-of-pocket costs and expenses incurred by Lessor for Lessor's Work and any out-of-pocket costs and expenses incurred by Lessor for any other improvements and alterations to the Premises (for example pursuant to Section 24.28 or Section 24.29, if applicable) that remain unamortized as of the Termination Date, calculated as provided on Exhibit G attached hereto, (ii) any leasing commissions paid by Lessor with respect to this Lease that remain unamortized as of the Termination Date, calculated as provided on Exhibit G attached hereto, (iii) an amount equal to any Abated Base Rent provided by Lessor to Lessee with respect to the Demised Premises with respect to this Lease that remains unamortized as of the Termination Date, calculated as provided on Exhibit G attached hereto, and (iv) any Relocation Allowance or Discretionary Allowance that remain unamortized as of the Termination Date, calculated as provided on Exhibit G attached hereto (which Termination Fee is to compensate Lessor for the fees, costs and expenses that will be incurred by Lessor if Lessee exercises the Termination Option and Lessee hereby agrees that the Termination Fee is a reasonable estimate of the costs that will be incurred by Lessor if Lessee exercises the Termination Option); Exhibit G is attached to this Lease for example purposes only and is subject to change to accurately reflect the final amounts of the components listed above, and in such event a revised Exhibit G shall be attached to the Letter of Understanding and/or to any amendment to this Lease as Lessor shall reasonably require; (f) Without limiting the foregoing, any obligations and liabilities of Lessee accruing under this Lease prior to the Termination Date shall survive the Termination Date and any such exercise of the Termination Option; 49 1/2597618.8 FINAL

(g) The Termination Option shall automatically terminate and become null and void upon the earliest to occur of (i) the assignment of this Lease by Lessee, in whole or in part (other than to the Purchaser defined above), (ii) the sublease by Lessee of more than thirty percent (30%) of the Demised Premises, (iii) the failure by Lessee to timely and properly exercise the Termination Option, or (iv) the failure by Lessee to pay to Lessor, in full, the Termination Fee and any other amounts described in subsection (e) above prior to the Termination Date; (h) If Lessee timely and properly exercises the Termination Option, Lessee shall surrender full and complete possession of the Demised Premises to Lessor on or before the applicable Termination Date, broom-clean, in good order, condition and repair, and otherwise in accordance with the requirements of this Lease; (i) Lessee hereby acknowledges and agrees that the Termination Option shall not apply, and shall not be exercisable by Lessee, during the Extended Term (if applicable); (j) Lessee hereby acknowledges and agrees that if Lessee exercises its Right of First Refusal pursuant to Section 24.29, then any Termination Option pursuant to this Section 24.30 shall be void and of no further force or effect. (k) The Termination Option granted to Stonegate Mortgage Corporation under this Section is personal to Stonegate Mortgage Corporation and may not be assigned or trainsferred by Stonegate Mortgage Corporation to any person or entity (other than to the Purchaser with respect to the Termination Option in (II) above) without the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. Any attempted assignment or transfer by Stonegate Mortgage Corporation of its Termination Option to any person or entity shall be void and ineffective. Section 24.31. Parking. Lessor shall designate (by marking "Reserved for Stonegate Guests" on the pavement), at Lessor's sole cost and expense, five (5) parking spaces (to be located in a mutually agreeable location) for the use of Lessee and its agents, contractors, visitors, and invitees. Lessor shall not be responsible for the monitoring, policing or enforcing of the use of designated parking spaces at the Building [Signatures start on following page.] 50 1/2597618.8 FINAL

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in triplicate as of the Effective Date set forth above by their respective officers, partners, members, managers or representatives acting under proper authority. Lessor: PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation By: Signature Its: Printed Name and Title Lessee: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: ignakire Its: ZfanC-S sr. CijntU). (Printed Name and Title) 51 1/2597618.8 FINAL

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in triplicate as of the Effective Date set forth above by their respective officers, partners, members, managers or representatives acting under proper authority. Lessor: PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation By: j|.g. Jeffrey D. Haroldson, Vice President Printed Name and Title Lessee: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Signature Its: (Printed Name and Title) 51 1/2597618.8 FINAL

EXHIBIT A LEGAL DESCRIPTION OF LAND BUILDING NO. 74 Part of the Northwest Quarter of Section 17, Township 17 North, Range 4 East in Marion County, Indiana, described as follows: Commencing at the northwest comer of the Northwest Quarter of Section 17, Township 17 North, Range 4 East; thence South 00 degrees 24 minutes 33 seconds East (assumed bearing) on the West line thereof 1695.00 feet to the True Point of Beginning of the real estate herein described; continuing thence South 00 degrees 24 minutes 33 seconds East on said west line 579.90 feet to the north right-of-way line of 1-465 as located by I.S.H.C. plans for Project 1-465- 4(129) 127; thence South 67 degrees 10 minutes 54 seconds East on said right-of-way line 568.54 feet; thence North 20 degrees 31 minutes 40 seconds East 293.24 feet to a point on the centerline of a 70 foot wide ingress and egress easement for Priority Way as described in Instrument No. 84 75838 in the Office of the Recorder of Marion County, Indiana; thence North 69 degrees 28 minutes 20 seconds West on the centerline of said Priority Way 253.67 feet to the point of curvature of a curve having a radius length of 125.00 feet, the radius point of which bears North 20 degrees 31 minutes 40 seconds East; thence northwesterly on said curve 150.67 feet to the point of tangency thereof; thence North 00 degrees 24 minutes 33 seconds West 322.85 feet on the centerline of said Priority Way to a point that bears North 89 degrees 35 minutes 27 seconds East of the true beginning point; thence South 89 degrees 35 minutes 27 seconds West 309.99 feet to the beginning point. A-l 1/2597618.8 FINAL

EXHIBIT B SPACE PLAN Stonegate Mortgage Building 74 919QP rlorlty Way W Drive Indiana 4-13-11 m $ BB • P V1 15=C a; fir^ H4 c ft «r Lo ta « 'o I ft ,0$ W m CARSON DESIGN ASSOCIATES CnrmeMN I Austin TX | San TX B-l 1/2597618.8 FINAL

EXHIBIT C PLANS (to be attached upon approval) C-l 1/2597618.8 FINAL

EXHIBIT D FORM OF LETTER OF UNDERSTANDING This Letter of Understanding (this "Letter of Understanding") is made and entered into as of the day of , 2011 (the "Effective Date") by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation ("Lessor") and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee"). RECITALS: Lessor and Lessee are parties to a certain Lease Agreement dated as of , 2011, (the "Lease"). g Lessor and Lessee wish to confirm certain matters pertaining to the Demised Premises (as defined in the Lease) as set forth in this Letter of Understanding. NOW, THEREFORE, Lessor and Lessee do hereby confirm and agree as follows: Lessor and Lessee do hereby declare and acknowledge that the Commencement Date for the Lease was , 20 and that the Expiration Date of the Lease is , 20 . 2. [As applicable: Lessor and Lessee do hereby further declare and acknowledge that Lessee requested the Discretionary Allowance (as defined in the Lease) on , 2011 and Lessor paid the same to Lessee on , 2011 and Lessee hereby acknowledges receipt thereof.] [As applicable: Lessor and Lessee do hereby further declare and acknowledge that Lessee requested the Relocation Allowance (as defined in the Lease) on ,2011 and Lessor paid the same to Lessee on , 2011 and Lessee hereby acknowledges receipt thereof] 4 Lessee hereby acknowledges that, effective as of , 20 , Lessee accepted the Demised Premises for occupancy, Lessee hereby further acknowledges that the condition of the Demised Premises, including the Lessor's Work (as defined in the Lease) and Additional Work (as defined in the Lease), if applicable, constructed thereon, is satisfactory and in conformity with the provisions of the Lease and the Plans (as defined in the Lease) in all respects, that Lessor has heretofore corrected any defects or omissions listed in any final inspection "punch- list" with respect to the Lessor's Work, and that, as of the date hereof, Lessor has fulfilled all of its obligations under the Lease. 5. Lessor and Lessee do hereby further declare and acknowledge that the cost per rentable square foot incurred by Lessor for construction of the Lessor's Work, for purposes of the D-l 1/2597618.8 FINAL calculation to be used, if applicable, for Section 24.28(b)(iii), is $ per rentable square foot. 6. [As applicable (for Lessor's Work and/or total leasing commission paid: Lessor and Lessee do hereby amend the Lease to attach the Termination Fee Schedule attached hereto as Exhibit G as the new Exhibit G to the Lease to reflect the corrected calculation of the Termination Fee as of the Effective Date hereof] 7. The parties hereby acknowledge that the Lease, as supplemented by this Letter of Understanding, is in full force and effect and that this Letter of Understanding is hereby made a part of the Lease. IN WITNESS WHEREOF, the parties have caused this Letter of Understanding to be executed by their duly authorized representatives as of the Effective Date. LESSOR: PP INDIANAPOLIS IV PROJECT CORPORATION a Delaware corporation By: Date: , 2011 Name Typed: Title: LESSEE: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Date: , 2011 Name Typed Title: D-2 1/2597618.8 FINAL

EXHIBIT E LETTER OF CREDIT TERMS AND FORM a. Letter of Credit as Security Deposit. If required by the terms of Section 3.4 of the Lease to post a Security Deposit and Lessee chooses not to post the Security Deposit in cash, Lessee shall satisfy the Security Deposit requirement by delivering to Lessor (as beneficiary), with a copy to Lessor's attorney, a standby letter of credit ("Letter of Credit") in form and content satisfactory to Lessor. Lessor agrees that the form of Letter of Credit attached as Exhibit E-l hereto is acceptable to Lessor. b. Requirements of Letter of Credit. The Letter of Credit shall be, among other things: (i) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (ii) negotiable, irrevocable and unconditional; (iii) in an amount as follows: Date of Security Deposit Event Pursuant to Section 3.4fb) of the Lease Amount of Security Deposit Months 1-24 $750,000.00 Months 25-72 $500,000.00 Months 73-132 $250,000.00; (iv) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft; (v) available for partial draws with a reducing balance; and (vi) transferable one or more times by Lessor without the consent of Lessee. c. Transfer Fee. Lessee acknowledges and agrees that it shall pay upon Lessor's demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Lessor's sale or transfer of all or a portion of the Building; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. d. Issuing Bank. The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Lessor, having banking offices at which the Letter of Credit may be drawn upon in IndianapoUs, Indiana and a tangible net worth of not less than $1 billion. Expiration of Letter of Credit. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Lessor and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the expiration date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Lessor and Lessor's attorney by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of E-l 1/2597618.8 FINAL

Credit, and if Lessee does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under this Section, Lessor shall have the right to draw on the existing Letter of Credit. If Lessor fails to timely draw on a Letter of Credit and the Letter of Credit expires, Lessee shall, within five (5) days after notice from Lessor, replace the Letter of Credit in the form required in this Section, or deposit with Lessor cash in the amount of such Letter of Credit; Lessor shall have the right to hold the cash proceeds as the Security Deposit or use the cash proceeds to obtain a substitute Letter of Credit in the form provided for in this Section, and the substitute Letter of Credit shall constitute the Security Deposit, provided that any issuance and maintenance fees shall be the obligation of Lessee and immediately payable by Lessee upon notice from Lessor. f. Draws. (i) Lessor may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Lessor may use, apply, or retain a cash security deposit, as set forth in Section 3.4; (ii) In addition to the right to draw for expiry of the Letter of Credit, Lessor may draw on the Letter of Credit, in whole or in part, from time to time, at Lessor's election by issuance of a sight draft, upon any default under this Lease, including but not limited to a default resulting from the bankruptcy of Lessee; and (iii) If Lessor partially draws down the Letter of Credit, Lessee shall, within ten (10) days after Lessor gives Lessee notice thereof, restore all amounts drawn by Lessor, or substitute cash security instead. §' Cooperation by Lessee. Lessee hereby agrees to cooperate, at its expense, with Lessor to promptly execute and deliver to Lessor any and all modifications, amendments, and replacements of the Letter of Credit, as Lessor may reasonably request to carry out the terms and conditions of this Section. Notwithstanding the foregoing, Lessee shall not cause or permit the terms and conditions of the Letter of Credit to be altered, amended or rescinded without the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. h. Notwithstanding anything in this Lease to the contrary, and subject to the remaining terms of this Section, Lessor shall consent to an amendment of the Letter of Credit to reflect a decreasing Security Deposit, in the amounts and on the dates set forth below, provided that Lessor shall have no obligation to consent to any such decrease if, on such date or on the date such consent is requested, (i) Lessee is not in possession or occupancy of the Demised Premises under this Lease, or (ii) a default or an Event of Default by Lessee exists with respect to this Lease, or (iii) any payment of Rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the Security Deposit shall have been paid more than ten (10) days after its due date. Subject to the foregoing, the amount of the Security Deposit (and correspondingly, the Letter of Credit amount) if required by Section 3.4 of the Lease, shall be reduced over the Initial Term to the amounts and at the times as set forth below: E-2 1/2597618.8 FINAL

Reduction Date Amount of Security Deposit and Letter of Credit Months 25 - 72 $500,000.00 Months 73-132 $250,000.00 Notwithstanding anything to the contrary contained herein, if any of items (i), (ii) or (iii) above are applicable as of the effective date of any reduction of the Security Deposit, then Lessee shall have no right to reduce the amount of the Security Deposit (and correspondingly, the Letter of Credit amount) as described herein, until the next reduction date. Any reduction in the Letter of Credit shall be accomplished by Lessee providing Lessor with either a substitute Letter of Credit in the reduced amount or an amendment to the Letter of Credit in the reduced amount. E-3 1/2597618.8 FINAL

EXHIBIT E-l FORM OF LETTER OF CREDIT IRREVOCABLE STANDBY LETTER OF CREDIT LETTER OF CREDIT NO.: APPLICANT: DATE: ISSUING BANK: EXPIRATION DATE: , AT OUR COUNTERS AMOUNT: U.S. DOLLARS ($ ) BENEFICIARY: c/o HDG Mansur Investment Services, Inc. 10 West Market Street, Suite 1200 Indianapolis, Indiana 46204-2960 Attention: Fund Asset Management FACSIMILE NO.: We hereby establish in beneficiary's favor our irrevocable Letter of Credit no. in the amount of and /100 U.S. Dollars ($ ) for the account of our client, , effective immediately and expiring on or any automatically extended expiry date. This letter of credit shall be payable to you, the beneficiary, in immediately available funds in U.S. dollars, upon your presentation to us of one or more draw statements purportedly signed by beneficiary's authorized officer or representative or, if this Letter of Credit is transferred, by an authorized officer or representative of any transferee beneficiary. Each draw statement should be addressed to us, refer to this Letter of Credit and any amendments thereto by number, specify the amount of the draw request, set forth wire transfer instructions and state in substance (with the amount of the draw request and wire transfer instructions completed) the following: "the beneficiary is entitled to make a draw on Letter of Credit No. in the amount of $ under the provisions of the lease pursuant to which or its affiliates, successors, assigns, or subtenants ("Lessee") occupies space in the building located at i , , , (the "Lease") and (1) there is an Event of Default under the Lease, or (2) Lessee failed to renew the Letter of Credit, pursuant to the Lease, at least 30 days prior to its expiration date for another one year period or replace it with a substitute acceptable to beneficiary. Funds in respect of the draw request should be wire transferred to Bank, Routing no. , Account No. for credit to the account of This Letter of Credit shall expire on , but such expiration date shall be automatically extended without notice or amendment for periods of one year on each E-l-1 1/2597618.8 FINAL successive expiration date, unless at least 60 days before any expiration date, we notify the beneficiary or any transferee beneficiary by registered mail or overnight courier service at the address above (or any other address of which the beneficiary or transferee beneficiary shall advise us in writing at our address or facsimile number stated above), that this Letter of Credit is not extended beyond the current expiration date. The final expiration date hereof shall be We shall, immediately after each presentation of the Letter of Credit for a partial drawing, return this Letter of Credit to you, marking this Letter of Credit to show the amount paid by us and the date of such payment. Draw requests need not be presented as originals and may be submitted in person, by courier, by mail or by facsimile to our address or facsimile number stated above. This Letter of Credit is transferable pursuant to the terms of the Lease and may be transferred one or more times without cost to you upon presentation to us of a duly completed transfer instruction in the form attached as Exhibit A and the original Letter of Credit and any amendment thereto. We shall look solely to applicant for payment of the transfer fee. We hereby agree to honor each draft drawn under and in compliance with this Letter of Credit, if duly presented at our offices at or at any of our offices in This Letter of Credit is governed by the International Standby Practices 1998 (ICC Publication No. 590). We hereby waive and disclaim rights of subrogation in respect to any draw made by you, whether arising under the uniform commercial code or otherwise. [Name of Bank] By: Signature Its: Printed Name and Title AUTHORIZED OFFICER Exhibit A - Form of Transfer Request - (to be attached) E-l-2 1/2597618.8 FINAL

EXHIBIT F RULES OF THE BUILDING The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using only elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks other than those equipped with rubber tires and sideguards. No packages or boxes are to be left in the lobby or hallways. 2. The wash basins, water closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweeping, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose agents, employees or visitors, shall have caused it. 3. No Lessee shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors, halls, elevators or stairways of the Building, and Lessees shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises or permit or suffer the Demised Premises to be occupied or used in manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Cooking in the Building is prohibited (except that tenants may use Underwriters Laboratory approved microwave ovens and equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Lessee and its employees and invitees, provided that such equipment is utilized in accordance with applicable Laws). Use of any part of the Demised Premises as a residence is prohibited. The Building is a non-smoking facility. Lessee shall not permit any of its employees, agents, representatives, contractors, guests, licensees or invitees to smoke or carry lighted tobacco products in the Demised Premises, the Common Area, the elevators, or any other portion of the Building. 4 No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Demised Premises of the Building or on the inside of the Demised Premises without the prior consent of Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to any Lessee violating this rule. Interior signs on suite entry doors and directory tablet shall be inscribed, printed or affixed for such Lessee by Lessor at the expense of Lessor, and shall be of a size, color and style acceptable to Lessor. No Lessee shall in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, F-l 1/2597618.8 FINAL except with the prior consent of Lessor, and as Lessor may direct. No Lessee shall lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited. 6. Lessor reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed by Lessor. In such event, Lessor will furnish passes to persons for whom any Lessee requires same in writing. Each Lessee shall be responsible for all persons for whom it requests such pass and shall be liable to Lessor for all acts of such persons. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising. 8. Lessee shall not bring or permit to be brought or kept in or on the Demised Premises any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises. 9 Lessor shall furnish two (2) keys for each corridor door entering the Demised Premises. Additional keys required by Lessee shall be obtained from Lessor at a charge by Lessor to reimburse it for the cost of making and providing any such keys. All such keys shall remain the property of Lessor. No additional locks shall be permitted on any doors of the Demised Premises without Lessor's prior permission and Lessee shall not make, or permit to be made, any duplicate keys except those furnished by Lessor. Upon termination of the Lease, Lessee shall surrender to Lessor all keys to the Demised Premises and shall give to Lessor the keys to and combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Demised Premises. 10. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and each Lessee shall cooperate to prevent the same. 11. The Demised Premises shall not be used for lodging or sleeping, or for immoral or illegal purposes. 12. Lessee shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency. 13. Lessee assumes any and all responsibility for protecting its Demised Premises from theft, robbery and pilferage. 14. Lessee shall not at any time permit undue accumulations of garbage, trash, rubbish and other refuse on or around the Demised Premises. F-2 1/2597618.8 FINAL

15. Parking spaces for the Building are intended for the exclusive use of passenger vehicles and delivery trucks and vans. Except for intermittent deliveries, no vehicles, delivery trucks or vans, other than passenger vehicles, may be parked in a parking space without the express written consent of the Lessor. Vehicles other than passenger vehicles and delivery trucks and vans, including without limitation semi-cabs, storage pods, and trailers, are herein referred to as "Oversized Vehicles". During the term of this Lease, tenants shall not at any time: (a) Use or permit its agents, employees, invitees or customers to use the parking areas for any purpose other than the parking of passenger vehicles of employees, invitees and customers; (b) Use or permit its agents, employees, invitees or customers to use the roads, streets and drives in the Office Park for any purpose other than pedestrian and vehicular traffic; (c) Permit or allow parking or storage of Oversized Vehicles anywhere within the Office Park; (d) If Lessee permits or allows any of the prohibited activities described in this rule, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor as Additional Rent. 16. All deliveries and all removals, or the carrying in or out of any freight, furniture or bulky matter of any description must be by way of truck ramp and loading dock and on an elevator (if applicable) designated by Lessor. Such deliveries and removals shall be made during non-business hours or such other hours which the Lessor or its agent may determine from time to time. The tenant or tenant's furniture installer shall be responsible for the removal of all trash associated with the move-in and any costs incurred should the Lessor arrange for this removal. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. 17. The requirements of the Lessees under these rules will be attended to only upon application by telephone or in person at the office of the Building, followed by a written request. Employees of Lessor shall not perform any work or do anything outside of their regular duties at the direction of any Lessee unless under special instructions from Lessor. Any request made by Lessee under a lease shall be made in accordance with the terms of the Lease. 18. Lessor may waive any one or more of these Rules for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules against any or all of the Lessees of the Building. F-3 1/2597618.8 FINAL

19. These Rules of the Building are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. 20. Lessor reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein. F-4 1/2597618.8 FINAL

EXHIBIT G TERMINATION FEE SCHEDULE STONEGATE MORTGAGE CORPORATION Termination Fee Total Leasing Cost $ 1,504,079.24 Lessor's Work $482,120.00 (Sec 2,2, estimate based on $17.00/sf) Discretionary Allowance $250,000.00 (Seo 24.26) Leasing Commission $305,437.20 Relocation Allowance $56,720.00 (Sec 24.27) Rent Abetment $409,802.04 (See 3.1) Months Amortized 120 Beginning Ending Term Balance Balance 1 2 3 5 6 7 8 10 11 12 13 1,504,079.24 1.496.084.70 14 1,496,084.70 1,488,033.54 15 1,488,033.54 1,479,925.35 16 1,479,925.35 1,471,759.72 17 1,471,759.72 1,463,536.26 18 1,463,536.26 1,455,254.54 19 1,455,254.54 1,446,914.17 20 1,446,914.17 1.438.514.71 21 1,438,514.71 1,430,055.76 22 1,430,055.76 1,421,536.89 23 1,421,536.89 1,412,957.68 24 1,412,957.68 1.404.317.70 25 1.404.317.70 1.395.616.52 26 1.395.616.52 1.386.853.71 27 1.386.853.71 1,378,028.83 28 1.378,028.83 1,369,141.43 29 1,369,141.43 1.360.191.09 30 1.360.191.09 1.351.177.35 31 1.351.177.35 1,342,099.75 32 1,342,099.75 1.332.957.86 33 1,332,957.86 1,323,751.22 34 1,323,751.22 1.314.479.36 35 1.314.479.36 1,305,141.83 36 1,305,141.83 1,295,738.15 37 1,295,738.15 1.286.267.87 38 1,286,267.87 1,276,730.50 39 1,276,730.50 1,267,125.58 40 1,267,125.58 1,257,452.62 41 1,257,452.62 1,247,711.15 42 1,247,711.15 1,237,900.67 43 1,237,900.67 1,228,020.70 44 1,228,020.70 1,218,070.75 45 1,218,070.75 1,208,050.32 46 1,208,050.32 1.197.958.92 47 1,197,958.92 1,187,796.03 48 1,187,796.03 1,177,561.15 49 1,177,561.15 1,167,253.78 50 1,167,253.78 1,156,873.40 51 1,156,873.40 1,146,419.49 52 1,146,419.49 1.135.891.53 53 1.135.891.53 1,126,289.00 54 1,125,289.00 1.114.611.37 55 1.114.611.37 1.103.858.10 56 1.103.858.10 1,093,028.66 57 1,093,028.66 1,082,122.52 58 1,082,122.52 1,071,139.13 59 1,071,139.13 1.060.077.93 G-l 1/2597618.8 FINAL

60	1,060,077.93	1,048,938.39
61	1,048,938.39	1,037,719.94
62	1,037,719.94	1,026,422.02
63	1,026,422.02	1,015,044.08
64	1,015,044.08	1,003,585.55
65	1,003,585.55	992,045.85
66	992,045.85	980,424.41
67	980,424.41	968,720.65
68	968,720.65	956,933.99
69	956,933.99	945,063.85
70	945,063.85	933,109.62
71	933,109.62	921,070.71
72	921,070.71	908,946.54
73	908,946.54	896,736.48
74	896,736.48	884,439.93
75	884,439.93	872,056.28
76	872,056.28	859,584.92
77	859,584.92	847,025.21
78	847,025.21	834,376.55
79	834,376.55	821,638.28
80	821,638.28	808,809.79
81	808,809.79	795,890.43
82	795,890.43	782,879.56
83	782,879.56	769,776.52
84	769,776.52	756,580.68
85	756,580.68	743,291.36
86	743,291.36	729,907.91
87	729,907.91	716,429.66
88	716,429.66	702,855.94
89	702,855.94	689,186.08
90	689,186.08	675,419.38
91	675,419.38	661,555.17
92	661,555.17	647,592.76
93	647,592.76	633,531.44
94	633,531.44	619,370.53
95	619,370.53	605,109.30
96	605,109.30	590,747.06
97	590,747.06	576,283.09
98	576,283.09	561,716.67
99	561,716.67	547,047.06
100	547,047.06	532,273.55
101	532,273.55	517,395.39
102	517,395.39	502,411.85
103	502,411.85	487,322.17
104	487,322.17	472,125.60
105	472,125.60	456,821.39
106	456,821.39	441,408.78
107	441,408.78	425,887.00
108	425,887.00	410,255.27
109	410,255.27	394,512.81
110	394,512.81	378,658.85
111	378,658.85	362,692.58
112	362,692.58	346,613.23
113	346,613.23	330,419.97
114	330,419.97	314,112.02
115	314,112.02	297,688.55
116	297,688.55	281,148.75
117	281,148.75	264,491.79
118	264,491.79	247,716.84
119	247,716.84	230,823.07
120	230,823.07	213,809.64
121	213,809.64	196,675.69
122	196,675.69	179,420.38
123	179,420.38	162,042.85
124	162,042.85	144,542.22
125	144,542.22	126,917.63
126	126,917.63	109,168.20
127	109,168.20	91,293.04
128	91,293.04	73,291.27
129	73,291.27	55,161.99
130	55,161.99	36,904.29
131	36,904.29	18,517.27
132	18,517.27	0.00

G-2

I/2597618.8 FINAL

EXHIBIT H FORM OF MEMORANDUM OF LEASE (to be attached) H-l 1/2597618.8 FINAL

EXHIBIT H-l FORM OF RELEASE OF MEMORANDUM OF LEASE (to be attached) H-l-1 1/2597618.8 FINAL

LEASE ADDENDUM THIS LEASE ADDENDUM (this "Addendum") is entered into as of ^ 3-1 , 2012 (the "Effective Date"), by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation ("Lessor"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee"). WITNESSETH THAT: WHEREAS, Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011 (the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana 46240, as more particularly described in said Lease (the "Demised Premises"); and WHEREAS the parties hereto desire to expand the Demised Premises and to amend, modify and supplement the Lease as follows. NOW THEREFORE, in consideration of the mutual agreements set forth hereunder and under the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease shall be amended, modified and supplemented as follows as of the Effective Date unless otherwise noted. 1. Lessee hereby acknowledges, confirms and agrees that, to Lessee's knowledge. Lessor has performed all of Lessor's obligations under the Lease, including with limitation, performance of Lessor's Work, payment of the Discretionary Allowance and payment of the Relocation Allowance. 2. The Demised Premises is hereby expanded by 4,000 rentable square feet (the "Expansion Premises"), as depicted and shown on Exhibit B-l attached hereto and made a part hereof. Section 1.3(B) of the Lease is hereby amended to provide that the Demised Premises shall increase from a total of 28,360 rentable square feet (referred to in this Addendum as the "Existing Premises") to a total of 32,360 rentable square feet, to include the Expansion Premises. From and after the Expansion Commencement Date (as defined below), Section 1.3(B) of the Lease shall read as follows: "B. Demised Premises, (i) Suite 300 (also sometimes referred to as the "Existing Premises"), consisting of the entire third floor of the Building and containing approximately 28,360 RSF of office space, for a total of 32,360 rentable square feet ("RSF") of office space, as depicted and shown on Exhibit B attached hereto and made a part hereof, and (ii) Suite 120 on the first floor of the Building (also sometimes referred to as the "Expansion Premises"), containing approximately 4,000 RSF of office space, as depicted and shown on Exhibit B-l attached hereto and made a part hereof." 3. The "Expansion Commencement Date" shall be the later of (a) the date of substantial completion of the Expansion Premises Work (as defined below) or (b) June 1,2012. A new Section 2.6 is hereby added to the Lease to read as follows: 1/2780945.4 FINAL

"Section 2.6. Preparation of Expansion Premises. (a) Expansion Premises Work. Lessor agrees to perform and complete the work required of Lessor ("Expansion Premises Work") for preparation of the Expansion Premises for occupancy by Lessee, as a "turn-key" tenant improvement package, said Expansion Premises Work to be based on the final space plan attached hereto as Exhibit B-l (hereafter referred to as the "Expansion Space Plan"), the finish features described in Exhibit C-1 attached hereto (the "Finish Features"), and construction drawings to be provided by Lessee and agreed upon by Lessor and Lessee. Except as otherwise provided in the Expansion Space Plan, the Finish Features, or the Approved Expansion Plans (as defined below), the Expansion Premises Work shall include finish selections chosen from Lessor's building standard. Within ten (10) days after the Effective Date, Lessee shall submit plans and specifications for the Expansion Premises Work based on the Expansion Space Plan and the Finish Features, to Lessor for approval (the "Expansion Plans"). Within ten (10) days after Lessor's receipt of the Expansion Plans, Lessor shall notify Lessee of any failures of the Expansion Plans to meet with Lessor's approval. Lessee shall, within ten (10) days after receipt of any such notice, cause the Expansion Plans to be revised to the extent necessary to obtain Lessor's approval and to be resubmitted for Lessor's approval. When Lessor has approved the original or revised Expansion Plans, Lessor shall initial and return one (1) set of approved Expansion Plans (the "Approved Expansion Plans") to Lessee and they shall also be attached hereto as Exhibit C-2. Lessee shall be responsible for ensuring that the Approved Expansion Plans satisfy and comply with all applicable Laws, and Lessor shall have no responsibility or liability therefor. If Lessee requests any change, addition or alteration ("Additional Expansion Work") of the Expansion Space Plan or the Finish Features or to the Approved Expansion Plans after the same have been finalized by the parties, including that any finish selections are made by Lessee that are not included in Lessor's building standard or in the Expansion Space Plan, the Finish Features or the Approved Expansion Plans, and Lessor approves of such Additional Expansion Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall promptly give Lessee an estimate of (i) the cost of such changes and (ii) the resulting delay in the delivery of the Expansion Premises to Lessee and a proposed change order for the Additional Expansion Work in the standard form then in use by Lessor. Within five (5) business days after receipt of such estimate and change order. Lessee shall give Lessor written notice whether Lessee elects to proceed with such Additional Expansion Work, and if so Lessee shall execute and deliver to Lessor such change order and shall pay to Lessor the entire cost of the Additional Expansion Work, as reflected in Lessor's estimate of such cost, and Lessor shall thereafter undertake such Additional Expansion Work. If Lessee fails to execute or deliver such change order and pay the entire cost of such Additional Expansion Work within such 5 business day period, then Lessor shall not be obligated to do any of the Additional Expansion Work and may proceed to do only the Expansion Premises Work, as specified in the Approved Expansion Plans. 1/2780945.4 FINAL

Delays in the performance of the Expansion Premises Work resulting from the failure of Lessee to comply with the provisions of this Section shall be deemed to be delays caused by Lessee. Except for (i) the Expansion Premises Work, (ii) all other work, upgrades or improvements that are the obligation of Lessor under the Lease, and (iii) any other provision of the Lease to the contrary, Lessee accepts the Expansion Premises in its "AS- IS" condition. (b) Early Entry Date. For up to seven (7) days prior to the substantial completion of the Expansion Premises Work, Lessee shall have the right and privilege of going onto the Expansion Premises to complete interior decoration work and otherwise complete preparation of the Expansion Premises for Lessee's occupancy; provided, however, that Lessee shall be responsible for the cost of any repairs to the Expansion Premises necessitated by damage caused by its occupancy of the Expansion Premises for the performance of the work described herein. Lessee's schedule for such work shall be communicated with Lessor in advance, who shall then have the right to reschedule such work to avoid interference with the Expansion Premises Work. Occupancy by Lessee prior to die Expansion Commencement Date shall be subject to all the terms and provisions of this Lease other than payment of Rent. (c) Lessee's Acceptance of the Expansion Premises. Upon substantial completion of the Expansion Premises Work as herein provided. Lessee shall execute a letter of understanding, substantially in the form attached hereto as Exhibit D-L acknowledging (a) the Expansion Commencement Date, (b) the cost of the Expansion Premises Work and the substitution of a revised Exhibit G to include such cost, and (c) that Lessee has accepted the Expansion Premises for occupancy and that the condition of the Expansion Premises, including the Expansion Premises Work constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease and the Approved Expansion Plans in all respects, except for any defects or omissions as may be listed in any final inspection "punch-list". The "punch-list" shall be created during a final inspection at which Lessee or its designated representative is present. Lessor shall thereafter correct all such defects or omissions within thirty (30) days after execution of the letter of understanding; provided, however, that if any item on the "punch-list" is not capable of being cured or repaired within such thirty (30) day period, Lessor shall have such additional time as is necessary to complete the fix or repair provided Lessor is proceeding with reasonable diligence. Such letter of understanding shall become a part of this Lease. For purposes of this Lease, the terms "substantial completion," "substantially complete" and any logical derivations thereof with respect to the Expansion Premises Work shall mean completion of the Expansion Premises Work in substantial compliance with the Approved Expansion Plans, to the extent necessary in order for Lessee to comfortably occupy and conduct normal business operations in the Expansion Premises (except for minor finish-out and "punch-list" items). If Lessee disagrees with Lessor's notice that indicates that the Expansion Premises Work has been substantially completed (except for minor finish-out and "punch-list" items), Lessee shall notify Lessor in writing of such disagreement within seven (7) days of receipt of such notice. If Lessee fails to dispute substantial completion and fails to execute the letter of -3- 1/2780945.4 FINAL understanding within seven (7) days of being notified by Lessor of substantial completion of the Expansion Premises Work, Lessee shall be deemed to have accepted the Expansion Premises in the manner described in this Section, even though the letter of understanding provided for herein may not have been executed by Lessee. If Lessee timely notifies Lessor of its disagreement with substantial completion, Lessor and Lessee, or their designated representatives, shall meet within seven (7) days in an attempt to resolve the disagreement. If Lessor and Lessee cannot agree upon a resolution, they shall select a mutually agreeable, licensed architect to determine whether or not substantial completion of the Expansion Premises Work has occurred, which determination shall be final. If the parties cannot agree upon an architect, they shall each select one, and the two selected architects will then select a third architect who shall make the determination. The fees of any mutually agreed upon architect, or if applicable, the third architect, shall be shared equally by Lessor and Lessee. The fees of each party's respective architect, if applicable, shall be borne by that party."

5. Section 1.3(E) of the Lease is hereby deleted in its entirety and the following substituted therefor:

"E. Expiration Date: October 31, 2022"

6. As of the Expansion Commencement Date, the schedule for Base Annual Rent in Section 1.3(G) of the Lease is hereby deleted in its entirety and the following schedules shall be substituted therefor:

"G. Base Annual Rent:

For the Existing Premises:

Period	PSF	Base Annual Rent #
Expansion Commencement Date – 10/31/13:		
a)	$17.00	$409,802.00*+
plus (b)	$ 1.24	$35,166.40**
11/1/13 – 10/31/14	$18.24	$517,286.40**
11/1/14 – 10/31/17	$19.34	$548,482.40**
11/1/17 – 10/31/22	$19.99	$566,916.40**

#Annualized
+ See Section 3.1 of the Lease
*Based on 85% of RSF in the Existing Premises
**Based on 100% of RSF in the Existing Premises

PLUS

For the Expansion Premises:

Period	PSF	Base Annual Rent #
Expansion Commencement		

- 4 -

I/2780945.4 FINAL

Date – 10/31/13:	$17.00	$57,800.00*+
11/1/13 – 10/31/14	$17.00	$68,000.00**
11/1/14 – 10/31/17	$18.10	$72,400.00**
11/1/17 – 10/31/22	$18.75	$75,000.00**

#Annualized
+See the amendment to Section 1.3(H) below in this Addendum
*Based on 85% of RSF in the Expansion Premises
**Based on 100% of RSF in the Expansion Premises"

7. As of the Expansion Commencement Date, the schedule for Monthly Rental Installments in Section 1.3(H) of the Lease is hereby deleted in its entirety and the following schedules shall be substituted therefor:

"H. Monthly Rental Installment:

For the Existing Premises:

Period	Monthly Rental Installment
Expansion Commencement Date – 10/31/13:	
(a)	$34,150.17*+
plus (b)	$ 2,930.53**
11/1/13 – 10/31/14	$43,107.20**
11/1/14 – 10/31/17	$45,706.87**
11/1/17 – 10/31/22	$47,243.03**

+ See Section 3.1 of the Lease
*Based on 85% of RSF in the Existing Premises
**Based on 100% of RSF in the Existing Premises

PLUS

For the Expansion Premises:

Period	Monthly Rental Installment
Expansion Commencement Date – 10/31/13:	$4,816.67*+
11/1/13 – 10/31/14	$5,666.67**
11/1/14 – 10/31/17	$6,033.33**
11/1/17 – 10/31/22	$6,250.00**

+Notwithstanding the foregoing with respect to the Expansion Premises, so long as Lessee is not in default under this Lease, Lessee shall be entitled to a partial abatement of Monthly Rental Installments for the Expansion Premises, in the amount of Four Thousand Eight Hundred Sixteen and 67/100 Dollars ($4,816.67) per month (the total of such amounts being the "Abated Expansion Base Rent"),

- 5 -

I/2780945.4 FINAL

from the Expansion Commencement Date through October 31, 2012 (the "Expansion Base Rent Abatement Period"). If Lessee defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, all Abated Expansion Base Rent shall immediately become due and payable. The payment by Lessee of the Abated Expansion Base Rent in the event of a default shall not limit or affect any of Lessor's other rights or remedies pursuant to this Lease or at law or in equity. During the Expansion Base Rent Abatement Period, only the Monthly Rental Installments for the Expansion Premises as indicated above shall be abated pursuant to this paragraph, and all Additional Rent and other costs and charges specified in this Lease for the Expansion Premises shall remain as due and payable pursuant to the provisions of this Lease. *Based on 85% of RSF in the Expansion Premises **Based on 100% of RSF in the Expansion Premises" 8. Effective from and after the Expansion Commencement Date, Section 1.3(K) of the Lease is hereby amended to read as follows: "K. Percentage of Excess Building Operating Expenses: 41.12%" 9. Effective from and after the Expansion Commencement Date, Section 1.3(L) of the Lease is hereby amended to read as follows: "L. Percentage of Excess Real Estate Taxes: 41.12%" 10. Section 1.3(P) of the Lease is hereby amended to replace the "with a copy to" address for Lessor with the following: "With a copy to: Gail Burlant, Esq. HDG Mansur New York LLC 575 Lexington Avenue, 4th Floor New York, New York 10022" 11. Section 11.1 ("Insurance - Rates") of the Lease is hereby amended to add the following to the end thereof: "Lessee shall carry such insurance as it deems adequate to fully protect it against loss or damage to its property by any casualty or peril included within the standard classification of "special cause of loss" or "all risk" coverage." 12. Section 14.1 ("Waiver of Subrogation") of the Lease is hereby amended in its entirety to read as follows: "Each of Lessor and Lessee agree to release the other party from any loss or damage to property insurable under the policies required by this Lease and that might arise by virtue of a fire or other casualty in or about the Demised Premises, and both parties agree that the insurance carried by either of them against loss or damage to property by fire or other •6" 1/2780945.4 PINAL casualty shall contain a clause or endorsement whereby the insurer permits waiver of rights of recovery prior to loss and waives all rights of subrogation." 13. Lessor and Lessee hereby represent to each other that they have dealt with no broker other than the Brokers in connection with this Addendum. Lessor shall be responsible for payment of any commissions that are payable to Lessor's Broker as a result of the transactions contemplated by this Addendum, as more parlioularly set forth in an agreement between Lessor and Lessor's Broker. Lessor's Broker shall be responsible for payment of any commissions that arc payable to Lessee's Broker as a result of the transactions contemplated by this Addendum. The parties hereby acknowledge, represent and warrant to each other that no broker or person, except for the Brokers, is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Addendum. Each party shall indemnify and hold the other harmless from any and all liability for the breach of any such representation and warranty on the indemnifying party's part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto because of any act, omission or statement of the indemnifying party or its employees or agents. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending such a claim. 14. To the extent not expressly amended, modified or supplemented hereby, all other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. The foregoing recitals are hereby incorporated into this Addendum and made a part hereof as though set forth herein verbatim. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Lease. In the event of an inconsistency between the terms and provisions contained in the Lease and those set forth in this Addendum, the terms and provisions of this Addendum shall control. This Addendum shall be construed without regard to any presumption or other rule that would require construction against the party causing this Addendum to be drafted. This Addendum may be executed by the parties on one or more counterparts, and by each of the parties on separate counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. 15. Lessor and Lessee hereby represent and warrant to one another that this Addendum is being executed by their duly authorized representatives. 16. This Addendum shall have no binding force or effect on either party unless and until each of the parties shall have executed this Addendum and submitted fully-executed counterparts hereof, bearing their respective signatures, to one another. 17. This Addendum is subject to Mortgagee's approval. Lessor shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within thirty (30) days, after the date hereof. In the event notice of disapproval by Mortgagee of this Addendum is received within thirty (30) days after the date hereof, this Addendum shall be null, void, and of no further force or effect. [Signatures begin on following page] 1/2780945.4 FINAL

IN WITNESS WHEREOF, the parties hereto have caused this Lease Addendum VI to be executed by their duly authorized representatives as of the Effective Date set forth above. Lessor: Lessee: PP INDIANAPOLISW PROJECT STONEGATE MORTGAGE CORPORATION, a/Delawarexorporation CORPORATION, an Ohio corporation BY: By:. C Thomas T. Kmiecikp/ice President (Signature) Its: (Printed Name and Title) Date: H/y, 21 j 2012 Date:. 2012 1/2780945.4 FINAL

EXHIBIT B-1

EXPANSION SPACE PLAN


1 Floor Plan
Stonegate Mortgage - First Floor
CARSON DESIGN ASSOCIATES
Indianapolis IN | Austin TX | San Antonio TX

B-1-1

I/2780945.4 FINAL

EXHIBIT C-l FINISH FEATURES Pricing Notes •it DATE May 7,20! I CARSON TO: RIckTrimpe CB Richard Ellis DESIGN ASSOCIATES 9229 DELEGATES ROW FROM; Julio Berry SUITE 250 PROJECT: Stoncgatc Mortgage The Precedent — Bldg. 74 INDIANAPOUSIN •4&240 9190 Priority Way West Drive First Floor Expansion 317.843.5979 TEL PRQJECTNO: 11020040 3I7.8'I3.5975 FAX COPIES TO: File, Erika Russell All Inrormatlon listed below Is pending tenant review. Pricing notes reference Stonegate Mortgage space plan dated 4-24-12. Centra] Notai: 1. All work Is assumed to be during normal business hours with the exception of any excessively noisy tasks. 2. Any questions or conflicting Information contained within this document should be addressed directly to Carson Design Associates. Demolition: 1. Where new construction or demolition occurs, patch and repair all surfaces as required to match adjacent surfaces. 2. Repair all celling grid where wall demolition has occurred. 3. Any plumbing being removed Is to be capped off at the floor or Inside the wall. 4. Remove all existing finishes in the space, unless otherwise noted. Prepare all surfaces to receive new finishes per the product manufacturers recommended Instructions. 5. Remove & patch all existing blank cover plates or holes on existing walls to remain If not reused. Walls: 1. Partitions to ceiling throughout unless otherwise noted. All partitions to eliminator track 2 'A" or 3-5/8" metal studs and one layer of 5/8"gypsum board on each side. 2. Provide Insulation Inside wall and 2'-0" each side of wall on celling In all new walls. 3. Provide blocking for vrall hung cabinetry at Kitchenette. 4. Provide blocking on one wall in Lobby for signage. C-l-I 1/2780945.4 FINAL

Pridng Notes Pogft 2 of 3 Door* & Hardwire; 1. Provide new building standard wood doors and frames throughout, unless noted otherwise. 2. Hardware Types a. Provide building standard passage sets throughout except as noted In Item b. b. Provide building standard lock sets for all Offices. e. All hardware and thresholds to meet ADA requirements. Flooring: 1. Provide upgraded carpet In Waiting area and Application rooms: Mfg: Shaw Style: Cross Stitch Color: 92750 Coco 2. Provide carpet In all Offices and Open OfficeArea (Bigelow, Style "Grldworks III" Mfff Bigelow Style: Grldworks III Colon 788? Paragon 3. Provide 4" vinyl base at all carpet, except as noted below. Install continuous lengths only. Mfg VPI Color; Bumc Umber A. Waiting area to have 6" wood base (birch, stained to match doors). Match profile on Third Floor. Reflected Celling Plan: 1. Existing celling grid and tile to remain. Repair grid and replace damaged celling tiles as needed 2. Price as alternate: Install new 2,x 2' celling grid and tiles throughout Lighting: 1. All lighting to be building standard 2x4 deep cell parabolic lighting except as noted below. Provide I light for every 75 square feet In each room per ASHRAE 90.1 2. Provide downilghts (fluorescent or LED) In Waldng area. 3. Provide (2) linear wall wash fixtures In Waltingarea. 4. Provide exit signs, emergency battery packs, life safety horns/strobes as required by Building Code. 5. Provide occupancy sensors as required by Code. Wall Rniihct: 1. Provide new paint throughout (up to 3 colors) except as noted below. Contractorto provide one base coat and two coats of top coat (eggshell finish). 2. Install vinyl wallcovering In Waiting area: Mfg: Vycon Distributor: MDC Style: Legacy Color: Cocoon (General wallcovering) and Steel Patina (accent wallcovering behind reception desk). Note: Use Quote Number •'10615471 for pricing of $12.19/LYD 3. Install vinyl vrallcovering In Application rooms: Mfg: Genon Distributor: MDC CARSON DESIGN ASSOCIATES C-l-2 r/2780945.4 FINAL

Pricing Notes Page 3 of 3

Style: Connection Texture
Color: Film Buff
Note: Use Quote Number 40615471 for pricing of $9.59/LYD

4. Install stone veneer as shown on Elevation A0.2, dated 4/24/12.
   Mfg: Realstone Systems
   Style: Shadowstone Panel
   Color: Terracotta

Millwork:

1. Kitchenette will have prefabricated maple wood cabinetry to match cabinetry on the Third Floor (Merillat, Style "Sutton Cliffs Arch", Finish "Sable").
2. Countertop in Kitchenette to be Corian.
3. Provide $7,500 allowance for built-in reception desk in Waiting area.

Electrical and Data:

1. Provide building standard fire alarm plates.
2. Provide convenience outlets throughout.
3. Reuse existing electrical devices where possible. Provide new as required to meet standard quantities listed below and to accommodate furniture and equipment shown on plan:

   a. Waiting area - 2 duplex outlets and 1 data at desk, 2 duplexes in seating area
   b. Application Rooms – 2 duplex outlets, 1 data.
   c. Modular workstations in Open Office area – basefeed in wall; no more than 4 workstations per circuit.
   d. Kitchenette – 2 duplex outlets (1 of which will be a GFI outlet).
   e. Offices – 2 duplex outlets, 1 data.
   f. Printer area – 2 duplex outlets, 2 data outlets

Mechanical:

Provide adequate heating/cooling in space per occupants in each area.

Plumbing:

1. Provide single bowl stainless steel sink in Kitchenette.
2. Provide copper line for coffeemaker in Kitchenette.

Sprinkler System:

1. Relocate existing heads to fit new wall layout. Provide new sprinkler heads as required.
2. All sprinkler locations to be determined by fire protection contractor.

Miscellaneous:

1. Appliances to be provided by tenant.
2. Repair/replace window blinds as required.
3. Furniture will be provided by tenant and is shown on plan for reference only.

CARSON DESIGN ASSOCIATES

C-1-3

I/2780945.4 FINAL

EXHIBIT C-2 APPROVED EXPANSION PLANS (to be attached) C-2-1 1/2780945.4 FINAL

EXHIBIT D-l FORM OF LETTER OF UNDERSTANDING This Letter of Understanding (this "Letter of Understanding") is made and entered into as of the day of 20 (the "Effective Date") by and between PP Indianapolis IV Project Corporation, a Delaware corporation ("Lessor") and Stonegate Mortgage Corporation, an Ohio corporation ("Lessee"). RECITALS: Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011, as amended by that certain Addendum dated , 2012 (the "Addendum" and collectively, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana, 46240, as more particularly described in said Lease (the "Demised Premises"). B. Lessor and Lessee wish to confirm certain matters pertaining to the Expansion Premises (as defined in the Addendum) as set forth in this Letter of Understanding. NOW, THEREFORE, Lessor and Lessee do hereby confinn and agree as follows: Lessor and Lessee do hereby declare and acknowledge that the Expansion Commencement Date was ., 2012. 2. Lessee hereby acknowledges and agrees that the cost of the Expansion Premises Work was Dollars ($ _) and that Exhibit G to the Lease is hereby revised to reflect such cost and Exhibit G attached to the Lease is hereby deleted in its entirety and Exhibit G attached hereto is substituted therefor. 3. Lessee hereby acknowledges that, effective as of , 2012, Lessee accepted the Expansion Premises for occupancy. Lessee hereby further acknowledges that the condition of the Demised Premises, including the Expansion Premises and the Expansion Premises Work (as defined in the Addendum) constructed thereon, is satisfactory and in conformity with the provisions of the Lease and the Approved Expansion Plans (as defined in the Addendum) in all respects, that Lessor has heretofore corrected any defects or omissions listed in any final inspection "punch-lisl" with respect to the Expansion Premises Work, and that, as of the date hereof. Lessor has fulfilled all of its obligations under the Lease. 4. The parties hereby acknowledge that the Lease, as supplemented by this Letter of Understanding, is in full force and effect and that this Letter of Understanding is hereby made a part of the Lease. [Signatures begin on following page.] D-l-1 1/2780945.4 FINAL

IN WITNESS WHEREOF, the parties have caused this Letter of Understanding to be executed by their duly authorized representatives as of the Effective Date. LESSOR: PP INDIANAPOLIS IV PROJECT CORPORATION a Delaware corporation By: Date: .,2012 Name Typed: Title: LESSEE: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Date: ^ 2012 Name Typed Title: D-l-2 1/2780945.4 FINAL

EXHIBIT G TERMINATION FEE SCHEDULE (to be attached to Letter of Understanding) G-l-1 1/2780945.4 FINAL

LEASE ADDENDUM II THIS LEASE ADDENDUM II (this "Addendum" or the "Second Addendum") is entered into as of ? , 2012 (the "Effective Date"), by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation ("Lessor"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee"). WITNESSETH THAT: WHEREAS, Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011 (the "Original Lease"), as amended by that certain Lease Addendum dated May 21, 2012 (the "First Addendum" and collectively with the Original Lease, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana 46240, as more particularly described in said Lease (the "Demised Premises"); and WHEREAS the parties hereto desire to expand the Demised Premises and to amend, modify and supplement the Lease as follows. NOW THEREFORE, in consideration of the mutual agreements set forth hereunder and under the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease shall be amended, modified and supplemented as follows as of the Effective Date unless otherwise noted. Lessee hereby acknowledges, confirms and agrees that, to Lessee's knowledge. Lessor has performed all of Lessor's obligations under the Lease, other than the Second Expansion Premises Work as contemplated in the First Addendum. The Demised Premises is hereby expanded by 14,005 rentable square feet (the "Second Expansion Premises"), as depicted and shown on Exhibit B-2 attached hereto and made a part hereof. Section 1.3(B) of the Lease is hereby amended to provide that the Demised Premises shall increase from a total of 32,360 rentable square feet to a total of 46,365 rentable square feet, to include the Second Expansion Premises. From and after the Second Expansion Commencement Date (as defined below). Section 1.3(B) of the Lease shall read as follows: "B. Demised Premises, (i) Suite 300 (also sometimes referred to as the "Existing Premises"), consisting of the entire third floor of the Building and containing approximately 28,360 rentable square feet ("RSF") of office space, as depicted and shown on Exhibit B attached hereto (meaning the Original Lease) and made a part hereof, (ii) Suite 120 on the first floor of the Building (also sometimes referred to as the "Expansion Premises"), containing approximately 4,000 RSF of office space, as depicted and shown on Exhibit B-l attached hereto (meaning the First Addendum) and made a part hereof, and (iii) Suite 100 on the first floor of the Building (also sometimes referred to as the "Second Expansion Premises"), containing approximately 14,005 RSF of office space, as depicted and shown in yellow on Exhibit B-2 attached hereto (meaning the Second Addendum) and made a part hereof, for a total of 46,365 RSF of office space." 1/2818946.3 FINAL

The "Second Expansion Commencement Date" shall be the later of (a) the date of substantial completion of the Second Expansion Premises Work (as defined below) or (b) December 1, 2012. zj. A new Section 2.7 is hereby added to the Lease to read as follows: "Section 2.7. Preparation of Second Expansion Premises. (a) Second Expansion Premises Work. Lessor agrees to perform and complete the work required of Lessor ("Second Expansion Premises Work") for preparation of the Second Expansion Premises for occupancy by Lessee, as a "turn-key" tenant improvement package (in accordance with Section 24.28(b)(iii)), said Second Expansion Premises Work to be based on the final space plan attached hereto as Exhibit B-2 (hereafter referred to as the "Second Expansion Space Plan"), and construction drawings to be provided by Lessee and agreed upon by Lessor and Lessee. Except as otherwise provided in the Second Expansion Space Plan or the Second Approved Expansion Plans (as defined below), the Second Expansion Premises Work shall include finish selections chosen from Lessor's building standard. Within ten (10) days after the Effective Date, Lessee shall submit plans and specifications for the Second Expansion Premises Work based on the Second Expansion Space Plan to Lessor for approval (the "Second Expansion Plans"). Within ten (10) days after Lessor's receipt of the Second Expansion Plans, Lessor shall notify Lessee of any failures of the Second Expansion Plans to meet with Lessor's approval. Lessee shall, within ten (10) days after receipt of any such notice, cause the Second Expansion Plans to be revised to the extent necessary to obtain Lessor's approval and to be resubmitted for Lessor's approval. When Lessor has approved the original or revised Second Expansion Plans, Lessor shall initial and return one (1) set of approved Second Expansion Plans (the "Second Approved Expansion Plans") to Lessee and they shall also be attached hereto as Exhibit C-3. Lessee shall be responsible for ensuring that the Second Approved Expansion Plans satisfy and comply with all applicable Laws, and Lessor shall have no responsibility or liability therefor. If Lessee requests any change, addition or alteration ("Additional Second Expansion Work") of the Second Expansion Space Plan or to the Second Approved Expansion Plans after the same have been finalized by the parties, including that any finish selections are made by Lessee that are not included in Lessor's building standard or in the Second Expansion Space Plan or the Second Approved Expansion Plans, and Lessor approves of such Additional Second Expansion Work, which approval Lessor agrees shall not be unreasonably withheld. Lessor shall promptly give Lessee an estimate of (i) the cost of such changes and (ii) the resulting delay in the delivery of the Second Expansion Premises to Lessee and a proposed change order for the Additional Second Expansion Work in the standard form then in use by Lessor. Within five (5) business days after receipt of such estimate and change order. Lessee shall give Lessor written notice whether Lessee elects to proceed with such Additional Second Expansion Work, and if so Lessee shall execute and deliver to Lessor such change order and shall pay to Lessor the entire cost of the Additional Second Expansion Work, as reflected in Lessor's estimate of such cost, and Lessor shall thereafter undertake such Additional Second Expansion Work. If Lessee fails to execute or deliver such change order and pay the 1/2818946.3 final entire cost of such Additional Second Expansion Work within such 5 business day period, then Lessor shall not be obligated to do any of the Additional Second Expansion Work and may proceed to do only the Second Expansion Premises Work, as specified in the Second Approved Expansion Plans. Delays in the performance of the Second Expansion Premises Work resulting from the failure of Lessee to comply with the provisions of this Section shall be deemed to be delays caused by Lessee. Except for (i) the Second Expansion Premises Work, (ii) all other work, upgrades or improvements that are the obligation of Lessor under the Lease, and (iii) any other provision of the Lease to the contrary, Lessee accepts the Second Expansion Premises in its "AS-IS" condition. (b) Early Entry Date. For up to seven (7) days prior to the substantial completion of the Second Expansion Premises Work, Lessee shall have the right and privilege of going onto the Second Expansion Premises to complete interior decoration work and otherwise complete preparation of the Second Expansion Premises for Lessee's occupancy; provided, however, that Lessee shall be responsible for the cost of any repairs to the Second Expansion Premises necessitated by damage caused by its occupancy of the Second Expansion Premises for the performance of the work described herein. Lessee's schedule for such work shall be communicated with Lessor in advance, who shall then have the right to reschedule such work to avoid interference with the Second Expansion Premises Work. Occupancy by Lessee prior to the Second Expansion Commencement Date shall be subject to all the terms and provisions of this Lease other than payment of Rent. (c) Lessee's Acceptance of the Second Expansion Premises. Upon substantial completion of the Second Expansion Premises Work as herein provided, Lessee shall execute a letter of understanding, substantially in the form attached hereto as Exhibit D-2. acknowledging (a) the Second Expansion Commencement Date, (b) the cost of the Second Expansion Premises Work and the substitution of a revised Exhibit G to include such cost, and (c) that Lessee has accepted the Second Expansion Premises for occupancy and that the condition of the Second Expansion Premises, including the Second Expansion Premises Work constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease and the Second Approved Expansion Plans in all respects, except for any defects or omissions as may be listed in any final inspection "punch-list". The "punch-list" shall be created during a final inspection at which Lessee or its designated representative is present. Lessor shall thereafter correct all such defects or omissions within thirty (30) days after execution of the letter of understanding; provided, however, that if any item on the "punch-list" is not capable of being cured or repaired within such thirty (30) day period. Lessor shall have such additional time as is necessary to complete the fix or repair provided Lessor is proceeding with reasonable diligence. Such letter of understanding shall become a part of this Lease. For purposes of this Lease, the terms "substantial completion," "substantially complete" and any logical derivations thereof with respect to the Second Expansion Premises Work shall mean completion of the Second Expansion Premises Work in substantial compliance with t/2818946.3 final the Second Approved Expansion Plans, to the extent necessary in order for Lessee to comfortably occupy and conduct normal business operations in the Second Expansion Premises (except for minor finish-out and "punch-list" items). If Lessee disagrees with Lessor's notice that indicates that the Second Expansion Premises Work has been substantially completed (except for minor finish-out and "punch-list" items), Lessee shall notify Lessor in writing of such disagreement within seven (7) days of receipt of such notice. If Lessee fails to dispute substantial completion and fails to execute the letter of understanding within seven (7) days of being notified by Lessor of substantial completion of the Second Expansion Premises Work, Lessee shall be deemed to have accepted the Second Expansion Premises in the manner described in this Section, even though the letter of understanding provided for herein may not have been executed by Lessee. If Lessee timely notifies Lessor of its disagreement with substantial completion, Lessor and Lessee, or their designated representatives, shall meet within seven (7) days in an attempt to resolve the disagreement. If Lessor and Lessee cannot agree upon a resolution, they shall select a mutually agreeable, licensed architect to determine whether or not substantial completion of the Second Expansion Premises Work has occurred, which determination shall be final. If the parties cannot agree upon an architect, they shall each select one, and the two selected architects will then select a third architect who shall make the determination. The fees of any mutually agreed upon architect, or if applicable, the third architect, shall be shared equally by Lessor and Lessee. The fees of each party's respective architect, if applicable, shall be borne by that party."

5. As of the Second Expansion Commencement Date, the schedule for Base Annual Rent in Section 1.3(G) of the Lease is hereby deleted in its entirety and the following schedules shall be substituted therefor:

"G. Base Annual Rent:

For the Existing Premises:

Period	PSF	Base Annual Rent #
Expansion Commencement Date – 10/31/13:		
a)	$17.00	$409,802.00*+
plus (b)	$ 1.24	$35,166.40**
11/1/13 – 10/31/14	$18.24	$517,286.40**
11/1/14 – 10/31/17	$19.34	$548,482.40**
11/1/17 – 10/31/22	$19.99	$566,916.40**

#Annualized
+ See Section 3.1 of the Lease
*Based on 85% of RSF in the Existing Premises
**Based on 100% of RSF in the Existing Premises

PLUS

For the Expansion Premises:

- 4 -

I/2818946.3 FINAL

Period	PSF	Base Annual Rent #
Expansion Commencement Date – 10/31/13:	$17.00	$57,800.00*+
11/1/13 – 10/31/14	$17.00	$68,000.00**
11/1/14 – 10/31/17	$18.10	$72,400.00**
11/1/17 – 10/31/22	$18.75	$75,000.00**

#Annualized
+See the amendment to Section 1.3(H) below with respect to the Expansion Premises
*Based on 85% of RSF in the Expansion Premises
**Based on 100% of RSF in the Expansion Premises

PLUS

For the Second Expansion Premises:

Period	PSF	Base Annual Rent #
Second Expansion Commencement Date – 10/31/13:	$17.00	$202,372.25*
11/1/13 – 10/31/14	$17.00	$238,085.00**
11/1/14 – 10/31/17	$18.10	$253,490.50**
11/1/17 – 10/31/22	$18.75	$262,593.75**

#Annualized
*Based on 85% of RSF in the Second Expansion Premises
**Based on 100% of RSF in the Second Expansion Premises"

6. As of the Second Expansion Commencement Date, the schedule for Monthly Rental Installments in Section 1.3(H) of the Lease is hereby deleted in its entirety and the following schedules shall be substituted therefor:

"H. Monthly Rental Installment:

For the Existing Premises:

Period	Monthly Rental Installment
Expansion Commencement Date – 10/31/13:	
(a)	$34,150.17*+
plus (b)	$ 2,930.53**
11/1/13 – 10/31/14	$43,107.20**
11/1/14 – 10/31/17	$45,706.87**
11/1/17 – 10/31/22	$47,243.03**

+ See Section 3.1 of the Lease
*Based on 85% of RSF in the Existing Premises

- 5 -

I/2818946.3 FINAL

**Based on 100% of RSF in the Existing Premises PLUS For the Expansion Premises: Period Monthly Rental Installment Expansion Commencement Date-10/31/13: $4,816.67*+ 11/1/13-10/31/14 $5,666.67** 11/1/14-10/31/17 $6,033.33** 11/1/17-10/31/22 $6,250.00** +Notwithstanding the foregoing with respect to the Expansion Premises, so long as Lessee is not in default under this Lease, Lessee shall be entitled to a partial abatement of Monthly Rental Installments for the Expansion Premises, in the amount of Four Thousand Eight Hundred Sixteen and 67/100 Dollars ($4,816.67) per month (the total of such amounts being the "Abated Expansion Base Rent"), from the Expansion Commencement Date through October 31, 2012 (the "Expansion Base Rent Abatement Period"). If Lessee defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, all Abated Expansion Base Rent shall immediately become due and payable. The payment by Lessee of the Abated Expansion Base Rent in the event of a default shall not limit or affect any of Lessor's other rights or remedies pursuant to this Lease or at law or in equity. During the Expansion Base Rent Abatement Period, only the Monthly Rental Installments for the Expansion Premises as indicated above shall be abated pursuant to this paragraph, and all Additional Rent and other costs and charges specified in this Lease for the Expansion Premises shall remain as due and payable pursuant to the provisions of this Lease. *Based on 85% of RSF in the Expansion Premises **Based on 100% of RSF in the Expansion Premises PLUS For the Second Expansion Premises: Period Monthly Rental Installment Second Expansion Commencement Date-10/31/13: $16,864.35* 11/1/13-10/31/14 $19,840.42** 11/1/14-10/31/17 $21,124.21** 11/1/17-10/31/22 $21,882.81** *Based on 85% of RSF in the Second Expansion Premises - 6 - t/2818946.3 final

**Based on 100% of RSF in the Second Expansion Premises" Effective from and after the Second Expansion Commencement Date, Section I.3(K) of the Lease is hereby amended to read as follows: "K. Percentage of Excess Building Operating Expenses: 58.92%" 8 Effective from and after the Second Expansion Commencement Date, Section 1.3(L) of the Lease is hereby amended to read as follows: "L. Percentage of Excess Real Estate Taxes: 58.92%" C) Lessor and Lessee hereby represent to each other that they have dealt with no broker other than the Brokers in connection with this Addendum. Lessor shall be responsible for payment of any commissions that are payable to Lessor's Broker as a result of the transactions contemplated by this Addendum, as more particularly set forth in an agreement between Lessor and Lessor's Broker. Lessor's Broker shall be responsible for payment of any commissions that are payable to Lessee's Broker as a result of the transactions contemplated by this Addendum. The parties hereby acknowledge, represent and warrant to each other that no broker or person, except for the Brokers, is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Addendum. Each party shall indemnify and hold the other harmless from any and all liability for the breach of any such representation and warranty on the indemnifying party's part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto because of any act, omission or statement of the indemnifying party or its employees or agents. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending such a claim. 10. To the extent not expressly amended, modified or supplemented hereby, all other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. The foregoing recitals are hereby incorporated into this Addendum and made a part hereof as though set forth herein verbatim. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Lease. In the event of an inconsistency between the terms and provisions contained in the Lease and those set forth in this Addendum, the terms and provisions of this Addendum shall control. This Addendum shall be construed without regard to any presumption or other rule that would require construction against the party causing this Addendum to be drafted. This Addendum may be executed by the parties on one or more counterparts, and by each of the parties on separate counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. 11. Lessor and Lessee hereby represent and warrant to one another that this Addendum is being executed by their duly authorized representatives. 12. This Addendum shall have no binding force or effect on either party unless and until each of the parties shall have executed this Addendum and submitted fully-executed counterparts hereof, bearing their respective signatures, to one another. 1/2818946.3 final

13. This Addendum is subject to Mortgagee's approval. Lessor shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within thirty (30) days, after the date hereof. In the event notice of disapproval by Mortgagee of this Addendum is received within thirty (30) days after the date hereof, this Addendum shall be null, void, and of no further force or effect. [Signatures begin on following page] 1/2818946.3 final

IN WITNESS WHEREOF, the parties hereto have caused this Lease Addendum VI to be executed by their duly authorized representatives as of the Effective Date set forth above. Lessor: Lessee: PP INDIANAPOLtS IV PROJECT STONEGATE MORTGAGE CORPORATION/a Delawarefcorporation CORPORATION, an Ohio corporation By:. By: Thomas/T. Kmieciie; Vice President (Signature) Its: JAHCS <j. fpT'OLc CCt) (Printed Name and Title) Date: ja, i , 2012 Date: , 2012 - 9 - 1/2818946.3 final

EXHIBIT B-2

SECOND EXPANSION SPACE PLAN


Exhibit 1
Stonegate Mortgage
9190 Priority Way West Dr
Indianapolis, IN
5/9/12
3,150 RSF
9/1/12
4,004 RSF
2/1/15
4,000 RSF
ASAP
14,005 RSF
10/1/12
Note: All dates are estimated construction start dates.
First Floor Plan
CARSON DESIGN ASSOCIATES

B-2-1

I/2818946.3 FINAL

EXHIBIT C-3 SECOND APPROVED EXPANSION PLANS (to be attached) C-3-1 1/2818946.3 final

EXHIBIT D-2 FORM OF LETTER OF UNDERSTANDING This Letter of Understanding (this "Letter of Understanding") is made and entered into as of the day of 20 (the "Effective Date") by and between PP Indianapolis IV Project Corporation, a Delaware corporation ("Lessor") and Stonegate Mortgage Corporation, an Ohio corporation ("Lessee"). RECITALS: /K. Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011, as amended by that certain Lease Addendum dated May 21, 2012 and as further amended by that certain Lease Addendum II dated ,2012 (the "Second Addendum" and collectively. the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana, 46240, as more particularly described in said Lease (the "Demised Premises"). g Lessor and Lessee wish to confirm certain matters pertaining to the Expansion Premises (as defined in the Addendum) as set forth in this Letter of Understanding. NOW, THEREFORE, Lessor and Lessee do hereby confirm and agree as follows: 1. Lessor and Lessee do hereby declare and acknowledge that the Second Expansion Commencement Date was ,2012. Lessee hereby acknowledges and agrees that the cost of the Second Expansion Premises Work was Dollars ($ ) and that Exhibit G to the Lease is hereby revised to reflect such cost and Exhibit G attached to the Lease is hereby deleted in its entirety and Exhibit G attached hereto is substituted therefor. Lessee hereby acknowledges that, effective as of , 2012, Lessee accepted the Second Expansion Premises for occupancy. Lessee hereby further acknowledges that the condition of the Demised Premises, including the Second Expansion Premises and the Second Expansion Premises Work (as defined in the Second Addendum) constructed thereon, is satisfactory and in conformity with the provisions of the Lease and the Second Approved Expansion Plans (as defined in the Second Addendum) in all respects, that Lessor has heretofore corrected any defects or omissions listed in any final inspection "punch-list" with respect to the Second Expansion Premises Work, and that, as of the date hereof, Lessor has fulfilled all of its obligations under the Lease. 4. The parties hereby acknowledge that the Lease, as supplemented by this Letter of Understanding, is in full force and effect and that this Letter of Understanding is hereby made a part of the Lease. [Signatures begin on following page.] D-2-1 1/2818946.3 final

IN WITNESS WHEREOF, the parties have caused this Letter of Understanding to be executed by their duly authorized representatives as of the Effective Date. LESSOR: PP INDIANAPOLIS IV PROJECT CORPORATION a Delaware corporation By: Date: , 2012 Name Typed: Title: LESSEE: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Date: 2012 Nai vped zX Lmciso Title: ^ ( cDo D-2-2 1/2818946.3 FINAL

EXHIBIT G TERMINATION FEE SCHEDULE (to be attached to Letter of Understanding) G-l 1/2818946.3 final

LEASE ADDENDUM IH THIS LEASE ADDENDUM III (this "Addendum" or the "Third Addendum") is entered into as of / , 2013 (the "Effective Date"), by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware coiporation ("Lessor"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee"). WITNESSETH THAT: WHEREAS, Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011 (the "Original Lease"), as amended by that certain Lease Addendum dated May 21, 2012 (the "First Addendum"), and as further amended by that certain Lease Addendum II dated July 2, 2012 (the "Second Addendum" and collectively with the Original Lease and the First Addendum, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana 46240, as more particularly described in said Lease (the "Demised Premises"); and WHEREAS the parties hereto desire to expand the Demised Premises and to amend, modify and supplement the Lease as follows. NOW THEREFORE, in consideration of the mutual agreements set forth hereunder and under the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease shall be amended, modified and supplemented as follows as of the Effective Date unless otherwise noted. 1. Lessee hereby acknowledges, confirms and agrees that, to Lessee's knowledge. Lessor has performed all of Lessor's obligations under the Lease, including without limitation the Expansion Premises Work as contemplated in the First Addendum and the Second Expansion Premises Work as contemplated in the Second Addendum. 2, The Demised Premises is hereby expanded by a total of 27,916 rentable square feet which is also the entirety of the second floor of the Building (collectively, the "Third Expansion Premises"), to be accomplished in three phases as depicted and shown on Exhibit B-3 attached hereto and made a part hereof. "Phase I of the Third Expansion Premises" shall consist of 4,374 rentable square feet. "Phase II of the Third Expansion Premises " shall consist of 13,115 rentable square feet. "Phase III of the Third Expansion Premises " shall consist of 10,427 rentable square feet. Section 1.3(B) of the Lease is hereby amended to provide that upon substantial completion of the Third Expansion Premises Work (as defined below) for each of the three phases, the Demised Premises shall increase from a total of 46,365 rentable square feet by the number of rentable square feet in each phase, provided that such expansion and such amendment of Section 1.3(B) of the Lease shall be accomplished as follows. (a) From and after the Third Expansion Commencement Date for Phase I (as defined below), Section 1.3(B) of the Lease shall read as follows: "B. Demised Premises, (i) Suite 300 (also sometimes referred to as the "Existing Premises"), consisting of the entire third floor of the Building and containing approximately 28,360 rentable square feet ("RSF") of office space, as depicted 1/2857652.6 FINAL and shown on Exhibit B attached hereto (meaning the Original Lease) and made a part hereof, (ii) Suite 120 on the first floor of the Building (also sometimes referred to as the "Expansion Premises"), containing approximately 4,000 RSF of office space, as depicted and shown on Exhibit B-l attached hereto (meaning the First Addendum) and made a part hereof, (iii) Suite 100 on the first floor of the Building (also sometimes referred to as the "Second Expansion Premises"), containing approximately 14,005 RSF of office space, as depicted and shown in yellow on Exhibit B-2 attached hereto (meaning the Second Addendum) and made a part hereof, and (iv) that portion of the second floor of the Building (also sometimes referred to as "Phase I of the Third Expansion Premises") containing approximately 4,374 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, for a total of 50,739 RSF of office space." (b) From and after the Third Expansion Commencement Date for Phase II (as defined below), Section 1.3(B) of the Lease shall read as follows: "B. Demised Premises, (i) Suite 300 (also sometimes referred to as the "Existing Premises"), consisting of the entire third floor of the Building and containing approximately 28,360 rentable square feet ("RSF") of office space, as depicted and shown on Exhibit B attached hereto (meaning the Original Lease) and made a part hereof, (ii) Suite 120 on the first floor of the Building (also sometimes referred to as the "Expansion Premises"), containing approximately 4,000 RSF of office space, as depicted and shown on Exhibit B-l attached hereto (meaning the First Addendum) and made a part hereof, (iii) Suite 100 on the first floor of the Building (also sometimes referred to as the "Second Expansion Premises"), containing approximately 14,005 RSF of office space, as depicted and shown in yellow on Exhibit B-2 attached hereto (meaning the Second Addendum) and made a part hereof, and (iv) that portion of the second floor of the Building (also sometimes referred to as "Phase I of the Third Expansion Premises") containing approximately 4,374 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, and (v) that portion of the second floor of the Building (also sometimes referred to as "Phase II of the Third Expansion Premises") containing approximately 13,115 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, for a total of 63,854 RSF of office space." (c) From and after the Third Expansion Commencement Date for Phase III (as defined below), Section 1.3(B) of the Lease shall read as follows: "B. Demised Premises, (i) Suite 300 (also sometimes referred to as the "Existing Premises"), consisting of the entire third floor of the Building and containing approximately 28,360 rentable square feet ("RSF") of office space, as depicted and shown on Exhibit B attached hereto (meaning the Original Lease) and made a part hereof, (ii) Suite 120 on the first floor of the Building (also sometimes referred to as the "Expansion Premises"), containing approximately 4,000 RSF of office space, as depicted and shown on Exhibit B-l attached hereto (meaning the First Addendum) and made a part hereof, (iii) Suite 100 on the first floor of the 1/2857652.6 FINAL

Building (also sometimes referred to as the "Second Expansion Premises"), containing approximately 14,005 RSF of office space, as depicted and shown in yellow on Exhibit B-2 attached hereto (meaning the Second Addendum) and made a part hereof, and (iv) that portion of the second floor of the Building (also sometimes referred to as "Phase I of the Third Expansion Premises") containing approximately 4,374 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, (v) that portion of the second floor of the Building (also sometimes referred to as "Phase n of the Third Expansion Premises") containing approximately 13,115 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, and (vi) that portion of the second floor of the Building (also sometimes referred to as "Phase III of the Third Expansion Premises") containing approximately 10,427 RSF of office space, as depicted and shown on Exhibit B-3 attached hereto and made a part hereof, for a total of 74,281 RSF of office space. Phase I of the Third Expansion Premises, Phase II of the Third Expansion Premises and Phase III of the Third Expansion Premises are also identified collectively as Suite 200 of the Building and as the "Third Expansion Premises"." The parties acknowledge and agree that the Expansion Commencement Date occurred on August 1, 2012 and that the Second Expansion Commencement Date occurred on December 1, 2012. 4 The "Third Expansion Commencement Date for Phase I" or "Phase I Commencement Date" shall be the date of substantial completion of the Third Expansion Premises Work (as defined below) for Phase I of the Third Expansion Premises. The "Third Expansion Commencement Date for Phase 11" or "Phase II Commencement Date" shall be the date of substantial completion of the Third Expansion Premises Work for Phase II of the Third Expansion Premises. 6. The "Third Expansion Commencement Date for Phase III" or "Phase III Commencement Date" shall be the date of substantial completion of the Third Expansion Premises Work for Phase III of the Third Expansion Premises. Section 1.3(P) of the Lease is hereby amended to update the Lessor's notice addresses to read as follows: "Notices to Lessor: PP Indianapolis IV Project Corporation c/o CBRE Global Investors, LLC 515 S. Flower Street, Suite 3100 Los Angeles, CA 90071 Attn: Gavin Hinze, Senior Director With a copy to: PP Indianapolis IV Project Corporation c/o CBRE Global Investors, LLC 515 S. Flower Street, Suite 3100 Los Angeles, CA 90071 1/2857652.6 FINAL

Attn: Legal Department And a copy to: Ice Milier LLP One American Square, Suite 2900 Indianapolis, IN 46282 Attn: Aaron J. Dixon" 8. A new Section 2.8 is hereby added to the Lease to read as follows: "Section 2.8. Preparation of Third Expansion Premises. (a) Third Expansion Premises Work. Lessor agrees to perform and complete the work required of Lessor ("Third Expansion Premises Work") for preparation of each phase of the Third Expansion Premises for occupancy by Lessee, each as a "turn-key" tenant improvement package (each phase of said Third Expansion Premises Work to be based on the fmal space plan attached hereto as Exhibit B-4 (the "Third Expansion Space Plan"), and construction drawings to be provided by Lessee and agreed upon by Lessor and Lessee. Except as otherwise provided in the Third Expansion Space Plan or the Third Approved Expansion Plans (as defined below), the Third Expansion Premises Work for each phase shall include finish selections that are consistent with the existing finish for the Existing Premises. On or before February 28, 2013, Lessee shall submit plans and specifications for all phases of Third Expansion Premises Work, based on the Third Expansion Space Plan, to Lessor for approval (the "Third Expansion Plans"). Within ten (10) days after Lessor's receipt of the Third Expansion Plans, Lessor shall notify Lessee of any failures of the Third Expansion Plans to meet with Lessor's approval, which shall include a detailed description for the reason of such disapproval. Lessee shall, within ten (10) days after receipt of any such notice, cause the Third Expansion Plans to be revised to the extent necessary to obtain Lessor's approval and to be resubmitted for Lessor's approval. When Lessor has approved the original or revised Third Expansion Plans, Lessor shall initial and return one (1) set of approved Third Expansion Plans (the "Third Approved Expansion Plans") to Lessee and they shall also be attached hereto as Exhibit C-4. Lessee shall be responsible for ensuring that the Third Approved Expansion Plans satisfy and comply with all applicable Laws, and Lessor shall have no responsibility or liability therefor. Lessor shall not disapprove the Third Expansion Plans if they are consistent with the build out of the Existing Premises. If Lessee requests any change, addition or alteration ("Additional Third Expansion Work") of the Third Expansion Space Plan or to the Third Approved Expansion Plans after the same have been finalized by the parties, including any finish selections made by Lessee that are not included in Lessor's building standard, the Existing Premises, the Third Expansion Space Plan or the Third Approved Expansion Plans, and Lessor approves of such Additional Third Expansion Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall promptly give Lessee an estimate of (y) the cost of such changes and (z) the resulting delay in the delivery of any phase of the Third Expansion Premises to Lessee and a proposed change order for the • 4 - 1/2857652.6 FINAL

Additional Third Expansion Work in the standard form then in use by Lessor. Within five (5) business days after receipt of such estimate and change order, Lessee shall give Lessor written notice whether Lessee elects to proceed with such Additional Third Expansion Work, and if so Lessee shall execute and deliver to Lessor such change order and shall pay to Lessor the entire cost of the Additional Third Expansion Work, as reflected in Lessor's estimate of such cost, and Lessor shall thereafter undertake such Additional Third Expansion Work. If Lessee fails to execute or deliver such change order and pay the entire cost of such Additional Third Expansion Work within such 5 business day period, then Lessor shall not be obligated to do any of the Additional Third Expansion Work and may proceed to do only the Third Expansion Premises Work, as specified in the Third Approved Expansion Plans. Delays in the performance of the Third Expansion Premises Work for any phase resulting from the failure of Lessee to comply with the provisions of this Section shall be deemed to be delays caused by Lessee. Lessor shall use commercially reasonable efforts to start construction on the following dates: as to Phase I, as soon as possible after March 1, 2013 (subject to the time reasonably required for approval, permitting and bidding of the Third Expansion Plans after receipt from Lessee); as to Phase II, on August 1, 2013, and as to Phase III, on October 1, 2013, which construction start dates are subject to any delays caused by (i) Lessee or its agents or employees, (ii) Events of Force Majeure, and (iii) any of the following: (A) as to Phase I, the failure of existing tenant NICO Corporation to vacate Phase I of the Third Expansion Premises on or before the latest expiration of its lease on February 28, 2013; provided, however, that in such event Lessor shall take timely steps to commence eviction proceedings against NICO Corporation, including the filing of a claim for eviction in the applicable Marion County Circuit or Superior Court; (B) as to Phase II, the failure of existing tenant Turner Construction Company to vacate Phase II of the Third Expansion Premises on or before the expiration of its lease on July 31, 2013; provided, however, that in such event Lessor shall take timely steps to commence eviction proceedings against Turner Construction Company, including the filing of a claim for eviction in the applicable Marion County Circuit or Superior Court. (C) as to Phase III, the failure of existing tenant EMC Corporation to vacate Phase III of the Third Expansion Premises on or before the expiration of its lease on September 30, 2013; provided, however, that in such event Lessor shall take timely steps to commence eviction proceedings against EMC Coiporation, including the filing of a claim for eviction in the applicable Marion County Circuit or Superior Court. In the event that construction of any phase of the Third Expansion Premises Work should not commence on the target date for such phase as listed above for any reason, including holding over by a prior tenant. Lessor shall not be liable for any claims, damages, or liabilities in connection therewith or by any reason thereof, but shall keep Lessee apprised of any expected delays caused by any such holdover by prior tenants. 1/2857652.6 FINAL

Except for (1) the Third Expansion Premises Work applicable to each of Phase I, Phase II and Phase III, respectively, (2) all other work, upgrades or improvements that are the obligation of Lessor under the Lease, and (3) any other provision of the Lease to the contrary, Lessee accepts each of Phase I, Phase II and Phase III, respectively, of the Third Expansion Premises in its "AS-IS" condition. (b) Early Entry Date, For up to seven (7) days prior to the substantial completion of the Third Expansion Premises Work for each phase. Lessee shall have the right and privilege of going onto such phase of the Third Expansion Premises to complete interior decoration work and otherwise complete preparation of such phase of the Third Expansion Premises for Lessee's occupancy; provided, however, that Lessee shall be responsible for the cost of any repair's to such phase of the Third Expansion Premises necessitated by damage caused by its occupancy of such phase of the Third Expansion Premises for the performance of the work described herein. Lessee's schedule for such work shall be communicated with Lessor in advance, who shall then have the right to reschedule such work to avoid interference with the Third Expansion Premises Work. Occupancy by Lessee of any phase of the Third Expansion Premises prior to the Third Expansion Commencement Date for such phase of the Third Expansion Premises shall be subject to all the terms and provisions of this Lease other than payment of Rent. (c) Lessee's Acceptance of the Third Expansion Premises. Upon substantial completion of each phase of the Third Expansion Premises Work as herein provided, Lessee shall execute a letter of understanding, substantially in the form attached hereto as Exhibit D-3, acknowledging (a) the Third Expansion Commencement Date for that phase, (b) the cost of the Third Expansion Premises Work for that phase and the substitution of a revised Exhibit G to include such cost for such phase, and (c) that Lessee has accepted that phase of the Third Expansion Premises for occupancy and that the condition of that phase of the Third Expansion Premises, including the Third Expansion Premises Work constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease and the Third Approved Expansion Plans for that phase in all respects, except for any defects or omissions as may be listed in any final inspection "punch-list". The "punch-list" for each phase shall be created during a final inspection of such phase at which Lessee or its designated representative is present. Lessor shall thereafter correct all such defects or omissions for that phase within thirty (30) days after execution of the letter of understanding for that phase; provided, however, that if any item on the "punch-list" is not capable of being cured or repaired within such thirty (30) day period, Lessor shall have such additional time as is necessary to complete the fix or repair provided Lessor is proceeding with reasonable diligence, Such letter of understanding shall become a part of this Lease. For purposes of this Lease, the terms "substantial completion," "substantially complete" and any logical derivations thereof with respect to each phase of the Third Expansion Premises Work shall mean completion of such phase of the Third Expansion Premises Work in substantial compliance with the Third Approved Expansion Plans for such phase, to the extent necessary in order for Lessee to comfortably occupy and conduct normal business operations in such phase of the Third Expansion Premises (except for minor finish-out and "punch-list" items). If Lessee disagrees with Lessor's notice that indicates that such phase of the Third Expansion Premises Work has been substantially completed (except for minor finish-out - 6 - 1/2857652.6 FINAL and "punch-list" items), Lessee shall notify Lessor in writing of such disagreement within seven (7) days of receipt of such notice. If Lessee fails to dispute substantial completion and fails to execute the letter of understanding within seven (7) days of being notified by Lessor of substantial completion of such phase of the Third Expansion Premises Work, Lessee shall be deemed to have accepted such phase of the Third Expansion Premises in the manner described in this Section, even though the letter of understanding provided for herein may not have been executed by Lessee. If Lessee timely notifies Lessor of its disagreement with substantial completion, Lessor and Lessee, or their designated representatives, shall meet within seven (7) days in an attempt to resolve the disagreement. If Lessor and Lessee cannot agree upon a resolution, they shall select a mutually agreeable, licensed architect to determine whether or not substantial completion of such phase of the Third Expansion Premises Work has occurred, which determination shall be final. If the parties cannot agree upon an architect, they shall each select one, and the two selected architects will then select a third architect who shall make the determination. The fees of any mutually agreed upon architect, or if applicable, the third architect, shall be shared equally by Lessor and Lessee. The fees of each party's respective architect, if applicable, shall be borne by that party."

9. As of the Third Expansion Commencement Date for Phase I, the following shall be added to the schedule for Base Annual Rent in Section 1.3(G) of the Lease:

"PLUS

For Phase I of the Third Expansion Premises:

Period	PSF	Base Annual Rent #
Phase I Commencement Date – 10/31/13:	$17.00	$63,204.30*
11/1/13 - 10/31/14	$17.00	$74,358.00**
11/1/14 – 10/31/17	$18.10	$79,169.40**
11/1/17 – 10/31/22	$18.75	$82,012.50**

#Annualized
*If applicable, based on 85% of RSF in Phase I of the Third Expansion Premises
**Based on 100% of RSF in Phase I of the Third Expansion Premises"

10. As of the Third Expansion Commencement Date for Phase II, the following shall be added to the schedule for Base Annual Rent in Section 1.3(G) of the Lease:

"PLUS

For Phase II of the Third Expansion Premises:

Period	PSF	Base Annual Rent #
Phase II Commencement Date – 10/31/13:	$17.00	$189,511.75*
11/1/13 - 10/31/14	$17.00	$222,955.00**

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I/2857652.6 FINAL

11/1/14 – 10/31/17	$18.10	$237,381.50**
11/1/17 – 10/31/22	$18.75	$245,906.25**

#Annualized
*If applicable, based on 85% of RSF in Phase II of the Third Expansion Premises
**Based on 100% of RSF in Phase II of the Third Expansion Premises
(* and ** - Tenant hereby acknowledges that the Phase II Commencement Date may occur after 11/1/13)"

11. As of the Third Expansion Commencement Date for Phase III, the following shall be added to the schedule for Base Annual Rent in Section 1.3(G) of the Lease:

"PLUS

For Phase III of the Third Expansion Premises:

Period	PSF	Base Annual Rent #
Phase III Commencement Date – 10/31/13:	$17.00	$150,670.15*
11/1/13 - 10/31/14	$17.00	$177,259.00**
11/1/14 – 10/31/17	$18.10	$188,728.70**
11/1/17 – 10/31/22	$18.75	$195,506.25**

#Annualized
*If applicable, based on 85% of RSF in Phase III of the Third Expansion Premises
**Based on 100% of RSF in Phase III of the Third Expansion Premises
(* and ** - Tenant hereby acknowledges that Phase III Commencement Date may occur after 11/1/13)"

12. As of the Third Expansion Commencement Date for Phase I, the following shall be added to the schedule for Monthly Rental Installments in Section 1.3(H) of the Lease:

"PLUS

For Phase I of the Third Expansion Premises:

Period	Monthly Rental Installment
Phase I Commencement Date – 10/31/13:	$5,267.03*
11/1/13 - 10/31/14	$6,196.50**
11/1/14 – 10/31/17	$6,597.45**
11/1/17 – 10/31/22	$6,834.38**

*If applicable, based on 85% of RSF in Phase I of the Third Expansion Premises
**Based on 100% of RSF in Phase I of the Third Expansion Premises"

13. As of the Third Expansion Commencement Date for Phase II, the following shall be added to the schedule for Monthly Rental Installments in Section 1.3(H) of the Lease:

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I/2857652.6 FINAL

"PLUS For Phase II of the Third Expansion Premises: Period Monthly Rental Installment Phase II Commencement Date-10/31/13: $15,792.65* 11/1/13-10/31/14 $18,579.58** 11/1/14-10/31/17 $19,781.79** 11/1/17-10/31/22 $20,492.19** *If applicable, based on 85% of RSF in Phase II of the Third Expansion Premises **Based on 100% of RSF in Phase II of the Third Expansion Premises (* and ** - Tenant hereby acknowledges that the Phase II Commencement Date may occur after 11/1/13)" 14. As of the Third Expansion Commencement Date for Phase III, the following shall be added to the schedule for Monthly Rental Installments in Section 13(H) of the Lease: "PLUS For Phase III of the Third Expansion Premises: Period Monthly Rental Installment Phase III Commencement Date-10/31/13: $12,555.85* 11/1/13-10/31/14 $14,771.58** 11/1/14-10/31/17 $15,727.39** 11/1/17-10/31/22 $16,292.19** *If applicable, based on 85% of RSF in Phase III of the Third Expansion Premises **Based on 100% of RSF in Phase III of the Third Expansion Premises (* and ** - Tenant hereby acknowledges that the Phase III Commencement Date may occur after 11/1/13)" 15. Section 1.3(1) of the Lease is hereby amended to read as follows: "I. Base Year for Real Estate Taxes: Existing Premises, Expansion Premises and Second Expansion Premises: 2011 Third Expansion Premises (all phases): 2013" 16. Section 1.3(J) of the Lease is hereby amended to read as follows: "J. Base Year for Building Operating Expenses: - 9 - 1/2857652.6 FINAL

Existing Premises, Expansion Premises and Second Expansion Premises'. 2011 Third Expansion Premises (all phases): 2013" 17. Section 1.3(K) of the Lease is hereby amended to read as follows: "K. Percentage of Excess Building Operating Expenses (with respect to the Existing Premises, Expansion Premises and Second Expansion Premises): 58.92% Percentage of Excess Building Operating Expenses (with respect to Phase I of the Third Expansion Premises): 5.51% Percentage of Excess Building Operating Expenses (with respect to Phase II of the Third Expansion Premises): 16.50% Percentage of Excess Building Operating Expenses (with respect to Phase III of the Third Expansion Premises): 12.79%" 18. Section 1.3(L) of the Lease is hereby amended to read as follows: "L. Percentage of Excess Real Estate Taxes (with respect to the Existing Premises, Expansion Premises and Second Expansion Premises): 58.92% Percentage of Excess Real Estate Taxes (with respect to Phase I of the Third Expansion Premises): 5.51% Percentage of Excess Real Estate Taxes (with respect to Phase II of the Third Expansion Premises): 16.50% Percentage of Excess Real Estate Taxes (with respect to Phase III of the Third Expansion Premises): 12.79%" 19. Section 24.31 of the Lease is hereby amended to add the following after the first sentence thereof: "Lessor shall designate (by marking "Reserved for Stonegate Guests" on the pavement), at Lessor's sole cost and expense, two (2) additional parking spaces (to be located in a mutually agreeable location on the north/west side of the Building next to the tree line) for the use of Lessee and its agents, contractors, visitors, and invitees." 20. Lessor and Lessee hereby represent to each other that they have dealt with no broker other than the Brokers in connection with this Addendum. Lessor shall be responsible for payment of any commissions that are payable to Lessor's Broker as a result of the transactions contemplated by this Addendum, as more particularly set forth in an agreement between Lessor and Lessor's Broker. Lessor's Broker shall be responsible for payment of any commissions that are payable to Lessee's Broker as a result of the transactions contemplated by this Addendum. The parties hereby acknowledge, represent and warrant to each other that no broker or person, except for the Brokers, is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Addendum. Each party shall indemnify and hold the other harmless from any and all liability for the breach of any such representation and warranty on the -10- 1/2857652.6 FINAL indemnifying party's part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto because of any act, omission or statement of the indemnifying party or its employees or agents. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending such a claim. 21. To the extent not expressly amended, modified or supplemented hereby, all other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. The foregoing recitals are hereby incorporated into this Addendum and made a part hereof as though set forth herein verbatim. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Lease. In the event of an inconsistency between the terms and provisions contained in the Lease and those set forth in this Addendum, the terms and provisions of this Addendum shall control. This Addendum shall be construed without regard to any presumption or other rule that would require constmction against the party causing this Addendum to be drafted. This Addendum may be executed by the parties on one or more counterparts, and by each of the parties on separate counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. 22. Lessor and Lessee hereby represent and wan-ant to one another that this Addendum is being executed by their duly authorized representatives. 23. This Addendum shall have no binding force or effect on either party unless and until each of the parties shall have executed this Addendum and submitted fully-executed counterparts hereof, bearing their respective signatures, to one another. 24. This Addendum is subject to Mortgagee's approval. Lessor shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within thirty (30) days, after the date hereof. In the event notice of disapproval by Mortgagee of this Addendum is received within thirty (30) days after the date hereof, this Addendum shall be null, void, and of no further force or effect. [Signatures begin on following page] -11 - 1/2857652.6 FINAL

IN WITNESS WHEREOF, the parties hereto have caused this Lease Addendum III to be executed by their duly authorized representatives as of the Effective Date set forth above. Lessor: Lessee: PP INDIANAPOLIS IV PROJECT STONEGATE MORTGAGE CORPORATION, a Delawa^eorp CORPORATION, an Ohio corporation By:. Bv: p" .aj (Signature) ECUTIVE VICE PRESIDENT Barbara A. Cutillo Its: Its: Chief Financial OffinRr (Printed Name and Title) (Printed Name and Title) By:. (Signature) Its: (Printed Name and Title) Date: „ 2013 Date: ,2013 -12- 1/2857652.6 FINAL

EXHIBIT B-3

THIRD EXPANSION SPACE PLAN SHOWING PHASES



Exhibit 1
Stonegate Mortgage
The Precendent - Bldg. 74
9190 Priority Way West Drive
Indianapolis, IN
12/20/12
Phase III
10,427 RSF
Start Construction 10/1/13
Phase II
13,115 RSF
Start Construction 8/1/13
Phase I
4,374 RSF
Start Construction 3/1/13
Phase Plan
CARSON DESIGN ASSOCIATES

B-3-1

I/2857652.6 FINAL

EXHIBIT B-4

THIRD EXPANSION SPACE PLAN


Exhibit 2
Stonegate Mortgage
The Precendent - Bldg. 74
9190 Priority Way West Drive
Indianapolis, IN
12/20/12
Stonegate Mortgage
27,916 RSF
Second Floor
Second Floor Overall
CARSON DESIGN ASSOCIATES

B-4-1

I/2857652.6 FINAL

EXHTBTT C-4 THIRD APPROVED EXPANSION PLANS (to be attached) C-4-1 1/2857652.6 FINAL

RXHTRTT n-3 FORM OF LETTER OF UNDERSTANDING - THIRD EXPANSION This Letter of Understanding (this "Letter of Understanding") is made and entered into as of the day of , 20 (the "Effective Date") by and between PP Indianapolis IV Project Corporation, a Delaware corporation ("Lessor") and Stonegate Mortgage Corporation, an Ohio corporation ("Lessee"). RECITALS: Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011, as amended by that certain Lease Addendum dated May 21, 2012, as further amended by that certain Lease Addendum II dated July 2, 2012, and as further amended by that certain Lease Addendum m dated ,2013 (the "Third Addendum" and collectively, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana, 46240, as more particularly described in said Lease (the "Demised Premises"). g Lessor and Lessee wish to confirm certain matters pertaining to the Third Expansion Premises (as defined in the Addendum) as set forth in this Letter of Understanding. NOW, THEREFORE, Lessor and Lessee do hereby confirm and agree as follows: 1. Lessor and Lessee do hereby declare and acknowledge that the Third Expansion Commencement Date [for Phase I [II][III]] was 201 . 2. Lessee hereby acknowledges and agrees that the cost of the Third Expansion Premises Work [for Phase I [II] [III]] was Dollars ($ ) and that Exhibit G to the Lease is hereby revised to reflect such cost and Exhibit G attached to the Lease is hereby deleted in its entirety and Exhibit G attached hereto is substituted therefor. Lessee hereby acknowledges that, effective as of , 201 , Lessee accepted [Phase I [II][III]] of the Third Expansion Premises for occupancy. Lessee hereby further acknowledges that the condition of the Demised Premises, including [Phase I [II][III]] of the Third Expansion Premises and the Third Expansion Premises Work [for Phase I [II][HI]] (as defined in the Third Addendum) constructed thereon, is satisfactory and in conformity with the provisions of the Lease and the Third Approved Expansion Plans [for Phase I [II][III]] (as defined in the Third Addendum) in all respects, that Lessor has heretofore corrected any defects or omissions listed in any final inspection "punch-list" with respect to the Third Expansion Premises Work [for Phase I [II][III]], and that, as of the date hereof, Lessor has fulfilled all of its obligations under the Lease. 4. The parties hereby acknowledge that the Lease, as supplemented by this Letter of Understanding, is in full force and effect and that this Letter of Understanding is hereby made a part of the Lease. [Signatures begin on following page.] D-3-1 1/2857652.6 FINAL

IN WITNESS WHEREOF, the parties have caused this Letter of Understanding to be executed by their duly authorized representatives as of the Effective Date. LESSOR: PP INDIANAPOLIS IV PROJECT CORPORATION a Delaware corporation By: Date: , 201 Name Typed: Title: By: Date: ,201 Name Typed: Title: LESSEE: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Date: , 201 Name Typed Title: * D-3-2 1/2857652.6 FINAL

EXTTTBTT G TERMINATION FEE SCHEDULE (to be attached to Letter of Understanding) G-l 1/2857652.6 FINAL

LEASE ADDENDUM IV

THIS LEASE ADDENDUM IV (this "Addendum" or the "Fourth Addendum") is entered into as of March 1, 2013 (the "Effective Date"), by and between PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation ("Lessor"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("Lessee").

WITNESSETH THAT:

WHEREAS, Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011 (the "Original Lease"), as amended by that certain Lease Addendum dated May 21, 2012 (the "First Addendum"), as further amended by that certain Lease Addendum II dated July 2, 2012 (the "Second Addendum"), and as further amended by that certain Lease Addendum III dated March 1, 2013 (the "Third Addendum" and collectively with the Original Lease, the First Addendum and the Second Addendum, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana 46240, as more particularly described in said Lease (the "Demised Premises"); and

WHEREAS the parties hereto desire to expand the Demised Premises and to amend, modify and supplement the Lease as follows.

NOW THEREFORE, in consideration of the mutual agreements set forth hereunder and under the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease shall be amended, modified and supplemented as follows as of the Effective Date unless otherwise noted.

1. Lessee hereby acknowledges, confirms and agrees that, to Lessee's knowledge, Lessor has performed all of Lessor's obligations under the Lease, other than the Third Expansion Premises Work as contemplated in the Third Addendum.

2. The Demised Premises is hereby expanded by 3,150 rentable square feet on the first floor of the Building (the "Fourth Expansion Premises"), as depicted and shown on Exhibit B-5 attached hereto and made a part hereof. Section 1.3(B) of the Lease is hereby amended to provide that upon substantial completion of the Fourth Expansion Premises Work (as defined below), the Demised Premises shall increase by 3,150 rentable square feet, provided that such amendment of Section 1.3(B) of the Lease shall be memorialized in the Letter of Understanding (as defined below), or by separate lease addendum at such time if requested by either party.

3. The "Fourth Expansion Commencement Date" shall be the date of substantial completion of the Fourth Expansion Premises Work (as defined below).

4. A new Section 2.9 is hereby added to the Lease to read as follows:

"Section 2.9. Preparation of Fourth Expansion Premises.

(a) Fourth Expansion Premises Work. Lessor agrees to perform and complete the work required of Lessor ("Fourth Expansion Premises Work") for preparation of the Fourth Expansion Premises for occupancy by Lessee, as a "turn-key" tenant improvement

I/3148254.2 -FINAL

package (to be based on the final space plan attached hereto as Exhibit B-5 (the "Fourth Expansion Space Plan"), and construction drawings to be provided by Lessee and agreed upon by Lessor and Lessee. Except as otherwise provided in the Fourth Expansion Space Plan or the Fourth Approved Expansion Plans (as defined below), the Fourth Expansion Premises Work shall include finish selections that are consistent with the existing finish for the Existing Premises. On or before February 28, 2013, Lessee shall submit plans and specifications for the Fourth Expansion Premises Work, based on the Fourth Expansion Space Plan, to Lessor for approval (the "Fourth Expansion Plans"). Within ten (10) days after Lessor's receipt of the Fourth Expansion Plans, Lessor shall notify Lessee of any failures of the Fourth Expansion Plans to meet with Lessor's approval, which shall include a detailed description for the reason of such disapproval. Lessee shall, within ten (10) days after receipt of any such notice, cause the Fourth Expansion Plans to be revised to the extent necessary to obtain Lessor's approval and to be resubmitted for Lessor's approval. When Lessor has approved the original or revised Fourth Expansion Plans, Lessor shall initial and return one (1) set of approved Fourth Expansion Plans (the "Fourth Approved Expansion Plans") to Lessee and they shall also be attached hereto as Exhibit C-5. Lessee shall be responsible for ensuring that the Fourth Approved Expansion Plans satisfy and comply with all applicable Laws, and Lessor shall have no responsibility or liability therefor. Lessor shall not disapprove the Fourth Expansion Plans if they are consistent with the build out of the Existing Premises. If Lessee requests any change, addition or alteration ("Additional Fourth Expansion Work") of the Fourth Expansion Space Plan or to the Fourth Approved Expansion Plans after the same have been finalized by the parties, including any finish selections made by Lessee that are not included in Lessor's building standard, the Existing Premises, the Fourth Expansion Space Plan or the Fourth Approved Expansion Plans, and Lessor approves of such Additional Fourth Expansion Work, which approval Lessor agrees shall not be unreasonably withheld, Lessor shall promptly give Lessee an estimate of (y) the cost of such changes and (z) the resulting delay in the delivery of the Fourth Expansion Premises to Lessee and a proposed change order for the Additional Fourth Expansion Work in the standard form then in use by Lessor. Within five (5) business days after receipt of such estimate and change order, Lessee shall give Lessor written notice whether Lessee elects to proceed with such Additional Fourth Expansion Work, and if so Lessee shall execute and deliver to Lessor such change order and shall pay to Lessor the entire cost of the Additional Fourth Expansion Work, as reflected in Lessor's estimate of such cost, and Lessor shall thereafter undertake such Additional Fourth Expansion Work. If Lessee fails to execute or deliver such change order and pay the entire cost of such Additional Fourth Expansion Work within such 5 business day period, then Lessor shall not be obligated to do any of the Additional Fourth Expansion Work and may proceed to do only the Fourth Expansion Premises Work, as specified in the Fourth Approved Expansion Plans. Delays in the performance of the Fourth Expansion Premises Work resulting from the failure of Lessee to comply with the provisions of this Section shall be deemed to be delays caused by Lessee. I/3148254.2-FINAL

Lessor shall use commercially reasonable efforts to start construction as soon as possible after March 1, 2013 (subject to the time reasonably required for approval, permitting and bidding of the Fourth Expansion Plans after receipt from Lessee), which construction start date is subject to any delays caused by (i) Lessee or its agents or employees, or (ii) Events of Force Majeure. In the event that construction of the Fourth Expansion Premises Work should not commence on the target date as listed above for any reason, including holding over by a prior tenant, Lessor shall not be liable for any claims, damages, or liabilities in connection therewith or by any reason thereof, but shall keep Lessee apprised of any expected delays caused by any such holdover by prior tenants. Except for (1) the Fourth Expansion Premises Work, (2) all other work, upgrades or improvements that are the obligation of Lessor under the Lease, and (3) any other provision of the Lease to the contrary, Lessee accepts the Fourth Expansion Premises in its "AS-IS" condition. (b) Early Entry Date. For up to seven (7) days prior to the substantial completion of the Fourth Expansion Premises Work, Lessee shall have the right and privilege of going onto the Fourth Expansion Premises to complete interior decoration work and otherwise complete preparation of the Fourth Expansion Premises for Lessee's occupancy; provided, however, that Lessee shall be responsible for the cost of any repairs to the Fourth Expansion Premises necessitated by damage caused by its occupancy of the Fourth Expansion Premises for the performance of the work described herein. Lessee's schedule for such work shall be communicated with Lessor in advance, who shall then have the right to reschedule such work to avoid interference with the Fourth Expansion Premises Work. Occupancy by Lessee of the Fourth Expansion Premises prior to the Fourth Expansion Commencement Date shall be subject to all the terms and provisions of this Lease other than payment of Rent. (c) Lessee's Acceptance of the Fourth Expansion Premises. Upon substantial completion of the Fourth Expansion Premises Work as herein provided, Lessee shall execute a letter of understanding, substantially in the form attached hereto as Exhibit D-4. acknowledging (i) the Fourth Expansion Commencement Date, (ii) the cost of the Fourth Expansion Premises Work and the substitution of a revised Exhibit G to include such cost, (iii) amendment of Section 1.3(B) of the Lease to include the Fourth Expansion Premises if requested by Lessor or Lessee, and (iv) that Lessee has accepted the Fourth Expansion Premises for occupancy and that the condition of the Fourth Expansion Premises, including the Fourth Expansion Premises Work constructed thereon, was at the time satisfactory and in conformity with the provisions of this Lease and the Fourth Approved Expansion Plans in all respects, except for any defects or omissions as may be listed in any final inspection "punch-list". The "punch-list" shall be created during a final inspection at which Lessee or its designated representative is present. Lessor shall thereafter correct all such defects or omissions within thirty (30) days after execution of the letter of understanding; provided, however, that if any item on the "punch-list" is not capable of being cured or repaired within such thirty (30) day period, Lessor shall have such additional time as is necessary to complete the fix or repair provided Lessor is proceeding with reasonable diligence. Such letter of understanding shall become a part I/3148254.2-FINAL of this Lease. For purposes of this Lease, the terms "substantial completion," "substantially complete" and any logical derivations thereof with respect to the Fourth Expansion Premises Work shall mean completion of the Fourth Expansion Premises Work in substantial compliance with the Fourth Approved Expansion Plans, to the extent necessary in order for Lessee to comfortably occupy and conduct normal business operations in the Fourth Expansion Premises (except for minor finish-out and "punch-list" items). If Lessee disagrees with Lessor's notice that indicates that the Fourth Expansion Premises Work has been substantially completed (except for minor finish-out and "punch-list" items), Lessee shall notify Lessor in writing of such disagreement within seven (7) days of receipt of such notice. If Lessee fails to dispute substantial completion and fails to execute the letter of understanding within seven (7) days of being notified by Lessor of substantial completion of the Fourth Expansion Premises Work, Lessee shall be deemed to have accepted the Fourth Expansion Premises in the manner described in this Section, even though the letter of understanding provided for herein may not have been executed by Lessee. If Lessee timely notifies Lessor of its disagreement with substantial completion, Lessor and Lessee, or their designated representatives, shall meet within seven (7) days in an attempt to resolve the disagreement. If Lessor and Lessee cannot agree upon a resolution, they shall select a mutually agreeable, licensed architect to determine whether or not substantial completion of the Fourth Expansion Premises Work has occurred, which determination shall be final. If the parties cannot agree upon an architect, they shall each select one, and the two selected architects will then select a third architect who shall make the determination. The fees of any mutually agreed upon architect, or if applicable, the third architect, shall be shared equally by Lessor and Lessee. The fees of each party's respective architect, if applicable, shall be borne by that party."

5. As of the Fourth Expansion Commencement Date, the following shall be added to the schedule for Base Annual Rent in Section 1.3(G) of the Lease:

"PLUS

For the Fourth Expansion Premises:

Period	PSF	Base Annual Rent #
Fourth Expansion Commencement Date – 10/31/13:	\$17.00	\$45,517.50*
11/1/13 - 10/31/14	\$17.00	\$53,550.00**
11/1/14 – 10/31/17	\$18.10	\$57,015.00**
11/1/17 – 10/31/22	\$18.75	\$59,062.50**

#Annualized

*If applicable, based on 85% of RSF in the Fourth Expansion Premises

**Based on 100% of RSF in the Fourth Expansion Premises"

6. As of the Fourth Expansion Commencement Date, the following shall be added to the schedule for Monthly Rental Installments in Section 1.3(H) of the Lease:

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I/3148254.2-FINAL

"PLUS

For the Fourth Expansion Premises:

Period	Monthly Rental Installment
Fourth Expansion Commencement Date – 10/31/13:	$3,793.13*
11/1/13 - 10/31/14	$4,462.50**
11/1/14 – 10/31/17	$4,751.25**
11/1/17 – 10/31/22	$4,921.88**

*If applicable, based on 85% of RSF in the Fourth Expansion Premises
**Based on 100% of RSF in the Fourth Expansion Premises"

7. Section 1.3(I) of the Lease is hereby amended to read as follows:

"I. Base Year for Real Estate Taxes:

Existing Premises, Expansion Premises and Second Expansion Premises: 2011
Third Expansion Premises (all phases) and Fourth Expansion Premises: 2013"

8. Section 1.3(J) of the Lease is hereby amended to read as follows:

"J. Base Year for Building Operating Expenses:

Existing Premises, Expansion Premises and Second Expansion Premises: 2011
Third Expansion Premises (all phases) and Fourth Expansion Premises: 2013"

9. Section 1.3(K) of the Lease is hereby amended to add the following to the end thereof:

"Percentage of Excess Building Operating Expenses (with respect to the Fourth Expansion Premises): 3.86%"

10. Section 1.3(L) of the Lease is hereby amended to add the following to the end thereof:

"Percentage of Excess Real Estate Taxes (with respect to the Fourth Expansion Premises): 3.86%"

11. Lessor and Lessee hereby represent to each other that they have dealt with no broker other than the Brokers in connection with this Addendum. Lessor shall be responsible for payment of any commissions that are payable to Lessor's Broker as a result of the transactions contemplated by this Addendum, as more particularly set forth in an agreement between Lessor and Lessor's Broker. Lessor's Broker shall be responsible for payment of any commissions that are payable to Lessee's Broker as a result of the transactions contemplated by this Addendum. The parties hereby acknowledge, represent and warrant to each other that no broker or person,

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I/3148254.2-FINAL

except for the Brokers, is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Addendum. Each party shall indemnify and hold the other harmless from any and all liability for the breach of any such representation and warranty on the indemnifying party's part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto because of any act, omission or statement of the indemnifying party or its employees or agents. Such indemnifying obligations shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending such a claim. 12. To the extent not expressly amended, modified or supplemented hereby, all other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. The foregoing recitals are hereby incorporated into this Addendum and made a part hereof as though set forth herein verbatim. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Lease. In the event of an inconsistency between the terms and provisions contained in the Lease and those set forth in this Addendum, the terms and provisions of this Addendum shall control. This Addendum shall be construed without regard to any presumption or other rule that would require construction against the party causing this Addendum to be drafted. This Addendum may be executed by the parties on one or more counterparts, and by each of the parties on separate counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. 13. Lessor and Lessee hereby represent and warrant to one another that this Addendum is being executed by their duly authorized representatives. 14. This Addendum shall have no binding force or effect on either party unless and until each of the parties shall have executed this Addendum and submitted fully-executed counterparts hereof, bearing their respective signatures, to one another. 15. This Addendum is subject to Mortgagee's approval. Lessor shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within thirty (30) days, after the date hereof. In the event notice of disapproval by Mortgagee of this Addendum is received within thirty (30) days after the date hereof, this Addendum shall be null, void, and of no further force or effect. [Signatures begin on following page] - 6 - 1/3148254.2-FINAL

IN WITNESS WHEREOF, the parties hereto have caused this Lease Addendum III to be executed by their duly authorized representatives as of the Effective Date set forth above.

Lessor:

PP INDIANAPOLIS IV PROJECT CORPORATION, a Delaware corporation

By: ____________________
(Signature) PAUL C. CHAPMAN

Its: EXECUTIVE VICE PRESIDENT
(Printed Name and Title)

By: ____________________
(Signature)

Its: ____________________
(Printed Name and Title)

Date: ____________________, 2013

Lessee:

STONEGATE MORTGAGE CORPORATION, an Ohio corporation

By: ____________________
(Signature) Barbara A. Cutillo

Its: Chief Financial Officer
(Printed Name and Title)

Date: 2/27, 2013

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I/3148254.2-FINAL

EXHIBIT B-5 FOURTH EXPANSION SPACE PLAN B-5-1 1/3148254.2 -FINAL

EXHIBIT C-5 FOURTH APPROVED EXPANSION PLANS (to be attached) C-5-1 1/3148254.2 -FINAL

EXHTBTT T)-4 FORM OF LETTER OF UNDERSTANDING - FOURTH EXPANSION This Letter of Understanding (this "Letter of Understanding") is made and entered into as of the day of 20 (the "Effective Date") by and between PP Indianapolis IV Project Corporation, a Delaware corporation ("Lessor") and Stonegate Mortgage Corporation, an Ohio corporation ("Lessee"). RECITALS: Lessor and Lessee are parties to a Lease Agreement dated May 24, 2011, as amended by that certain Lease Addendum dated May 21, 2012, as further amended by that certain Lease Addendum 11 dated July 2, 2012, as further amended by that certain Lease Addendum III dated , 2013, and as further amended by that certain Lease Addendum IV dated 2013 (the "Fourth Addendum" and collectively, the "Lease"), for office space in the building known as 9190 Priority Way West Drive, Indianapolis, Indiana, 46240, as more particularly described in said Lease (the "Demised Premises"). g Lessor and Lessee wish to confirm certain matters pertaining to the Fourth Expansion Premises (as defined in the Fourth Addendum) as set forth in this Letter of Understanding. NOW, THEREFORE, Lessor and Lessee do hereby confirm and agree as follows: 1. Lessor and Lessee do hereby declare and acknowledge that the Fourth Expansion Commencement Date was , 201_. 2. Lessee hereby acknowledges and agrees that the cost of the Fourth Expansion Premises Work was Dollars ($ ) and that Exhibit G to the Lease is hereby revised to reflect such cost and Exhibit G attached to the Lease is hereby deleted in its entirety and Exhibit G attached hereto is substituted therefor. Lessee hereby acknowledges that, effective as of 201 , Lessee accepted the Fourth Expansion Premises for occupancy. Lessee hereby further acknowledges that the condition of the Demised Premises, including the Fourth Expansion Premises and the Fourth Expansion Premises Work (as defined in the Fourth Addendum) constructed thereon, is satisfactory and in conformity with the provisions of the Lease and the Fourth Approved Expansion Plans (as defined in the Fourth Addendum) in all respects, that Lessor has heretofore corrected any defects or omissions listed in any final inspection "punch-list" with respect to the Fourth Expansion Premises Work, and that, as of the date hereof, Lessor has fulfilled all of its obligations under the Lease. 4 [optional if not done by separate addendum: From and after the Fourth Expansion Commencement Date, Section 1.3(B) of the Lease shall read as follows: [add appropriate language depending on timing and whether any phases of the Third Expansion Premises have been added by such time]. D-4-1 1/3148254.2 -FINAL

The parties hereby acknowledge that the Lease, as supplemented by this Letter of Understanding, is in full force and effect and that this Letter of Understanding is hereby made a part of the Lease. [Signatures begin on following page.] D-4-2 1/3148254.2 -FINAL

IN WITNESS WHEREOF, the parties have caused this Letter of Understanding to be executed by their duly authorized representatives as of the Effective Date. LESSOR: PP INDIANAPOLIS IV PROJECT CORPORATION a Delaware corporation By: Date: 201 Name Typed: Title: By: Date: , 201 Name Typed: Title: LESSEE: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: Date: , 201 Name Typed Title: * D-4-3 1/3148254.2 -FINAL

EXHIBIT G TERMINATION FEE SCHEDULE (to be attached to Letter of Understanding) G-l 1/3148254.2 -FINAL

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this "**Amendment**") is dated solely for reference purposes as of September 7, 2016, between PRECEDENT CO-INVESTOR, LLC, a Delaware limited liability company ("**Landlord**"), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation ("**Tenant**").

R E C I T A L S

A. Landlord's predecessor in title (PP Indianapolis IV Project Corporation) and Tenant entered into a certain Lease Agreement, dated as of May 24, 2011 (the "**Original Lease**"), as amended and supplemented by the following: (i) Lease Addendum, dated May 21, 2012; (ii) Lease Addendum II, dated July 2, 2012; (iii) Lease Addendum III, dated March 1, 2013; and (iv) Lease Addendum IV, dated March 1, 2013 (the Original Lease, as so amended and supplemented, the "**Lease**"). Under the terms of the Lease, Landlord leases to Tenant certain space (the "**Premises**") of the building commonly known as Building 74 of The Precedent Office Park located at 9190 Priority Way West Drive, Indianapolis, Indiana 46240 (the "**Building**").

B. The parties desire to amend the Lease to provide for (i) the short-term expansion of the Premises to include certain additional space on the first floor of the Building mutually stipulated to contain 4,084 rentable square feet and currently known as Suite 110 as outlined on the diagram attached as Exhibit A (the "**Temporary Expansion Premises**") on the terms and conditions set forth in this Amendment, and (ii) certain other agreements, all as set forth in and subject to the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized Terms; Effect of Amendment. All capitalized terms which are not specifically defined in this Amendment and which are defined in the Lease will have the same meaning for purposes of this Amendment as they have in the Lease. The Lease shall be amended only as specifically provided below. Except as specifically amended hereby, all of the terms, conditions, covenants and provisions of the Lease are hereby restated, reaffirmed, and re-ratified by Landlord and Tenant. The Lease, as amended and modified by this Amendment, shall remain in full force and effect, and for purposes of clarification, the terms of the Lease with respect to the Premises will be unchanged by this Amendment.

2. Temporary Expansion Premises. Effective as of September 15, 2016 (the "**Temporary Expansion Effective Date**") and ending on December 19, 2016 (subject to earlier termination by Landlord pursuant to the terms of this Section) (the "**Temporary Expansion Term**"), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Temporary Expansion Premises. Such lease will be on the terms and conditions of the Lease as amended by this Amendment, except that the gross Rent for the Temporary Expansion Premises will be equal to $10,000.00 for the duration of the Temporary Expansion Term (and Tenant will not be obligated to pay Tenant's Percentage of Excess Building Operating Expenses or Excess Real Estate Taxes with respect to the Temporary Expansion Premises). Such Rent in respect to the Temporary Expansion Premises will be due to Landlord along with Tenant's delivery of an executed copy of this Amendment. During the Temporary Expansion Term, Landlord is leasing the Temporary Expansion Premises to Tenant "AS IS" and "With All Faults", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability). Landlord will have no obligation to make any improvements or alterations whatsoever to the Temporary Space, or to provide any allowance therefor, and Tenant may not perform any leasehold improvements to the Temporary Space without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion except that Landlord will not unreasonably refuse to consent to Tenant's installation (at Tenant's sole cost) of voice/data cabling. On or before the last day of the Temporary Expansion Term, Tenant will deliver to Landlord possession of the Temporary Expansion Premises, having had the Temporary Expansion Premises professionally cleaned by such time (at Tenant's sole cost and expense), and with any and all voice/data cabling installed by Tenant removed at such time. Section 16.2 (Holdover) of the Original Lease will apply to Tenant's failure to vacate the Temporary Expansion Premises within the required time, except that the gross Rent during the holdover period will be $210.00 per day. Tenant may not sublease all or any portion of the Temporary Expansion Premises, and may not assign its rights to or interests in the Temporary Expansion Premises.

AmendA2 5th Precedent Stonegate 1

Notwithstanding anything in this Amendment to the contrary, Landlord shall have the option to terminate Tenant's lease of the Temporary Expansion Premises earlier than December 19, 2016 (but with at least 10 days' written notice to Tenant) in the event that Landlord has entered into an agreement to lease the Temporary Expansion Premises to another party. In such event, Tenant will surrender the Temporary Expansion Premises to Landlord in the condition set forth in the foregoing paragraph on such early termination date, and the gross Rent due for the Temporary Expansion Premises will be prorated accordingly (based on the actual number of days in the Temporary Expansion Term as terminated early, divided by 96 days (the number of days in the full anticipated Temporary Expansion Term)), with any prepaid Rent over such prorated amount payable back to Tenant by Landlord. Authority: Not Restricted. Landlord and Tenant each represent and warrant to the other that this Amendment has been duly authorized, executed and delivered by and on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OF AG's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage In any dealings or transaction or be otherwise associated with such persons or entities. Real Estate Brokers. Each party hereto hereby represents and warrants to the other that in connection with this Amendment, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for Jones Lang LaSalle Brokerage, Inc. (the "Broker"), and, to its knowledge no other broker initiated or participated in the negotiation of this Amendment, submitted or showed the applicable premises to Tenant or is entitled to any commission in connection with this Amendment. Each party hereto will indemnify, defend and hold harmless the other against any and all claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) in connection with any inaccuracy in such party's representation. Landlord hereby agrees that it will pay a commission to the Broker according to a separate agreement. 5, Stipulation. The Temporary Expansion Premises are stipulated for all purposes to contain the number of rentable square feet as set forth In this Amendment. Unless otherwise expressly provided herein, any statement of square footage set forth in this Amendment, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Amendment. Time of Essence. Time is of the essence of this Amendment. 8. No Offer. Submission of this instrument for examination or negotiation will not bind Landlord, and no obligation on the part of Landlord will arise until this Amendment is executed and delivered by both Landlord and Tenant. 9, Entire Agreement. This Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant relating to Tenant's lease of the Temporary Expansion Premises and the other matters provided for in this instrument. No prior or other agreement or understanding pertaining to such matters other than the Lease will be valid or of any force or effect. This Amendment may only be modified by an agreement in writing signed by Landlord and Tenant. 10. No Presumption. Landlord and Tenant understand, agree and acknowledge that (1) this Amendment has been freely negotiated by both parties, and (2) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Amendment or any of its terms or conditions, there will be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Amendment or any portion thereof. AtnenJA2 5lli Precedent Slonegale

11. fcleclronic Delivery. The parties agree that this agreement may be transmitted between them by facsimile machine or email. The parties intend that faxed or scanned signatures (such as, without limitation, scanned signatures in .pdf format) constitute original signatures and that a faxed or scanned agreement containing the signatures (original, faxed or scanned) of all the parties is binding on the parties. 12. Limitation on Liability. The liability of Landlord to Tenant under this Amendment will be limited as provided in Section 24.4 of the Original Lease, which Section is incorporated herein by reference as though fully set forth herein. 13. Lease in Full Force and Effect. As modified hereby, the Lease and all of the terms and provisions thereof remain in full force and effect and are incorporated herein as if herein fully recited. [remainder of this page left intentionally blank] AinendA2 5lh Precedent Stonegate 3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective and duly authorized officers, as applicable, as of the date first written above. Landlord: PRECEDENT CO-INVESTOR, LLC, a Delaware limited liability company By: Signature Its: CAj 0^ ^ kfUW ^ vP (Printed Name and Title) Tenant: STONEGATE MORTGAGE CORPORATION, an Ohio corporation By: . Signature( Its: %rrwif,u.r\ Av^ gsfeyfe- (P'nnted Nfime and Title) ArnenUA2 5th Precedent Slonegate S-1

Exhibit A

Temporary Expansion Premises Floor Plan

THE PRECEDENT

OFFICE PARK



Key Plan




The Precedent
36 Acre Lake
TRUE
NORTH

MANAGED & LEASED BY JLL

Suite 110
Building 74 - First Floor
9190 Priority Way West Dr.
Indianapolis, IN 46240

Available for Lease

05 August 2014
NOT TO SCALE
4,084 RSF

AmendA2 5th Precedent Stonegate

A-1

Exhibit B Diagram of the Premises Page 14 of 14

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